CITIGROUP MORTGAGE LOAN TRUST INC.
                                    Depositor


                               CITIMORTGAGE, INC.
                     Master Servicer and Trust Administrator

                                 CITIBANK, N.A.
          Paying Agent, Certificate Registrar and Authenticating Agent

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee

                    -----------------------------------------

                         POOLING AND SERVICING AGREEMENT
                            Dated as of March 1, 2005

                    -----------------------------------------

                       Mortgage Pass-Through Certificates

                                  Series 2005-1

                                TABLE OF CONTENTS
                                -----------------

SECTION                                                                                                        PAGE
-------                                                                                                        ----

ARTICLE I DEFINITIONS                                                                                             5

SECTION 1.01            Defined Terms.............................................................................5
SECTION 1.02            Allocation of Certain Interest Shortfalls................................................67

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES                                       67

SECTION 2.01            Conveyance of Mortgage Loans.............................................................67
SECTION 2.02            Acceptance of the Trust Fund by the Trustee..............................................71
SECTION 2.03            Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor..............72
SECTION 2.04            Reserved.................................................................................75
SECTION 2.05            Representations, Warranties and Covenants of the Master Servicer.........................75
SECTION 2.06            Issuance of the Certificates.............................................................77
SECTION 2.07            Conveyance of the REMIC Regular Interests; Acceptance of the Trust REMICs by the
                        Trustee..................................................................................77

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS                                                   78

SECTION 3.01            Master Servicer to Act as Master Servicer................................................78
SECTION 3.02            Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers...................80
SECTION 3.03            Successor Sub-Servicers..................................................................81
SECTION 3.04            Liability of the Master Servicer.........................................................82
SECTION 3.05            No Contractual Relationship Between Sub-Servicers and Trustee, Trust Administrator
                        or Certificateholders....................................................................82
SECTION 3.06            Assumption or Termination of Sub-Servicing Agreements by Trustee.........................82
SECTION 3.07            Collection of Certain Mortgage Loan Payments.............................................83
SECTION 3.08            Sub-Servicing Accounts...................................................................83
SECTION 3.09            Collection of Taxes, Assessments and Similar Items; Servicing Accounts...................84
SECTION 3.10            Collection Account and Distribution Account..............................................85
SECTION 3.11            Withdrawals from the Collection Account and Distribution Account.........................87
SECTION 3.12            Investment of Funds in the Collection Account and the Distribution Account...............89
SECTION 3.13            Maintenance of the Primary Mortgage Insurance Policies; Collections Thereunder...........90
SECTION 3.14            Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage...........91
SECTION 3.15            Enforcement of Due-On-Sale Clauses; Assumption Agreements................................93

SECTION 3.16            Realization Upon Defaulted Mortgage Loans................................................94
SECTION 3.17            Trustee to Cooperate; Release of Mortgage Files..........................................95
SECTION 3.18            Servicing Compensation...................................................................97
SECTION 3.19            Reports to the Trust Administrator; Collection Account Statements........................97
SECTION 3.20            Statement as to Compliance...............................................................98
SECTION 3.21            Independent Public Accountants' Servicing Report.........................................98
SECTION 3.22            Access to Certain Documentation..........................................................99
SECTION 3.23            Title, Management and Disposition of REO Property........................................99
SECTION 3.24            Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.........102
SECTION 3.25            Obligations of the Master Servicer in Respect of Monthly Payments.......................102

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS                                                                       103

SECTION 4.01             Distributions..........................................................................103
SECTION 4.02            Statements to Certificateholders........................................................109
SECTION 4.03            Remittance Reports; P&I Advances........................................................112
SECTION 4.04            Allocation of Extraordinary Trust Fund Expenses and Realized Losses.....................114
SECTION 4.05            Compliance with Withholding Requirements................................................117
SECTION 4.06            Commission Reporting....................................................................117
SECTION 4.07            Distributions and Allocations of Realized Losses on the REMIC II-A Regular
                        Interests and the REMIC III-A Regular Interests.........................................118

ARTICLE V THE CERTIFICATES                                                                                      119

SECTION 5.01            The Certificates........................................................................119
SECTION 5.02            Registration of Transfer and Exchange of Certificates...................................121
SECTION 5.03            Mutilated, Destroyed, Lost or Stolen Certificates.......................................126
SECTION 5.04            Persons Deemed Owners...................................................................126
SECTION 5.05            Certain Available Information...........................................................127

ARTICLE VI THE DEPOSITOR AND THE MASTER SERVICER                                                                127

SECTION 6.01            Liability of the Depositor and the Master Servicer......................................127
SECTION 6.02            Merger or Consolidation of the Depositor or the Master Servicer.........................127
SECTION 6.03            Limitation on Liability of the Depositor, the Master Servicer and Others................128
SECTION 6.04            Limitation on Resignation of the Master Servicer........................................129
SECTION 6.05            Rights of the Depositor in Respect of the Master Servicer...............................129

ARTICLE VII DEFAULT                                                                                             130

SECTION 7.01            Master Servicer Events of Default.......................................................130
SECTION 7.02            Trustee to Act; Appointment of Successor................................................132
SECTION 7.03            Notification to Certificateholders......................................................133
SECTION 7.04            Waiver of Master Servicer Events of Default.............................................134

                                                        ii

ARTICLE VIII CONCERNING THE TRUSTEE, THE TRUST ADMINISTRATOR, THE PAYING AGENT,
             THE CERTIFICATE REGISTRAR AND THE AUTHENTICATING AGENT

SECTION 8.01            Duties of Trustee, Trust Administrator and Others.......................................134
SECTION 8.02            Certain Matters Affecting the Trustee, the Trust Administrator and Others...............136
SECTION 8.03            Trustee, Trust Administrator and Others not Liable for Certificates or Mortgage
                        Loans...................................................................................138
SECTION 8.04            Trustee, Trust Administrator and Others May Own Certificates............................139
SECTION 8.05            Trustee's, Trust Administrator's, Paying Agent's, Authenticating Agent's,
                        Certificate Registrar's and Custodians' Fees and Expenses...............................139
SECTION 8.06            Eligibility Requirements for Trustee and Trust Administrator............................140
SECTION 8.07            Resignation and Removal of the Trustee and the Trust Administrator......................140
SECTION 8.08            Successor Trustee or Trust Administrator................................................142
SECTION 8.09            Merger or Consolidation of Trustee or Trust Administrator...............................142
SECTION 8.10            Appointment of Co-Trustee or Separate Trustee...........................................142
SECTION 8.11            [intentionally omitted].................................................................143
SECTION 8.12            Appointment of Office or Agency.........................................................143
SECTION 8.13            Representations and Warranties..........................................................144
SECTION 8.14            Appointment and Removal of Paying Agent, Authenticating Agent and Certificate
                        Registrar...............................................................................145
SECTION 8.15            No Trustee Liability for Actions or Inactions of Custodians.............................148

ARTICLE IX TERMINATION                                                                                          148

SECTION 9.01            Termination Upon Repurchase or Liquidation of the Mortgage Loans........................148
SECTION 9.02            Additional Termination Requirements.....................................................151

ARTICLE X REMIC PROVISIONS                                                                                      152

SECTION 10.01           REMIC Administration....................................................................152
SECTION 10.02           Prohibited Transactions and Activities..................................................156
SECTION 10.03           Master Servicer and Trust Administrator Indemnification.................................156

ARTICLE XI MISCELLANEOUS PROVISIONS                                                                             156

SECTION 11.01           Amendment...............................................................................156
SECTION 11.02           Recordation of Agreement; Counterparts..................................................158
SECTION 11.03           Limitation on Rights of Certificateholders..............................................158
SECTION 11.04           Governing Law...........................................................................159

SECTION 11.05           Notices.................................................................................159
SECTION 11.06           Severability of Provisions..............................................................160
SECTION 11.07           Notice to Rating Agencies...............................................................160
SECTION 11.08           Article and Section References..........................................................161
SECTION 11.09           Grant of Security Interest..............................................................161

EXHIBITS
--------

Exhibit A-1       Form of Class I-A1A Certificate
Exhibit A-2       Form of Class I-A1B Certificate
Exhibit A-3       Form of Class I-B1 Certificate
Exhibit A-4       Form of Class I-B2 Certificate
Exhibit A-5       Form of Class I-B3 Certificate
Exhibit A-6       Form of Class I-B4 Certificate
Exhibit A-7       Form of Class I-B5 Certificate
Exhibit A-8       Form of Class I-B6 Certificate
Exhibit A-9       Form of Class I-R Certificate
Exhibit A-10      Form of Class II-A1A Certificate
Exhibit A-11      Form of Class II-A1B Certificate
Exhibit A-12      Form of Class II-A2A Certificate
Exhibit A-13      Form of Class II-A2B Certificate
Exhibit A-14      Form of Class II-B1 Certificate
Exhibit A-15      Form of Class II-B2 Certificate
Exhibit A-16      Form of Class II-B3 Certificate
Exhibit A-17      Form of Class II-B4 Certificate
Exhibit A-18      Form of Class II-B5 Certificate
Exhibit A-19      Form of Class II-B6 Certificate
Exhibit A-20      Form of Class II-R Certificate
Exhibit A-21      Form of Class III-A1 Certificate
Exhibit A-22      Form of Class III-A2 Certificate
Exhibit A-23      Form of Class III-XS Certificate
Exhibit A-24      Form of Class III-PO Certificate
Exhibit A-25      Form of Class III-B1 Certificate
Exhibit A-26      Form of Class III-B2 Certificate
Exhibit A-27      Form of Class III-R Certificate
Exhibit B         [Reserved]
Exhibit C         [Reserved]
Exhibit D         Form of Mortgage Loan Purchase Agreement
Exhibit E         Request for Release
Exhibit F-1       Form of Transferor Representation Letter and Form of
                  Transferee Representation Letter in Connection with Transfer of the Private Certificates Pursuant to Rule 144A Under the
                  1933 Act
Exhibit F-2       Form of Transfer Affidavit and Agreement and Form of
                  Transferor Affidavit in Connection with Transfer of Residual
                  Certificates
Exhibit G         Form of Certification with respect to ERISA and the Code
Exhibit H         Form of Master Servicer Certification
Schedule 1        Mortgage Loan Schedule

                  This Pooling and Servicing Agreement, is dated and effective as of March 1, 2005, among CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor, CITIMORTGAGE, INC., as Master Servicer and Trust Administrator, CITIBANK, N.A. as Paying Agent, Certificate Registrar and Authenticating Agent and U.S. BANK NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I
                                     -------

         As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Group I Mortgage Loans and certain other related assets subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class I-R Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the Initial Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Classes of Certificates that evidence "regular interests" or "residual interests" in REMIC I.

                                                                 Latest
                                   Initial Certificate      Possible Maturity
  Designation  Pass-Through Rate    Principal Balance            Date(1)
  -----------  -----------------    -----------------       -----------------
Class I-A1A           (2)           $   74,845,000.00         November 2034
Class I-A1B           (2)           $    6,340,000.00         November 2034
Class I-B1            (2)           $    3,082,000.00         November 2034
Class I-B2            (2)           $    1,145,000.00         November 2034
Class I-B3            (2)           $      792,000.00         November 2034
Class I-B4            (2)           $      793,000.00         November 2034
Class I-B5            (2)           $      616,000.00         November 2034
Class I-B6            (2)           $      440,875.71         November 2034
Class I-R             (2)           $          100.00         November 2034


(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group I Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.

(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

                                   REMIC II-A
                                   ----------

         As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Group II Mortgage Loans and certain other related assets subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II-A". The Class R-IIA Residual Interest will be the sole class of "residual interests" in REMIC II-A for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC II-A Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II-A Regular Interests (as defined herein). None of the REMIC II-A Regular Interests will be certificated.

                    REMIC II-A     Initial Uncertificated      Latest Possible
Designation       Remittance Rate         Balance             Maturity Date(1)
-----------       ---------------  ----------------------     ----------------
   LT-1A                (2)          $           513.37         February 2035
   LT-1B                (2)          $         9,778.57         February 2035
   LT-2A                (2)          $           389.41         February 2035
   LT-2B                (2)          $         7,416.61         February 2035
  LT-ZZZ                (2)          $   171,933,545.61         February 2035
   LT-R                 (2)          $           100.00         February 2035


(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group II Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II-A Regular Interest.

(2) Calculated in accordance with the definition of "REMIC II-A Remittance Rate" herein..

                                   REMIC II-B
                                   ----------

         As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC II-A Regular Interests subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II-B". The Class R-IIB Residual Interest will be the sole class of "residual interests" in REMIC II-B for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the Initial Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Classes of Certificates that evidence "regular interests" or "residual interests" in REMIC II-B.

                 Pass-Through    Initial Aggregate       Latest Possible
Designation         Rate(2)     Certificate Balance     Maturity Date(1)
-----------      ------------   -------------------     ----------------
Class II-A1A       Variable       $  88,007,000.00       February 2035
Class II-A1B       Variable       $   4,645,000.00       February 2035
Class II-A2A       Variable       $  66,749,000.00       February 2035
Class II-A2B       Variable       $   3,523,000.00       February 2035
Class II-B1        Variable       $   3,697,000.00       February 2035
Class II-B2        Variable       $   1,805,000.00       February 2035
Class II-B3        Variable       $   1,204,000.00       February 2035
Class II-B4        Variable       $     946,000.00       February 2035
Class II-B5        Variable       $     859,000.00       February 2035
Class II-B6        Variable       $     516,643.56       February 2035
Class II-R         Variable       $         100.00       February 2035


(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group II Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.

(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

                                   REMIC III-A
                                   -----------

         As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Group III Mortgage Loans and certain other related assets subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III-A". The Class R-IIIA Residual Interest will be the sole class of "residual interests" in REMIC III-A for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC III-A Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC III-A Regular Interests (as defined herein). None of the REMIC III-A Regular Interests will be certificated.

                      REMIC III-A     Initial Uncertificated   Latest Possible
 Designation        Remittance Rate           Balance          Maturity Date(1)
 -----------        ---------------   ----------------------   ----------------
   LT-1SUB               6.50%          $           123.82       August 2032
   LT-1ZZZ               6.50%          $    70,011,941.01       August 2032
   LT-2SUB               7.50%          $            31.96       August 2032
   LT-2ZZZ               7.50%          $    18,249,606.66       August 2032
    LT-IO                 (2)                 (3)                August 2032
    LT-PO                0.00%          $       707,943.00       August 2032
    LT-R                 6.50%          $           100.00       August 2032


(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group III Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC III-A Regular Interest.

(2) Calculated in accordance with the definition of "REMIC III-A Remittance Rate" herein.

(3) REMIC III-A Regular Interest LT-IO will not have an Uncertificated Balance, but will be entitled to distributions of interest on its Uncertificated Notional Amount, as defined herein.


                                   REMIC III-B
                                   -----------

         As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC III-A Regular Interests subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III-B". The Class R-IIIB Residual Interest will be the sole class of "residual interests" in REMIC III-B for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the Initial Certificate Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Classes of Certificates that evidence "regular interests" or "residual interests" in REMIC III-B.

                    Pass-Through       Initial Aggregate      Latest Possible
   Designation         Rate           Certificate Balance     Maturity Date(1)
   -----------      ------------      -------------------     ----------------
Class III-A1           6.50%          $     68,774,000.00       August 2032
Class III-A2           7.50%          $     17,930,000.00       August 2032
Class III-PO           (3)            $        707,944.00       August 2032
Class III-XS           (2)                     (4)              August 2032
Class III-B1        Variable (2)      $        445,000.00       August 2032
Class III-B2        Variable (2)      $      1,112,703.45       August 2032
Class III-R            6.50%          $            100.00       August 2032


(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group III Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.

(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

(3) The Class III-PO Certificates are principal only certificates and will not have a pass-through rate or accrue interest.

(4) Initial Notional Amount. The Class III-XS Certificates are interest only certificates and will not have certificate principal balances.



                  As of the Cut-off Date, the Group I Mortgage Loans had an aggregate Scheduled Principal Balance equal to $88,053,975.71. As of the Cut-off Date, the Group II-1 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $97,785,693.02. As of the Cut-off Date, the Group II-2 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $74,166,050.54. As of the Cut-off Date, the Group III Mortgage Loans had an aggregate Scheduled Principal Balance equal to $88,969,746.45.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "Adjustable-Rate Mortgage Loan": Each Group I Mortgage Loan and each Group II Mortgage Loan.

                  "Adjusted Rate Cap": With respect to the Group I Certificates and any Distribution Date, the excess, if any, of the Pass-Through Rate for such Certificates for such Distribution Date over a fraction expressed as a percentage, the numerator of which is equal to (x) 12 times the amount of the Net Deferred Interest for that Distribution Date, and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans (prior to taking into account scheduled payments due during the related Due Period and unscheduled collections during the related Prepayment Period).

                  "Adjustment Amount": With respect to each Collateral Pool and each anniversary of the Cut-off Date, an amount equal to the greatest of (i) 1.00% multiplied by the aggregate outstanding principal balance of the related Mortgage Loans, (ii) the aggregate outstanding principal balance of the related Mortgage Loans secured by Mortgaged Properties located in the California postal zip code area in which the highest percentage of related Mortgage Loans based on outstanding principal balance are located and (iii) two times the outstanding principal balance of the related Mortgage Loan having the largest outstanding principal balance, in each case as of such anniversary of the Cut-off Date.

                  "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of a Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Administration Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Administration Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

                  "Administration Fee Rate": With respect to the Group I Mortgage Loans and the Group II Mortgage Loans, 0.0200% per annum. With respect to the Group III Mortgage Loans, 0.0025% per annum.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Senior Percentage": With respect to any Distribution Date and the Group I Senior Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group I Senior Certificates for such Distribution Date and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group I, in each case before reduction for any Realized Losses on such Distribution Date. With respect to any Distribution Date and the Group II Senior Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group II Senior Certificates for such Distribution Date and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II, in each case before reduction for any Realized Losses on such Distribution Date. With respect to any Distribution Date and the Group III Senior Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group III Senior Certificates for such Distribution Date and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group III Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group III, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Applicable Fraction": For each Group III Mortgage Loan that does not have Mortgage Loan Components, 100%. For each Group III Mortgage Loan that has Mortgage Loan Components is as follows: (i) for each Group III Mortgage Loan with an Expense Adjusted Mortgage Rate greater than 6.500% per annum and less than 7.500% per annum and Subgroup III-A1, a fraction the numerator of which is (x) 7.500% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 1.000%; and (ii) for each Group III Mortgage Loan with an Expense Adjusted Mortgage Rate greater than 6.500% per annum and less than 7.500% per annum and Subgroup III-A2, 100.00% less a fraction the numerator of which is (x) 7.500% less the applicable Expense Adjusted Mortgage Rate on such Mortgage Loan and the denominator of which is (y) 1.000%.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Available Distribution Amount": The sum of the Group I Available Distribution Amount, the Group II-1 Available Distribution Amount, the Group II-2 Available Distribution Amount, the Subgroup III-A1 Available Distribution Amount and the Subgroup III-A2 Available Distribution Amount. With respect to a Loan Group or Subgroup, the Group I Available Distribution Amount, the Group II-1 Available Distribution Amount, the Group II-2 Available Distribution Amount, the Subgroup III-A1 Available Distribution Amount or the Subgroup III-A2 Available Distribution Amount, as applicable.

                  "Authenticating Agent": Citibank, or its successor in interest, or any successor authenticating agent appointed as herein provided.

                  "Bankruptcy Amount": As of any date of determination, with respect to any Collateral Pool, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to the related Subordinate Certificates in accordance with Section 4.04.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee. Initially, the Book-Entry Certificates will be the Senior Certificates, the Class I-B1 Certificates, the Class I-B2 Certificates, the Class I-B3 Certificates, the Class II-B1 Certificates, the Class II-B2 Certificates, the Class II-B3 Certificates and the Class III-B1 Certificates.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.01.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of New York, the State of California, the State of Iowa, the State of Maryland, the State of Mississippi, the State of Missouri, the Commonwealth of Pennsylvania, the State of Texas or in the city in which the Corporate Trust Office of the Trustee or the Corporate Trust Office of the Paying Agent is located are authorized or obligated by law or executive order to be closed.

                  "Cash-out Refinancing": A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

                  "Certificate": Any one of the Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2005-1, issued under this Agreement.

                  "Certificate Factor": With respect to any Class of Certificates (other than the Class III-XS Certificates) as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses and Extraordinary Trust Fund Expenses in reduction of the Certificate Principal Balance of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance of such Class of Certificates as of the Closing Date. With respect to the Class III-XS Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Scheduled Principal Balance of the Group III Mortgage Loans, and the denominator of which is the aggregate Scheduled Principal Balance of the Group III Mortgage Loans as of the Cut-off Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the Trust Administrator may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Trust Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Certificate (other than the Class III-XS Certificates) as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, reduced by the aggregate of (a) all distributions of principal made thereon on such immediately prior Distribution Date and (b) without duplication of amounts described in clause (a) above, reductions in the Certificate Principal Balance thereof in connection with allocations thereto of Realized Losses on the Mortgage Loans and Extraordinary Trust Fund Expenses on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof), and increased by (c) the amount of Net Deferred Interest allocable to such Certificate. The Certificate Principal Balance of any Class of Certificates as of any date of determination is equal to the aggregate of the Certificate Principal Balances of the Certificates of such Class. Notwithstanding any of the foregoing, the Certificate Principal Balance of a Subordinate Certificate of the Class of Subordinate Certificates outstanding with the highest numerical designation at any given time shall not be greater than the Percentage Interest evidenced by such Certificate multiplied by the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans in the related Collateral Pool over (B) the then aggregate Certificate Principal Balances of all other Classes of Certificates relating to that Collateral Pool then outstanding.

                  "Certificate Register": The register maintained pursuant to
Section 5.02.

                  "Certificate Registrar": Citibank, or its successor in interest, or any successor certificate registrar appointed as herein provided.

                  "Citibank": Citibank, N.A.

                  "CitiMortgage": CitiMortgage, Inc. in its capacity as an Initial Sub-Servicer with respect to the CitiMortgage Mortgage Loans.

                  "CitiMortgage Mortgage Loans": The Mortgage Loans with respect to which CitiMortgage is the applicable Initial Sub-Servicer.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class I-A1A Certificate": Any one of the Class I-A1A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

                  "Class I-A1B Certificate": Any one of the Class I-A1B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

                  "Class I-B1 Certificate": Any one of the Class I-B1 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

                  "Class I-B1 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class I-B1 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class I-B1 Certificates on such date pursuant to
Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group I Subordinate Certificates immediately prior to such date.

                  "Class I-B2 Certificate": Any one of the Class I-B2 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

                  "Class I-B2 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class I-B2 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class I-B2 Certificates on such date pursuant to
Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group I Subordinate Certificates immediately prior to such date.

                  "Class I-B3 Certificate": Any one of the Class I-B3 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

                  "Class I-B3 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class I-B3 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class I-B3 Certificates on such date pursuant to
Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group I Subordinate Certificates immediately prior to such date.

                  "Class I-B4 Certificate": Any one of the Class I-B4 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

                  "Class I-B4 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class I-B4 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class I-B4 Certificates on such date pursuant to
Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group I Subordinate Certificates immediately prior to such date.

                  "Class I-B5 Certificate": Any one of the Class I-B5 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

                  "Class I-B5 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class I-B5 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class I-B5 Certificates on such date pursuant to
Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group I Subordinate Certificates immediately prior to such date.

                  "Class I-B6 Certificate": Any one of the Class I-B6 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-8 and evidencing a Regular Interest in REMIC I for purposes of the REMIC Provisions.

                  "Class I-B6 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class I-B6 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class I-B6 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group I Subordinate Certificates immediately prior to such date.

                  "Class I-R Certificate": Any one of the Class I-R Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-9 and evidencing the Residual Interest in REMIC I.

                  "Class II-A1A Certificate": Any one of the Class II-A1A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-10 and evidencing a Regular Interest in REMIC II-B for purposes of the REMIC Provisions.

                  "Class II-A1B Certificate": Any one of the Class II-A1B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-11 and evidencing a Regular Interest in REMIC II-B for purposes of the REMIC Provisions.

                  "Class II-A2A Certificate": Any one of the Class II-A2A Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-12 and evidencing a Regular Interest in REMIC II-B for purposes of the REMIC Provisions.

                  "Class II-A2B Certificate": Any one of the Class II-A2B Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-13 and evidencing a Regular Interest in REMIC II-B for purposes of the REMIC Provisions.

                  "Class II-B1 Certificate": Any one of the Class II-B1 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-14 and evidencing a Regular Interest in REMIC II-B for purposes of the REMIC Provisions.

                  "Class II-B1 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class II-B1 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class II-B1 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group II Subordinate Certificates immediately prior to such date.

                  "Class II-B2 Certificate": Any one of the Class II-B2 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-15 and evidencing a Regular Interest in REMIC II-B for purposes of the REMIC Provisions.

                  "Class II-B2 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class II-B2 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class II-B2 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group II Subordinate Certificates immediately prior to such date.

                  "Class II-B3 Certificate": Any one of the Class II-B3 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-16 and evidencing a Regular Interest in REMIC II-B for purposes of the REMIC Provisions.

                  "Class II-B3 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class II-B3 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class II-B3 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group II Subordinate Certificates immediately prior to such date.

                  "Class II-B4 Certificate": Any one of the Class II-B4 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-17 and evidencing a Regular Interest in REMIC II-B for purposes of the REMIC Provisions.

                  "Class II-B4 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class II-B4 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class II-B4 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group II Subordinate Certificates immediately prior to such date.

                  "Class II-B5 Certificate": Any one of the Class II-B5 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-18 and evidencing a Regular Interest in REMIC II-B for purposes of the REMIC Provisions.

                  "Class II-B5 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class II-B5 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class II-B5 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group II Subordinate Certificates immediately prior to such date.

                  "Class II-B6 Certificate": Any one of the Class II-B6 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-19 and evidencing a Regular Interest in REMIC II-B for purposes of the REMIC Provisions.

                  "Class II-B6 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class II-B6 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class II-B6 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group II Subordinate Certificates immediately prior to such date.

                  "Class II-R Certificate": Any one of the Class II-R Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-20 and evidencing ownership of the Class R-IIA Interest and Class R-IIB Interest.

                  "Class III-A1 Certificate": Any one of the Class III-A1 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-21 and evidencing a Regular Interest in REMIC III-B for purposes of the REMIC Provisions.

                  "Class III-A2 Certificate": Any one of the Class III-A2 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-22 and evidencing a Regular Interest in REMIC III-B for purposes of the REMIC Provisions.

                  "Class III-B1 Certificate": Any one of the Class III-B1 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-25 and evidencing a Regular Interest in REMIC III-B for purposes of the REMIC Provisions.

                  "Class III-B1 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class III-B1 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class III-B1 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group III Subordinate Certificates immediately prior to such date.

                  "Class III-B2 Certificate": Any one of the Class III-B2 Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-26 and evidencing a Regular Interest in REMIC III-B for purposes of the REMIC Provisions.

                  "Class III-B2 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class III-B2 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class III-B2 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate of the Scheduled Principal Balance of the Group III Subordinate Certificates immediately prior to such date.

                  "Class III-PO Certificate": The Class III-PO Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-24 and evidencing a Regular Interest in REMIC III-B for purposes of the REMIC Provisions.

                  "Class III-XS Certificate": The Class III-XS Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-23 and evidencing a Regular Interest in REMIC III-B for purposes of the REMIC Provisions.

                  "Class III-R Certificate": Any one of the Class III-R Certificates executed by the Paying Agent and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A-27 and evidencing ownership of the Class R-IIIA Interest and Class R-IIIB Interest for purposes of the REMIC Provisions.

                  "Class A Certificates": The Group I Class A Certificates, the Group II Class A Certificates and the Group III Class A Certificates.

                  "Class B Percentage": Any one of the Class I-B1 Percentage, the Class I-B2 Percentage, the Class I-B3 Percentage, the Class I-B4 Percentage, the Class I-B5 Percentage, the Class I-B6 Percentage, the Class II-B1 Percentage, the Class II-B2 Percentage, the Class II-B3 Percentage, the Class II-B4 Percentage, the Class II-B5 Percentage, the Class II-B6 Percentage, Class III-B1 Percentage and the Class III-B2 Percentage.

                  "Class PO Mortgage Loan": Each Group III Mortgage Loan with an Expense Adjusted Mortgage Rate below 6.50% per annum.

                  "Class PO Percentage": With respect to each Class PO Mortgage Loan in Loan Group III, the quotient, expressed as a percentage, not less than zero, of (i) 6.500% minus the related Expense Adjusted Mortgage Rate divided by
(ii) 6.500%. With respect to each other Mortgage Loan in the Trust Fund, 0%.

                  "Class PO Principal Distribution Amount": For any Distribution Date and the Class III-PO Certificates, an amount equal to the lesser of (i) the Subgroup III-A1 Available Distribution Amount and the Subgroup III-A2 Available Distribution Amount remaining after distribution of the Interest Distribution Amounts to the related Classes of Senior Certificates and (ii) the aggregate of:

         (a) the sum of the following:

                  (i) the Class PO Percentage of the principal portion of each Monthly Payment due during the related Due Period in respect of each related Class PO Mortgage Loan whether or not received;

                  (ii) the Class PO Percentage of the principal portion of all Insurance Proceeds, Liquidation Proceeds (other than amounts described in clause (c) below) and Subsequent Recoveries received in respect of each related Class PO Mortgage Loan during the related Prepayment Period (other than any such related Class PO Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or
                  Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the related Servicer pursuant to
                  Section 4.03 in respect of a preceding Distribution Date;

                  (iii) the Class PO Percentage of the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each related Class PO Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or
                  Section 9.01 during the related Prepayment Period;

                  (iv) [reserved]; and

                  (v) in connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans which were Class PO Mortgage Loans pursuant to
                  Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the Class PO Percentage of the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the Class PO Percentage of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the related Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the Class PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

         (b) the Class PO Percentage of all Principal Prepayments received in respect of each Class PO Mortgage Loan during the related Prepayment Period;

         (c) with respect to the Class PO Mortgage Loan which was the subject of a Final Recovery Determination in the related Prepayment Period, the Class PO Percentage of the Stated Principal Balance of such Mortgage Loan at the time of such Final Recovery Determination (net of the principal portion of any Realized Loss allocated to the Class III-PO Certificates) to the extent of the principal portion of all Liquidation Proceeds with respect to such related Class PO Mortgage Loan; and

         (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the related Class PO Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the Class III-PO Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates pursuant to
         Section 4.04.

                  "Class R-IIA Residual Interest": The uncertificated Residual Interest in REMIC II-A.

                  "Class R-IIB Residual Interest": The uncertificated Residual Interest in REMIC II-B.

                  "Class R-IIIA Residual Interest": The uncertificated Residual Interest in REMIC III-A.

                  "Class R-IIIB Residual Interest": The uncertificated Residual Interest in REMIC III-B.

                  "Class XS Mortgage Loan": Each Group III Mortgage Loan with an Expense Adjusted Mortgage Rate equal to or greater than 7.50% per annum.

                  "Closing Date": March 31, 2005.

                  "Code": The Internal Revenue Code of 1986, as amended.

                  "Collateral Pool": Any of Collateral Pool I, Collateral Pool II or Collateral Pool III.

                  "Collateral Pool I": The Mortgage Loans in Loan Group I.

                  "Collateral Pool II": The Mortgage Loans in Loan Group II.

                  "Collateral Pool III": The Mortgage Loans in Loan Group III.

                  "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled, "CitiMortgage, Inc., as Master Servicer for U.S. Bank National Association, as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2005-1." The Collection Account must be an Eligible Account.

                  "Commission": The Securities and Exchange Commission.

                  "Compensating Interest Payment": With respect to each Collateral Pool and the Countrywide Mortgage Loans in such Collateral Pool, an amount equal to the lesser of one half of (a) one-twelfth of the product of (i) the weighted average servicing fee rate percentage for such Mortgage Loans as set forth in the applicable Initial Sub Servicing Agreement and (ii) the

Stated Principal Balance of such Mortgage Loans and (b) the aggregate servicing fee actually received for the applicable month for such Mortgage Loans pursuant to the applicable Initial Sub Servicing Agreement. With respect to each Collateral Pool and the GMAC Mortgage Loans in such Collateral Pool, an amount equal to the lesser of (a) one-twelfth of the product of (i) the weighted average servicing fee rate percentage for such Mortgage Loans as set forth in the applicable Initial Sub Servicing Agreement and (ii) the Stated Principal Balance of such Mortgage Loans and (b) the aggregate servicing fee actually received for the applicable month for such Mortgage Loans pursuant to the applicable Initial Sub Servicing Agreement. With respect to each Collateral Pool and the Wells Mortgage Loans in such Collateral Pool, an amount which, when added to all amounts allocable to interest received in connection with such prepayment, equals one month's interest on the amount of principal so prepaid at the related mortgage rate net of the related servicing fee rate (each as set forth in the applicable Initial Sub Servicing Agreement). With respect to each Collateral Pool and the CitiMortgage Mortgage Loans in such Collateral Pool and any prepayment in full or in part, an amount which, when added to all amounts allocable to interest received in connection with such prepayment, equals one month's interest on the amount of principal so prepaid at the related mortgage rate net of the related servicing fee rate (each as set forth in the applicable Initial Sub Servicing Agreement), but not in excess of the aggregate servicing fee actually received for the applicable month for such mortgage loans pursuant to the applicable Initial Sub Servicing Agreement.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trust Administrator and (ii) with respect to the Paying Agent, the Certificate Registrar and the Authenticating Agent, Citibank, N.A., as Paying Agent, as Certificate Registrar or as Authenticating Agent, as the case may be, 388 Greenwich Street, 14th Floor, New York, New York 10013, or at such other address as the Paying Agent, the Certificate Registrar and the Authenticating Agent may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Trust Administrator and the Trustee.

                  "Countrywide": Countrywide Home Loans, Inc. or its successor in interest.

                  "Countrywide Mortgage Loans": The Mortgage Loans originated by Countrywide.

                  "Cross-Collateralization Date": With respect to Collateral Pool II, any Distribution Date on which there is an Undercollateralized Loan Group and Overcollateralized Loan Group relating to such Collateral Pool.

                  "Custodian": A document custodian appointed by the Trustee to perform (or in the case of the initial Custodian otherwise engaged to perform) custodial duties with respect to the Mortgage Files. The initial Custodian is Citibank West, FSB. Custodian may be the Trustee, any Affiliate of the Trustee or an independent entity.

                  "Custodial Agreement": An agreement pursuant to which a Custodian performs custodial duties with respect to the Mortgage Files. With respect to the initial Custodian, the applicable agreement pursuant to which the Initial Custodian performs its custodial duties with respect to the Mortgage Files.

                  "Cut-off Date": With respect to each Original Mortgage Loan, March 1, 2005. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deferred Interest": With respect to any Negative Amortization Mortgage Loan and any Distribution Date and the related Due Date, the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the Monthly Payment due for such Due Date.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates": As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Depositor": Citigroup Mortgage Loan Trust Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trustee and the Trust Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has, or is a subsidiary of a holding company that has, an outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated in the highest rating category by at least two of the Rating Agencies (or a comparable rating if S&P, Fitch and Moody's are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately following such 18th day; provided, however, that respect to each Distribution Date and any Mortgage Loans subject to an Initial Sub-Servicing Agreement, the Determination Date shall be the date, relating to such Distribution Date, after which any Monthly Payments received are not reported by the related Sub-Servicer as having been received for inclusion in the amounts remitted by such Sub-Servicer on the related remittance date under the applicable Sub-Servicing Agreement in respect of Monthly Payments on the related Mortgage Loans.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I, other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Paying Agent pursuant to Section 3.10(b) which shall be entitled "Citibank, N.A., as Paying Agent, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass- Through Certificates, Series 2005-1." The Distribution Account must be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in April 2005.

                  "Diverted Interest Amount": With respect to Collateral Pool II or Collateral Pool III and any Distribution Date, one month's interest accrued during the related Interest Accrual Period on the related Overcollateralized Amount at the Pass-Through Rate for the Class A Certificates related to the applicable Undercollateralized Loan Group and any other unpaid interest shortfalls on the Class A Certificates related to the applicable Undercollateralized Loan Group, to the extent available (with overcollateralization calculated, for purposes of this definition, as of the prior Distribution Date after taking into account all distributions and Realized Loss allocations that occurred on such prior Distribution Date).

                  "DOL": The United States Department of Labor or any successor in interest.

                  "DOL Regulations": The regulations promulgated by the DOL at 29 C.F.R.ss.2510.3-101. "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the related Due Date.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Excess Bankruptcy Loss": Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

                  "Excess Fraud Loss": Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

                  "Excess Loss": Any Excess Bankruptcy Loss, Excess Special Hazard Loss, Excess Fraud Loss or Extraordinary Loss.

                  "Excess Special Hazard Loss": Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

                  "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the sum of the (i) the applicable Servicing Fee Rate and (ii) the Administration Fee Rate.

                  "Extraordinary Loss": Any Realized Loss or portion thereof caused by or resulting from:

                  (i) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                  (ii) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, DE JURE or DE FACTO, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

                  (iii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

                  (iv) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

                  "Extraordinary Trust Fund Expenses": Any amounts reimbursable to the Master Servicer or the Depositor pursuant to Section 6.03, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts reimbursable to the Trustee, the Trust Administrator, Citibank or a Custodian from the Trust Fund pursuant to Section 2.01 or Section
8.05 and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trust Administrator, shall not, obtain reimbursement or indemnification from any other Person.

                  "Fannie Mae": Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Master Servicer pursuant to or as contemplated by Section 2.03 or Section 9.01), a determination made by the Master Servicer that all Liquidation Proceeds have been recovered. The Master Servicer shall maintain records of each Final Recovery Determination made thereby.

                  "Fitch":  Fitch Ratings, or its successor in interest.

                  "Fraud Loss": Any Realized Loss or portion thereof sustained by reason of a default arising from intentional fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including by reason of the denial of coverage under any related Primary Mortgage Insurance Policy.

                  "Fraud Loss Amount": With respect to Collateral Pool I, as of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the second anniversary of the Cut-off Date, 2.00% of the aggregate outstanding principal balance of the Group I Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group I Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with
Section 4.04 since the Cut-off Date up to such date of determination and (Y) from the second anniversary of the Cut-off Date and prior to the fifth anniversary of the Cut-off Date, (1) the lesser of (a) the related Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of the Group I Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Group I Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount with respect to Collateral Pool I shall be zero. In addition, after the Certificate Principal Balances of the related Subordinate Certificates are reduced to zero, the Fraud Loss Amount with respect to Collateral Pool I shall be zero.

                  With respect to Collateral Pool II, as of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the second anniversary of the Cut-off Date, 2.00% of the aggregate outstanding principal balance of the Group II Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group II Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination and (Y) from the second anniversary of the Cut-off Date and prior to the fifth anniversary of the Cut-off Date, (1) the lesser of (a) the related Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of the Group II Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Group II Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount with respect to Collateral Pool II shall be zero. In addition, after the Certificate Principal Balances of the related Subordinate

Certificates are reduced to zero, the Fraud Loss Amount with respect to Collateral Pool II shall be zero.

                  With respect to Collateral Pool III, as of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the third anniversary of the Cut-off Date, 1.00% of the aggregate outstanding principal balance of the Group III Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group III Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination and (Y) from the third anniversary of the Cut-off Date and prior to the fifth anniversary of the Cut-off Date, (1) the lesser of (a) the related Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of the Group III Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Group III Mortgage Loans allocated solely to the related Subordinate Certificates in accordance with Section 4.04 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount with respect to Collateral Pool III shall be zero. In addition, after the Certificate Principal Balances of the related Subordinate Certificates are reduced to zero, the Fraud Loss Amount with respect to Collateral Pool III shall be zero

                  "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "GMAC": GMAC Mortgage Corporation or its successor in interest.

                  "GMAC Mortgage Loans": The Mortgage Loans sub-serviced by
GMAC.

                  "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "Group I Available Distribution Amount": With respect to any Distribution Date and the Group I Mortgage Loans, an amount equal to the excess of (i) the sum attributable to such Mortgage Loans of (a) the aggregate of the Monthly Payments due on or before the Due Date relating to such Distribution Date and received by the Master Servicer (or a Sub-Servicer on its behalf) on or prior to the related Determination Date, after deduction of the applicable Servicing Fee and the Administration Fee (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for Mortgage Loans, Subsequent Recoveries and other unscheduled of principal and interest in respect of the Mortgage Loans or REO Properties received by the Servicer during the related Prepayment Period (exclusive of any prepayment charges, penalties or premiums), (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest Payments paid by the Master Servicer in respect of related Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period and (d) the aggregate of any P&I Advances made by the Master Servicer for such Distribution Date over (ii) the sum attributable to or allocable to such Mortgage Loans of (a) amounts reimbursable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, Citibank or a Custodian pursuant to Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses (i)(a) through (i)(d) above deposited in the Collection Account or the Distribution Account in respect of the items set forth in clauses (i)(a) through (i)(d) above in error, (c) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.18.

                  "Group I Certificates": The Group I Senior Certificates and the Group I Subordinate Certificates.

                  "Group I Mortgage Loans": Each mortgage loan identified as such on the attached Mortgage Loan Schedule.

                  "Group I Senior Certificates": The Class I-A1A Certificates, the Class I-A1B Certificates and the Class I-R Certificates.

                  "Group I Senior Percentage": With respect to any Distribution Date and the Class I-A1A Certificates and Class I-A1B Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class I-A1A Certificates and Class I-A1B Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class I-A1A Certificates and Class I-A1B Certificates on such date pursuant to clause
(d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group I, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Group I Senior Prepayment Percentage": With respect to any Distribution Date and the Class I-A1A Certificates and Class I-A1B Certificates within the range indicated below, the percentage as indicated below:

       DISTRIBUTION DATE                GROUP I SENIOR PREPAYMENT PERCENTAGE
-----------------------------       -------------------------------------------
April 2005 through March 2015       100%
April 2015 through March 2016       Group I Senior Percentage, plus 70% of the
                                    Group I Subordinate Percentage
April 2016 through March 2017       Group I Senior Percentage, plus 60% of the
                                    Group I Subordinate Percentage
April 2017 through March 2018       Group I Senior Percentage, plus 40% of the
                                    Group I Subordinate Percentage
April 2018 through March 2019       Group I Senior Percentage, plus 20% of the
                                    Group I Subordinate Percentage
April 2019 and thereafter           Group I Senior Percentage;


PROVIDED, HOWEVER, no reduction to the Group I Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the

Group I Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Group I Subordinate Certificates and (ii) Realized Losses on the Group I Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which Realized Losses on the Group I Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group I Senior Prepayment Percentage will be the greater of (x) the Group I Senior Prepayment Percentage for such Distribution Date or (y) the Group I Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  Notwithstanding the above, if on any Distribution Date (a) the Group I Subordinate Percentage, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Group I Subordinate Percentage, (b) the provisions of clause (i) of the immediately preceding paragraph are met and (c) (i) on or prior to the Distribution Date occurring in March 2008, cumulative Realized Losses on the Group I Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Group I Subordinate Certificates and (ii) after the Distribution Date occurring in March 2008, cumulative Realized Losses on the Group I Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal Balance of the Group I Subordinate Certificates, then the Group I Senior Prepayment Percentage for such Distribution Date will equal the Group I Senior Percentage plus 50% of the Group I Subordinate Percentage for such Distribution Date, if such Distribution Date is prior to April 2008, and will equal the Group I Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after April 2008.

                  On any Distribution Date on which the Group I Senior Percentage exceeds the initial Group I Senior Percentage, the Group I Senior Prepayment Percentage shall be 100%.

                  Upon reduction of the Certificate Principal Balances of the Class I-A1A Certificates and the Class I-A1B Certificates to zero, the Group I Senior Prepayment Percentage shall be 0%.

                  "Group I Subordinate Certificates": The Class I-B1 Certificates, the Class I-B2 Certificates, the Class I-B3 Certificates, the Class I-B4 Certificates, the Class I-B5 Certificates and the Class I-B6 Certificates.

                  "Group I Subordinate Percentage": 100% minus the Group I Senior Percentage.

                  "Group I Subordinate Prepayment Percentage": 100% minus the Group I Senior Prepayment Percentage.

                  "Group II Certificates": The Group II Senior Certificates and the Group II Subordinate Certificates.

                  "Group II Class A Certificates": The Class II-A1A Certificates, Class II-A1B Certificates, Class II-A2A Certificates and the Class II-A2B Certificates.

                  "Group II Mortgage Loans": The Group II-1 Mortgage Loans and the Group II-2 Mortgage Loans.

                  "Group II Senior Certificates": The Group II Class A Certificates and the Class II-R Certificates.

                  "Group II Subordinate Certificates": The Class II-B1 Certificates, the Class II-B2 Certificates, the Class II-B3 Certificates, the Class II-B4 Certificates, the Class II-B5 Certificates and the Class II-B6 Certificates.

                  "Group II Subordinate Percentage": With respect to any Distribution Date, the percentage equal to the aggregate Certificate Principal Balance of the Subordinate Certificates related to Collateral Pool II immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans related to such Collateral Pool as of the close of business on the first day of the calendar month immediately preceding such Distribution Date.

                  "Group II-1 Available Distribution Amount": With respect to any Distribution Date and the Group II-1 Mortgage Loans, an amount equal to the excess of (i) the sum attributable to such Mortgage Loans of (a) the aggregate of the Monthly Payments due on or before the Due Date relating to such Distribution Date and received by the Master Servicer (or a Sub-Servicer on its behalf) on or prior to the related Determination Date, after deduction of the applicable Servicing Fee and the Administration Fee (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for Mortgage Loans, Subsequent Recoveries and other unscheduled of principal and interest in respect of the Mortgage Loans or REO Properties received by the Servicer during the related Prepayment Period (exclusive of any prepayment charges, penalties or premiums), (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest Payment paid by the Master Servicer in respect of related Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period and (d) the aggregate of any P&I Advances made by the Master Servicer for such Distribution Date over (ii) the sum attributable to or allocable to such Mortgage Loans of (a) amounts reimbursable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, Citibank or a Custodian pursuant to Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses
(i)(a) through (i)(d) above deposited in the Collection Account or the Distribution Account in respect of the items set forth in clauses (i)(a) through
(i)(d) above in error, (c) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.18.

                  Notwithstanding the foregoing, the Group II-1 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Loan Group with respect to Loan Group II-1) or decreased (in the case of an Overcollateralized Loan Group with respect to Loan Group II-1) by any applicable Diverted Interest Amount for such Distribution Date.

                  "Group II-1 Mortgage Loan": Each Loan identified as such on the Mortgage Loan Schedule.

                  "Group II-1 Senior Percentage": With respect to any Distribution Date and the Class II-A1A Certificates and Class II-A1B Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class II-A1A Certificates and Class II-A1B Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class II-A1A Certificates and Class II-A1B Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group II-1 Mortgage Loans, plus
(ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II-1, in each case before reduction for any Realized Losses on such Distribution Date.

                  Notwithstanding the foregoing, on any Cross-Collateralization Date on which (x) the sum of (i) the aggregate Scheduled Principal Balance of the Group II-1 Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II-1, in each case before reduction for any Realized Losses on such Distribution Date exceeds (y) the excess, if any, of the Certificate Principal Balance of the Class II-A1A Certificates and Class II-A1B Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class II-A1A Certificates and Class II-A1B Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," the Group II-1 Senior Percentage will equal the lesser of (a) 100% and (b) fraction, expressed as a percentage, the numerator of which is the sum of (i) the excess, if any, of the Certificate Principal Balance of the Class II-A1A Certificates and Class II-A1B Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class II-A1A Certificates and Class II-A1B Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," plus (ii) the Group II Overcollateralized Amount, and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group II-1 Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II-1, in each case before reduction for any Realized Losses on such Distribution Date. On any Distribution Date after the reduction of the Certificate Principal Balances of the Class II-A2A Certificates and Class II-A2B Certificates to zero, the Group II-1 Senior Percentage for the Class II-A1A Certificates and Class II-A1B Certificates will be the lesser of
(a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class II-A1A Certificates and Class II-A1B Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class II-A1A Certificates and Class II-A1B Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Group II-1 Senior Prepayment Percentage": With respect to any Distribution Date and the Class II-A1A Certificates and Class II-A1B Certificates within the range indicated below, the percentage as indicated below:

      DISTRIBUTION DATE              GROUP II-1 SENIOR PREPAYMENT PERCENTAGE
-----------------------------       ------------------------------------------
April 2005 through March 2012       100%
April 2012 through March 2013       Group II-1 Senior Percentage, plus 70% of
                                    the Group II-1 Subordinate Percentage
April 2013 through March 2014       Group II-1 Senior Percentage, plus 60% of
                                    the Group II-1 Subordinate Percentage
April 2014 through March 2015       Group II-1 Senior Percentage, plus 40% of
                                    the Group II-1 Subordinate Percentage
April 2015 through March 2016       Group II-1 Senior Percentage, plus 20% of
                                    the Group II-1 Subordinate Percentage
April 2016 and thereafter           Group II-1 Senior Percentage;


PROVIDED, HOWEVER, no reduction to the Group II-1 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Group II Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Group II Subordinate Certificates and (ii) Realized Losses on the Group II Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which Realized Losses on the Group II Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group II-1 Senior Prepayment Percentage will be the greater of (x) the Group II-1 Senior Prepayment Percentage for such Distribution Date or (y) the Group II-1 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  Notwithstanding the above, if on any Distribution Date (a) the Group II Subordinate Percentage, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Group II Subordinate Percentage, (b) the provisions of clause (i) of the immediately preceding paragraph are met and (c) (i) on or prior to the Distribution Date occurring in March 2008, cumulative Realized Losses on the Group II Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Group II Subordinate Certificates and (ii) after the Distribution Date occurring in March 2008, cumulative Realized Losses on the Group II Mortgage Loans as of the end of the Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal Balance of the Group II Subordinate Certificates, then the Group II-1 Senior Prepayment Percentage for such Distribution Date will equal the Group II-1 Senior Percentage plus 50% of the Group II-1 Subordinate Percentage for such Distribution Date, if such Distribution Date is prior to April 2008, and will equal the Group II-1 Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after April 2008.

                  On any Distribution Date on which the Aggregate Senior Percentage for Collateral Pool II exceeds the initial Aggregate Senior Percentage for Collateral Pool II, the Group II-1 Senior Prepayment Percentage shall be 100%.

                  Upon reduction of the Certificate Principal Balances of the Class II-A1A Certificates and the Class II-A1B Certificates to zero, the Group II-1 Senior Prepayment Percentage shall be 0%.

                  "Group II-1 Subordinate Percentage": 100% minus the Group II-1 Senior Percentage.

                  "Group II-1 Subordinate Prepayment Percentage": 100% minus the Group II-1 Senior Prepayment Percentage.

                  "Group II-2 Available Distribution Amount": With respect to any Distribution Date and the Group II-2 Mortgage Loans, an amount equal to the excess of (i) the sum attributable to such Mortgage Loans of (a) the aggregate of the Monthly Payments due on or before the Due Date relating to such Distribution Date and received by the Master Servicer (or a Sub-Servicer on its behalf) on or prior to the related Determination Date, after deduction of the applicable Servicing Fee and the Administration Fee (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for Mortgage Loans, Subsequent Recoveries and other unscheduled of principal and interest in respect of the Mortgage Loans or REO Properties received by the Servicer during the related Prepayment Period (exclusive of any prepayment charges, penalties or premiums), (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest Payments paid by the Master Servicer in respect of related Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period and (d) the aggregate of any P&I Advances made by the Master Servicer for such Distribution Date over (ii) the sum attributable to or allocable to such Mortgage Loans of (a) amounts reimbursable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, Citibank or a Custodian pursuant to Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses
(i)(a) through (i)(d) above deposited in the Collection Account or the Distribution Account in respect of the items set forth in clauses (i)(a) through
(i)(d) above in error, (c) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.18.

                  Notwithstanding the foregoing, the Group II-2 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Loan Group with respect to Loan Group II-2) or decreased (in the case of an Overcollateralized Loan Group with respect to Loan Group II-2) by any applicable Diverted Interest Amount for such Distribution Date.

                  "Group II-2 Mortgage Loan": Each Loan identified as such on the Mortgage Loan Schedule.

                  "Group II-2 Senior Percentage": With respect to any Distribution Date and the Class II-A2A Certificates and Class II-A2B Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of aggregate the Certificate Principal Balance of the Class II-A2A Certificates and Class II-A2B Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class II-A2A Certificates and Class II-A2B Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group II-2 Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II-2, in each case before reduction for any Realized Losses on such Distribution Date.

                  Notwithstanding the foregoing, on any Cross-Collateralization Date on which (x) the sum of (i) the aggregate Scheduled Principal Balance of the Group II-2 Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II-2, in each case before reduction for any Realized Losses on such Distribution Date exceeds (y) the excess, if any, of the Certificate Principal Balance of the Class II-A2A Certificates and Class II-A2B Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class II-A2A Certificates and Class II-A2B Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," the Group II-2 Senior Percentage will equal the lesser of (a) 100% and (b) fraction, expressed as a percentage, the numerator of which is the sum of (i) the excess, if any, of the Certificate Principal Balance of the Class II-A2A Certificates and Class II-A2B Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class II-A2A Certificates and Class II-A2B Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," plus (ii) the Group II Overcollateralized Amount, and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group II-2 Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II-2, in each case before reduction for any Realized Losses on such Distribution Date. On any Distribution Date after the reduction of the Certificate Principal Balances of the Class II-A1A Certificates and Class II-A1B Certificates to zero, the Group II-2 Senior Percentage for the Class II-A2A Certificates and Class II-A2B Certificates will be the lesser of
(a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class II-A2A Certificates and Class II-A2B Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class II-A2A Certificates and Class II-A2B Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Group II-2 Senior Prepayment Percentage": With respect to any Distribution Date and the Class II-A2A Certificates and Class II-A2B Certificates within the range indicated below, the percentage as indicated below:

      DISTRIBUTION DATE               GROUP II-2 SENIOR PREPAYMENT PERCENTAGE
-----------------------------       -------------------------------------------
April 2005 through March 2012       100%
April 2012 through March 2013       Group II-2 Senior Percentage, plus 70% of
                                    the Group II-2 Subordinate Percentage
April 2013 through March 2014       Group II-2 Senior Percentage, plus 60% of
                                    the Group II-2 Subordinate Percentage
April 2014 through March 2015       Group II-2 Senior Percentage, plus 40% of
                                    the Group II-2 Subordinate Percentage

April 2015 through March 2016       Group II-2 Senior Percentage, plus 20% of
                                    the Group II-2 Subordinate Percentage
April 2016 and thereafter           Group II-2 Senior Percentage;


PROVIDED, HOWEVER, no reduction to the Group II-2 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Group II Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the related Group II Subordinate Certificates and (ii) Realized Losses on the Group II Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which Realized Losses on the Group II Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group II-2 Senior Prepayment Percentage will be the greater of (x) the Group II-2 Senior Prepayment Percentage for such Distribution Date or (y) the Group II-2 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  Notwithstanding the above, if on any Distribution Date (a) the Group II Subordinate Percentage, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Group II-2 Subordinate Percentage, (b) the provisions of clause (i) of the immediately preceding paragraph are met and (c) (i) on or prior to the Distribution Date occurring in March 2008, cumulative Realized Losses on the Group II Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the related Group II Subordinate Certificates and (ii) after the Distribution Date occurring in March 2008, cumulative Realized Losses on the Group II Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal Balance of the Group II Subordinate Certificates, then the Group II-2 Senior Prepayment Percentage for such Distribution Date will equal the Group II-2 Senior Percentage plus 50% of the Group II-2 Subordinate Percentage for such Distribution Date, if such Distribution Date is prior to April 2008, and will equal the Group II-2 Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after April 2008.

                  On any Distribution Date on which the Aggregate Senior Percentage for Collateral Pool II exceeds the initial Aggregate Senior Percentage for Collateral Pool II, the Group II-2 Senior Prepayment Percentage shall be 100%.

                  Upon reduction of the Certificate Principal Balances of the Class II-A2A Certificates and the Class II-A2B Certificates to zero, the Group II-2 Senior prepayment Percentage shall be 0%.

                  "Group II-2 Subordinate Percentage": 100% minus the Group II-2 Senior Percentage.

                  "Group II-2 Subordinate Prepayment Percentage": 100% minus the Group II-2 Senior Prepayment Percentage.

                  "Group III Certificates": The Group III Senior Certificates and the Group III Subordinate Certificates.

                  "Group III Class A Principal Adjustment Amount": As to any Distribution Date on which the Certificate Principal Balance of the Group III Class A Certificates related to a Subgroup have been reduced to zero, any remaining Principal Prepayments, Liquidation Proceeds or other unscheduled payments of principal collected in respect of the Mortgage Loan Components or Mortgage Loans in such Subgroup (and, with respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Group III Subordinate Certificates has been reduced to zero, any remaining scheduled payments of principal in respect of the Mortgage Loan Components or Mortgage Loans in such Subgroup).

                  "Group III Mortgage Loans": The Mortgage Loans identified as such on the attached Mortgage Loan Schedule.

                  "Group III Senior Certificates": The Class III-A1 Certificates, the Class III-A2 Certificates, the Class III-XS Certificates, the Class III-PO Certificates and the Class III-R Certificates.

                  "Group III Subordinate Certificates": The Class III-B1 Certificates and the Class III-B2 Certificates.

                  "Group III Subordinate Percentage": With respect to any Distribution Date, the percentage equal to the aggregate Certificate Principal Balance of the Subordinate Certificates related to Collateral Pool III immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans related to such Collateral Pool as of the close of business on the first day of the calendar month immediately preceding such Distribution Date.



                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to any REMIC within the meaning of Section 856(d)(3) of the Code if any REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as any REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and any REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trust Administrator has received an Opinion of Counsel for the benefit of the Trustee and the Trust Administrator to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to any Adjustable-Rate Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

                  "Initial Sub-Servicing Agreement": With respect to the Countrywide Mortgage Loans, the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated December 15, 2003, between Countrywide and the Seller, as modified as of the date hereof with respect to the Mortgage Loans in the Trust Fund. With respect to the Quicken Mortgage Loans, the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated November 1, 2004, between Quicken and GMAC, as modified as of the date hereof with respect to the Mortgage Loans in the Trust Fund, or, if such servicing agreement is superseded by a permanent servicing agreement, the applicable permanent servicing agreement (provided that such permanent servicing agreement does not result in the withdrawal, qualification or downgrade of the rating of any Certificates rated by any Rating Agency as of the Closing Date). With respect to the Mortgage IT Mortgage Loans, the applicable agreement a copy of which has been delivered by the Seller to the Master Servicer, as modified as of the date hereof with respect to the Mortgage Loans in the Trust Fund. With respect to the Wells Mortgage Loans, the Seller's Warranties and Servicing Agreement, dated as of December 1, 2004, between Wells Fargo and the Seller, as modified as of the date hereof with respect to the Mortgage Loans in the Trust Fund. With respect to the CitiMortgage Mortgage Loans, the applicable agreement a copy of which has been delivered by the Seller to the Master Servicer, as modified as of the date hereof with respect to the Mortgage Loans in the Trust Fund.

                  "Insurance Proceeds": Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Accrual Period": With respect to any Distribution Date and any Class of Certificates (other than the Class III-PO Certificates), the calendar month preceding the month in which the Distribution Date occurs, and each such Interest Accrual Period will be deemed to be 30 days regardless of its actual length. All distributions of interest on the Certificates will be based on a 360-day year consisting of twelve 30-day months.

                  "Interest Distribution Amount": With respect to any Class of Certificates (other than the Class III-PO Certificates) for any Distribution Date, an amount equal to one month's interest accrued during the most recently ended Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance thereof (or, in the case of the Class III-XS Certificates, on the Notional Amount thereof) immediately prior to such Distribution Date. The Interest Distribution Amount for any Class of Certificates (a) will also include, in the case of any Distribution Date subsequent to the initial Distribution Date, the excess, if any, of the Interest Distribution Amount in respect of such Certificates for the immediately preceding Distribution Date, over the aggregate distributions of interest made in respect of such Certificates pursuant to Section 4.01(a)(1) on such immediately preceding Distribution Date and (b) will be reduced, in the case of any Distribution Date, by the amount of any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest Payments paid by Master Servicer) and Relief Act Interest Shortfalls that were allocated to such Class on such Distribution Date pursuant to Section 1.02 and (c) in the case of any Class of Group I Certificates will be further reduced, in the case of any Distribution Date, by the amount of Net Deferred Interest allocated to such Class on such Distribution Date. The Interest Distribution Amount for any Class of Certificates will be based on a 360 day year consisting of twelve 30-day Interest Accrual Periods.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from any REMIC by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to
Section 9.01.

                  "Liquidation Proceeds": The amount (including any Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.23 or Section 9.01.

                  "Loan Group": Any of Loan Group I, Loan Group II-1, Loan Group II-2 or Loan Group III.

                  "Loan Group I": The Loan Group consisting of the Group I Mortgage Loans.

                  "Loan Group II-1": The Loan Group consisting of the Group II-1 Mortgage Loans.

                  "Loan Group II-2": The Loan Group consisting of the Group II-2 Mortgage Loans.

                  "Loan Group III": The Loan Group consisting of the Group III Mortgage Loans.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Master Servicer": CitiMortgage, Inc. or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

                  "Master Servicer Certification": A written certification, substantially in the form attached hereto as Exhibit H, covering servicing of the Mortgage Loans by the Servicer and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date
(a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

                  "Master Servicer Event of Default": One or more of the events described in Section 7.01.

                  "Master Servicer Remittance Date": With respect to any Distribution Date, 12:00 p.m. New York time on the Business Day preceding the Distribution Date or if the Collection Account is held at Citibank (for so long as Citibank is the Paying Agent), 12:00 p.m. New York time on the Distribution Date.

                  "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  "MERS System": The system of recording transfers of Mortgages electronically maintained by MERS.

                  "MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS System.

                  "MOM Loan": With respect to any Mortgage Loans registered with MERS on the MERS(R) System, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc., or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage IT": Mortgage IT, Inc. or its successor in interest.

                  "Mortgage IT Mortgage Loans": The Mortgage Loans originated by Mortgage IT.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) of this Agreement, as from time to time held as a part of REMIC I, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Purchase Agreement": The agreement between the Depositor and the Seller regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

                  "Mortgage Loan Remittance Rate": With respect to any Mortgage Loan or REO Property, as of any date of determination, the then applicable Expense Adjusted Mortgage Rate in respect thereof.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Master Servicer's Mortgage Loan identifying number;

                  (ii) a code indicating whether the Mortgaged Property is owner-occupied;

                  (iii) the type of Residential Dwelling constituting the Mortgaged Property;

                  (iv) the original months to maturity;

                  (vii) the original date of the mortgage;

                  (viii) the Loan-to-Value Ratio at origination;

                  (ix) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (x) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (xi) the stated maturity date;

                  (xii) the amount of the Monthly Payment at origination;

                  (xiii) the amount of the Monthly Payment as of the Cut-off
         Date;

                  (xiv) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (xv) the original principal amount of the Mortgage Loan;

                  (xvi) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (xvii) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

                  (xviii) a code indicating the documentation style (i.e., full, alternative or reduced);

                  (xix) a code indicating if the Mortgage Loan is subject to a Primary Mortgage Insurance Policy;

                  (xx) the Value of the Mortgaged Property;

                  (xxi) the sale price of the Mortgaged Property, if applicable;

                  (xxii) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

                  (xxiii) the Servicing Fee Rate;

                  (xxiv) if such Mortgage Loan is an Adjustable-Rate Mortgage Loan, the Maximum Mortgage Rate, Minimum Mortgage Rate, Gross Margin, Index and Periodic Rate Cap;

                  (xxv) whether such Mortgage Loan has an interest-only period, and if so, the first Due Date on which Monthly Payments are scheduled to include principal amortization; and

                  (xxvi) whether such Mortgage Loan is a Negative Amortization Mortgage Loan, and if so, the payment cap and recast terms.

                  The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Cut-off Date (not taking into account any Principal Prepayments received on the Cut-off Date); and (6) the amount of the Monthly Payment as of the Cut-off Date. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on
Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, without regard to any reduction thereof as a result of a Debt Service Reduction or operation of the Relief Act. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgage IT Mortgage Loans": The mortgage loans originated by Mortgage IT.

                  "Mortgagor": The obligor on a Mortgage Note.

                  "Negative Amortization Mortgage Loan": Each Group I Mortgage Loan identified as such on the Mortgage Loan Schedule.

                  "Net Deferred Interest": With respect to the Negative Amortization Mortgage Loans and any Distribution Date, the excess, if any, of
(i) the Deferred Interest that accrued on such Mortgage Loans and was due during the related Due Period, over (ii) the amount of unscheduled collections of principal included in the Group I Available Distribution Amount for that Distribution Date.

                  "Net WAC Rate": The Net WAC Rate for any Distribution Date and the Group I Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period. The Net WAC Rate for any Distribution Date and the Group II-1 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group II-1 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II-A Remittance Rate on REMIC II-A Regular Interest LT-1B, weighted on the basis of the Uncertificated Balance of such REMIC II-A Regular Interest. The Net WAC Rate for any Distribution Date and the Group II-2 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group II-2 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II-A Remittance Rate on REMIC II-A Regular Interest LT-2B, weighted on the basis of the Uncertificated Balance of such REMIC II-A Regular Interest. The Net WAC Rate for any Distribution Date and the Group III Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group III Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period.


                  "New Lease": Any lease of REO Property entered into on behalf of REMIC I, REMIC II-A or REMIC III-A, including any lease renewed or extended on behalf of REMIC I, REMIC II-A or REMIC III-A, if REMIC I, REMIC II-A or REMIC III-A has the right to renegotiate the terms of such lease.

                  "Non-Class PO Percentage": With respect to each Mortgage Loan, 100% less the related Class PO Percentage.

                  "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Notional Amount": For any date of determination and the Class III-XS Certificates, an amount equal to the product of (i) the aggregate Scheduled Principal Balance of the Group III Mortgage Loans that have Expense Adjusted Mortgage Rates equal to or greater than 7.500% per annum and (ii) a fraction, the numerator of which is (x) the excess of (A) the weighted average of the Expense Adjusted Mortgage Rates of the Group III Mortgage Loans that have Expense Adjusted Mortgage Rates equal to or greater than 7.500% per annum over
(B) 7.500% per annum, and the denominator of which is (y) 7.500% per annum. For federal income tax purposes, the Class III-XS Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC III-A Regular Interest LT-IO.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable; with respect to the Master Servicer, any officer who is authorized to act for the Master Servicer in matters relating to this Agreement, and whose action is binding upon the Master Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Trust Administrator acceptable to the Trustee, if such opinion is delivered to the Trustee, or reasonably acceptable to the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or
(b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Original Group I Mortgage Loan": Any Mortgage Loans included in Loan Group I as of the Closing Date.

                  "Original Group II-1 Mortgage Loan": Any Mortgage Loans included in Loan Group II-1 as of the Closing Date.

                  "Original Group II-2 Mortgage Loan": Any Mortgage Loans included in Loan Group II-2 as of the Closing Date.

                  "Original Group III Mortgage Loan": Any Mortgage Loans included in Loan Group III as of the Closing Date.

                  "Original Mortgage Loan": Any Original Group I Mortgage Loan, Original Group II-1 Mortgage Loan, Original Group II-2 Mortgage Loan or Original Group III Mortgage Loan.

                  "Originator": Countrywide, Quicken, Mortgage IT or Wells Fargo or, in the case of the Mortgage Loans in Collateral Pool III, another originator, as applicable.

                  "Overcollateralized Amount": As to any Distribution Date and the Group II Class A Certificates and the Group III Class A Certificates, an amount equal to the Undercollateralized Amount for the unrelated class of Class A Certificates relating to the same Collateral Pool.

                  "Overcollateralized Loan Group": With respect to the Group II Class A Certificates and the Group III Class A Certificates, as to any Distribution Date on which there is an Undercollateralized Loan Group within the related Collateral Pool, the Loan Group or Subgroup within such Collateral Pool for which there is no Undercollateralized Amount.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to the Class I-A1A Certificates, the Class I-A1B Certificates and the Group I Subordinate Certificates and any Distribution Date the Net WAC Rate for the Group I Mortgage Loans for such Distribution Date.

                  With respect to the Group I-R Certificates and the first Distribution Date, the Net WAC Rate for the Group I Mortgage Loans for such Distribution Date.

                  With respect to the Class II-A1A Certificates and Class II-A1B Certificates and any Distribution Date, the Net WAC Rate for the Group II-1 Mortgage Loans for such Distribution Date.

                  With respect to the Class II-A2A Certificates and Class II-A2B Certificates and any Distribution Date, the Net WAC Rate for the Group II-2 Mortgage Loans for such Distribution Date.

                  With respect to each class of Group II Subordinate Certificates and any Distribution Date, the related Subordinate Net WAC Rate for such Distribution Date.

                  With respect to the Class II-R Certificates and the first Distribution Date, the Net WAC Rate for the Group II-2 Mortgage Loans for such Distribution Date.

                  With respect to the Class III-A1 Certificates and the Class III-R Certificates for any Distribution Date, 6.50% per annum.

                  With respect to the Class III-A2 Certificates for any Distribution Date, 7.50% per annum.

                  With respect to the Class III-XS Certificates and any Distribution Date, 7.50%. For federal income tax purposes, the Class III-XS Certificates will not have a Pass-Through Rate, but will be entitled to 100% of amounts distributed on REMIC III-A Regular Interest LT-IO.

                  The Class III-PO Certificates shall have a Pass-Through Rate of 0.00% per annum and shall not be entitled to any distributions of interest.

                  With respect to each class of Group III Subordinate Certificates and any Distribution Date, the related Subordinate Net WAC Rate for such Distribution Date.

                  With respect to the Class III-R Certificates and any Distribution Date, 6.50% per annum.

                  "Paying Agent": Citibank, or its successor in interest, or any successor paying agent appointed as herein provided.

                  "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Percentage Interest": With respect to any Class of Certificates, the portion of the respective Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate, and the denominator of which is the initial aggregate Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Book-Entry Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances or Notional Amounts of $100,000 and integral multiples of $1.00 in excess thereof. The Private Certificates are issuable only in Percentage Interests corresponding to the initial Certificate Principal Balances of $100,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance of such Class or to an otherwise authorized denomination for such Class plus such remainder. The Residual Certificates are issuable only in Percentage Interests of 20% and multiples thereof.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Authenticating Agent, the Certificate Registrar, the Trust Administrator or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by the Rating Agencies in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by the Rating Agencies in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds advised by the Trustee, the Trust Administrator or an Affiliate of either of them, that have been rated "AAA" by S&P and "Aaa" by Moody's and in the highest rating category by Fitch if rated by Fitch; and

                  (vii) if previously confirmed in writing to the Master Servicer, the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.03.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

                  "Prepayment Assumption": A prepayment rate for the Group I Mortgage Loans and Group II Mortgage Loans of 25% CPR and a prepayment rate for the Group III Mortgage Loans of 30% CPR. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes. A CPR (or Constant Prepayment Rate) represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

                  "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

                  "Primary Mortgage Insurance Policy": Each primary policy of mortgage guaranty insurance in effect as represented in the Mortgage Loan Purchase Agreement and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Master Servicer or any Sub-Servicer pursuant to Section 3.13.

                  "Prime Rate": The lesser of (i) the per annum rate of interest, publicly announced from time to time by Chase Manhattan Bank at its principal office in the City of New York, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Chase Manhattan Bank) and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Private Certificates": Any Class I-B4 Certificate, Class I-B5 Certificate, Class I- B6 Certificate, Class II-B4 Certificate, Class II-B5 Certificate, Class II-B6 Certificate and Class III-B2 Certificate.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or
Section 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee and the Trust Administrator, an amount equal to the sum of: (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Loan Remittance Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Loan Remittance Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, minus the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01; (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees and Administration Fees allocable to such Mortgage Loan or REO Property; (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(a)(ix) and Section 3.16(b); and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses incurred or to be incurred by the Trust Fund in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust Fund in connection with any violation of any predatory or abusive lending law with respect to the related Mortgage Loan.

                  "Qualified Insurer": Any insurer which meets the requirements of Fannie Mae and Freddie Mac.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) be covered under a Primary Mortgage Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80% and the Deleted Mortgage Loan was covered by a Primary Mortgage Insurance Policy, (viii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (ix) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (x) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) [intentionally omitted]; and (xii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (viii) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Quicken": Quicken Loans Inc. or its successor in interest.

                  "Quicken Mortgage Loans": The Mortgage Loans originated by Quicken.

                  "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                  "Rating Agencies": S&P, Moody's and Fitch or their successors. If such agencies or their successors are no longer in existence, the "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, written notice of which designation shall be given to the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar and the Master Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan prior to the date such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant to
Section 3.11(a)(iii).

                  With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of any REMIC, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month that occurs during the Prepayment Period in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus
(v) the aggregate of all Servicing Advances made by the Master Servicer in respect of such REO Property or the related Mortgage Loan (without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause (vi) below) and any unpaid Servicing Fees and unpaid Administration Fees for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.11(a)(iii) or Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (v) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to each Distribution Date and any Certificate, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any Senior Certificate or Subordinate Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Relief Act": The Servicemembers Civil Relief Act, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": As defined in the Preliminary Statement.

                  "REMIC II-A": As defined in the Preliminary Statement.

                  "REMIC II-A Regular Interests": The REMIC II-A Regular Interests, as set forth in the Preliminary Statement.

                  "REMIC II-A Remittance Rate": With respect to REMIC II-A Regular Interest LT-1A, REMIC II-A Regular Interest LT-2A and REMIC II-A Regular Interest LT-ZZZ, the weighted average of the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period. With respect to REMIC II-A Regular Interest LT-1B, the weighted average of the Expense Adjusted Mortgage Rates of the Group II-1 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period. With respect to REMIC II-A Regular Interest LT-2B and REMIC II-A Regular Interest LT-R, the weighted average of the Expense Adjusted Mortgage Rates of the Group II-2 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period.

                  "REMIC II-A Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each REMIC II-A Regular Interest ending with the designation "A", equal to the ratio between, with respect to each such REMIC II-A Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of Senior Certificates in the related Loan Group.

                  "REMIC II-B": As defined in the Preliminary Statement.

                  "REMIC III-A": As defined in the Preliminary Statement.

                  "REMIC III-A Regular Interests": The REMIC III-A Regular Interests, as set forth in the Preliminary Statement.

                  "REMIC III-A Remittance Rate": With respect to REMIC III-A Regular Interest LT-1SUB, REMIC III-A Regular Interest LT-R and REMIC III-A Regular Interest LT-1ZZZ, 6.50% per annum. With respect to REMIC III-A Regular Interest LT-2SUB and REMIC III-A Regular Interest LT-2ZZZ, 7.50% per annum. With respect to REMIC III-A Regular Interest LT-PO, 0.00% per annum. With respect to REMIC III-A Regular Interest LT-IO, the weighted average of the Stripped Interest Rates.

                  "REMIC III-A Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each REMIC III-A Regular Interest ending with the designation "A", equal to the ratio between, with respect to each such REMIC III-A Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of Senior Certificates in the related Loan Group.

                  "REMIC III-B": as defined in the Preliminary Statement.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Regular Interest": Any REMIC II-A Regular Interest or REMIC III-A Regular Interest.

                   "Remittance Report": A report in form and substance acceptable to the Trust Administrator and the Trustee prepared by the Master Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee, the Trust Administrator and the Master Servicer.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of any Trust REMIC.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, REMIC II-A or REMIC III-A, one month's interest at the applicable Mortgage Loan Remittance Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

                  "Residential Dwelling": Any one of the following: (i) an attached or detached one- family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

                  "Residual Certificate": Any one of the Class I-R Certificates, Class II-R Certificates or Class III-R Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer thereof customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter relating to this Agreement, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Agreement and, with respect to a particular matter relating to this Agreement, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Scheduled Principal Balance": With respect to any Mortgage
Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired minus the principal portion of each Monthly Payment that would have become due on such related Mortgage Loan after such REO Property was acquired if such Mortgage Loan had not been converted to an REO Property; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                  "Seller": Citigroup Global Markets Realty Corp. or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                  "Senior Certificate": Any Group I Senior Certificate, Group II Senior Certificate or Group III Senior Certificate.

                  "Senior Percentage": The Group I Senior Percentage, the Group II-1 Senior Percentage, the Group II-2 Senior Percentage, the Subgroup III-A1 Senior Percentage and the Subgroup III-A2 Senior Percentage.

                  "Senior Prepayment Percentage": The Group I Senior Prepayment Percentage, the Group II-1 Senior Prepayment Percentage, the Group II-2 Senior Prepayment Percentage, the Subgroup III-A1 Senior Prepayment Percentage and the Subgroup III-A2 Senior Prepayment Percentage, as applicable.

                  "Senior Principal Distribution Amount": For any Distribution Date and the Class A Certificates relating to any Loan Group and/or Subgroup, as applicable, an amount equal to the lesser of (i) the Group I Available Distribution Amount, the Group II-1 Available Distribution Amount, the Group II-2 Available Distribution Amount, the Subgroup III-A1 Available Distribution Amount or the Subgroup III-A2 Available Distribution Amount, as applicable, remaining after distribution of the related Senior Interest Distribution Amount and, in the case of the Subgroup III-A1 Available Distribution Amount and the Subgroup III-A2 Available Distribution Amount, the Class PO Principal Distribution Amount and (ii) the sum of:


                  (a) the product of (x) the then-applicable related Senior Percentage and (y) the sum of the following:

                  (i) the related Non-Class PO Percentage of the aggregate of the principal portions of all Monthly Payments due during the related Due Period in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, whether or not received;

                  (ii) the related Non-Class PO Percentage of the principal portion of all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (other than amounts described in clause
                  (c) below) received in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, during the related Prepayment Period (other than any related Mortgage Loan or Mortgage Loan Component that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section
                  4.03 in respect of a preceding Distribution Date;

                  (iii) the related Non-Class PO Percentage of the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each related Mortgage Loan or Mortgage Loan Component, as applicable, that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or
                  Section 9.01 during the related Prepayment Period;

                  (iv) [reserved];

                  (v) in connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Loan Group or Subgroup pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate of the related Non-Class PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the related Non-Class PO Percentage of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the related Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the aggregate of the related Non-Class PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

                  (b) the product of (x) the then-applicable related Senior Prepayment Percentage and (y) the related Non-Class PO Percentage of all Principal Prepayments received in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, during the related Prepayment Period;

                  (c) with respect to any related Mortgage Loan or Mortgage Loan Component, as applicable, which was the subject of a Final Recovery Determination in the related Prepayment Period, the least of (a) the then-applicable related Senior Prepayment Percentage of the Non-Class PO Percentage multiplied by the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loan or Mortgage Loan Component, as applicable, (b) the then-applicable related Senior Percentage of the Non-Class PO Percentage multiplied by the Scheduled Principal Balance of the related Mortgage Loan or Mortgage Loan Component at the time of such Final Recovery Determination; and (c) the principal portion of all amounts collected in connection with such a Final Recovery Determination to the extent not distributed to the related Class PO Certificates;

                  (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the amounts calculated pursuant to clauses (a), (b) and (c) above for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the related Class or Classes of Class A Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the related Subordinate Certificates pursuant to Section 4.04; and

                  (e) with respect to Class A Certificates relating to Collateral Pool III, any Group III Class A Principal Adjustment Amount, so long as the Subordination Test has not been met with respect to such Distribution Date.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular

Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.13, Section 3.14, Section 3.16 and
Section 3.23. The Master Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": With respect to each Mortgage Loan, the rate per annum not less than 0.25% per annum and not greater than 0.50% per annum set forth as the Servicing Fee Rate thereon in the Mortgage Loan Schedule.

                  "Servicing Officer": Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name appear on a list of Servicing Officers furnished by the Master Servicer to the Trustee, the Trust Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Single Certificate": With respect to any Class of Certificates (other than the Class III-XS Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

                  "Special Hazard Amount": For Collateral Pool I, initially an amount equal to $2,978,180. For Collateral Pool II, initially an amount equal to $2,345,415. For Collateral Pool III, initially an amount equal to $1,894,598. As of each anniversary of the Cut-off Date, for any Collateral Pool the Special Hazard Amount shall equal the lesser of (i) the Special Hazard Amount on the immediately preceding anniversary of the Cut-off Date less the sum of all amounts allocated to the related Subordinate Certificates in respect of Special Hazard Losses on the related Mortgage Loans during such year and (ii) the related Adjustment Amount for such anniversary. After the Certificate Principal Balances of the related Subordinate Certificates are reduced to zero, the Special Hazard Amount will be zero.

                  "Special Hazard Loss": Any Realized Loss or portion thereof not in excess of the lesser of the cost of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property by reason of damage caused by certain hazards (including earthquakes, mudflows, and, to a limited extent, floods) not insured against under the hazard insurance policies or fire or flood insurance policies required to be maintained in respect of such Mortgaged Property pursuant to Section 3.14, or by reason of the application of any co-insurance provision. Special Hazard Losses shall not include any Extraordinary Loss or any of the following:

                  (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

                  (ii) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

                  (iii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings; and

                  (iv) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss.

                  "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

                  "Startup Day": With respect to any Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to
Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus, the principal portion of Monthly Payments that would have become due on such related Mortgage Loan after such REO Property was acquired if such Mortgage Loan had not been converted to an REO Property, to the extent advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a any payment required to be made under the terms of the Certificates and this Agreement is prohibited by Section 362 of the federal Bankruptcy Code, funds which are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

                  "Stripped Interest Rate": With respect to any Group III Mortgage Loan, the excess, if any, of the Expense Adjusted Mortgage Rate minus 7.500% per annum.

                  "Subgroup": Any of Subgroup III-A1 or Subgroup III-A2.

                  "Subgroup III-A1": The Group III Mortgage Loan subgroup that includes all Group III Mortgage Loans with an Expense Adjusted Mortgage Rate less than or equal to 6.500% and Mortgage Loan Components representing a portion of all Group III Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than 6.500% per annum and less than 7.500% per annum.

                  "Subgroup III-A1 Available Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of (i) the sum attributable to the related Mortgage Loans and Mortgage Loan Components of (a) the aggregate of the Monthly Payments due on or before the Due Date relating to such Distribution Date and received by the Master Servicer (or a Sub-Servicer on its behalf) on or prior to the related Determination Date, after deduction of the applicable Servicing Fee and the Administration Fee (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for related Mortgage Loans and Mortgage Loan Components, Subsequent Recoveries and other unscheduled of principal and interest in respect of the related Mortgage Loans and Mortgage Loan Components or related REO Properties received by the Servicer during the related Prepayment Period (exclusive of any prepayment charges, penalties or premiums), (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest Payment paid by the Master Servicer in respect of related Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period and (d) the aggregate of any P&I Advances made by the Master Servicer for such Distribution Date over (ii) the sum attributable to or allocable to such Mortgage Loans of (a) amounts reimbursable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, Citibank or a Custodian pursuant to Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses (i)(a) through (i)(d) above deposited in the Collection Account or the Distribution Account in respect of the items set forth in clauses (i)(a) through (i)(d) above in error, (c) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.18.

                  Notwithstanding the foregoing, the Group III-A1 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Subgroup with respect to Subgroup III-A1) or decreased (in the case of an Overcollateralized Subgroup with respect to Subgroup III-A1) by any applicable Diverted Interest Amount or Group III Class A Principal Adjustment Amount, in each case for such Distribution Date.

                  "Subgroup III-A1 Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Mortgage Loans and Mortgage Loan Components in Subgroup III-A1 plus (b) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Mortgage Loans and Mortgage Loan Components in Subgroup III-A1 over (ii) the aggregate Certificate Principal Balance of the Class III-A1 Certificates immediately after payment of the related Senior Principal Distribution Amount, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Subgroup III-A1 Senior Percentage": With respect to any Distribution Date and the Class III-A1 Certificates, the lesser of (a) 100% and
(b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class III-A1 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class III-A1 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Mortgage Loans and Mortgage Loan Components in Subgroup III-A1, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Mortgage Loans and Mortgage Loan Components in Subgroup III-A1, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Subgroup III-A1 Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below and the Class III-A1 Certificates, the percentage as indicated below:

      Distribution Date                    Senior Prepayment Percentage
April 2005 through March 2010       100%
April 2010 through March 2011       Subgroup III-A1 Senior Percentage plus 70%
                                    of the Subgroup III-A1 Subordinate
                                    Percentage
April 2011 through March 2012       Subgroup III-A1 Senior Percentage plus 60%
                                    of the Subgroup III-A1 Subordinate
                                    Percentage
April 2012 through March 2013       Subgroup III-A1 Senior Percentage plus 40%
                                    of the Subgroup III-A1 Subordinate
                                    Percentage
April 2013 through March 2014       Subgroup III-A1 Senior Percentage plus 20%
                                    of the Subgroup III-A1 Subordinate
                                    Percentage
April 2014 and thereafter           Subgroup III-A1 Senior Percentage


PROVIDED, HOWEVER, no reduction to the Subgroup III-A1 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Group III Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the related Subordinate Certificates and (ii) Realized Losses on the Group III Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which the conditions in either of clauses (i) or (ii) above are not met, the Subgroup III-A1 Senior Prepayment Percentage will be the greater of (x) the Subgroup III-A1 Senior Prepayment Percentage for such Distribution Date or (y) the Subgroup III-A1 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  On any Distribution Date on which the Aggregate Senior Percentage for Collateral Pool III exceeds the initial Aggregate Senior Percentage for Collateral Pool III, the Subgroup III-A1 Senior Prepayment Percentage shall be 100%.

                  Upon reduction of the Certificate Principal Balance of the Class III-A1 Certificates to zero, the Subgroup III-A1 Senior Prepayment Percentage shall equal 0%.

                  "Subgroup III-A1 Subordinate Percentage": 100% minus the Subgroup III-A1 Senior Percentage.

                  "Subgroup III-A1 Subordinate Prepayment Percentage": 100% minus the Subgroup III-A1 Senior Prepayment Percentage.

                  "Subgroup III-A2": The Group III Mortgage Loan subgroup that includes all Group III Mortgage Loans with an Expense Adjusted Mortgage Rate greater than or equal to 7.500% and Mortgage Loan Components representing a portion of all Group III Mortgage Loans, based on the Applicable Fractions of such Mortgage Loans, with an Expense Adjusted Mortgage Rate greater than 6.500% per annum and less than 7.500% per annum.

                  "Subgroup III-A2 Available Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of (i) the sum attributable to the related Mortgage Loans and Mortgage Loan Components of (a) the aggregate of the Monthly Payments due on or before the Due Date relating to such Distribution Date and received by the Master Servicer (or a Sub-Servicer on its behalf) on or prior to the related Determination Date, after deduction of the applicable Servicing Fee and the Administration Fee (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for related Mortgage Loans and Mortgage Loan Components, Subsequent Recoveries and other unscheduled of principal and interest in respect of the related Mortgage Loans and Mortgage Loan Components or related REO Properties received by the Servicer during the related Prepayment Period (exclusive of any prepayment charges, penalties or premiums), (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest Payment paid by the Master Servicer in respect of related Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period and (d) the aggregate of any P&I Advances made by the Master Servicer for such Distribution Date over (ii) the sum attributable to or allocable to such Mortgage Loans of (a) amounts reimbursable to the

Depositor, the Master Servicer, the Trustee, the Trust Administrator, Citibank or a Custodian pursuant to Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses (i)(a) through (i)(d) above deposited in the Collection Account or the Distribution Account in respect of the items set forth in clauses (i)(a) through (i)(d) above in error, (c) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.18.

                  Notwithstanding the foregoing, the Group III-A2 Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Subgroup with respect to Subgroup III-A2) or decreased (in the case of an Overcollateralized Subgroup with respect to Subgroup III-A2) by any applicable Diverted Interest Amount or Group III Class A Principal Adjustment Amount, in each case for such Distribution Date.

                  "Subgroup III-A2 Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Mortgage Loans and Mortgage Loan Components in Subgroup III-A2 plus (b) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Mortgage Loans and Mortgage Loan Components in Subgroup III-A2 over (ii) the aggregate Certificate Principal Balance of the Class III-A2 Certificates immediately after payment of the related Senior Principal Distribution Amount, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced.

                  "Subgroup III-A2 Senior Percentage": With respect to any Distribution Date and the Class III-A2 Certificates, the lesser of (a) 100% and
(b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class III-A2 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class III-A2 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Mortgage Loans and Mortgage Loan Components in Subgroup III-A2, plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties related to the Mortgage Loans and Mortgage Loan Components in Subgroup III-A2, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Subgroup III-A2 Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below and the Class III-A2 Certificates, the percentage as indicated below:


      Distribution Date                Senior Prepayment Percentage
April 2005 through March 2010       100%
April 2010 through March 2011       Subgroup III-A2 Senior Percentage plus 70%
                                    of the Subgroup III-A2 Subordinate
                                    Percentage


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

April 2011 through March 2012       Subgroup III-A2 Senior Percentage plus 60%
                                    of the Subgroup III-A2 Subordinate
                                    Percentage
April 2012 through March 2013       Subgroup III-A2 Senior Percentage plus 40%
                                    of the Subgroup III-A2 Subordinate
                                    Percentage
April 2013 through March 2014       Subgroup III-A2 Senior Percentage plus 20%
                                    of the Subgroup III-A2 Subordinate
                                    Percentage
April 2014 and thereafter           Subgroup III-A2 Senior Percentage

PROVIDED, HOWEVER, no reduction to the Subgroup III-A2 Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Group III Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the related Subordinate Certificates and (ii) Realized Losses on the Group III Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which the conditions in either of clauses (i) or (ii) above are not met, the Subgroup III-A2 Senior Prepayment Percentage will be the greater of (x) the Subgroup III-A2 Senior Prepayment Percentage for such Distribution Date or (y) the Subgroup III-A2 Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  On any Distribution Date on which the Aggregate Senior Percentage for Collateral Pool III exceeds the initial Aggregate Senior Percentage for Collateral Pool III, the Subgroup III-A1 Senior Prepayment Percentage shall be 100%.

                  Upon reduction of the Certificate Principal Balance of the Class III-A1 Certificates to zero, the Subgroup III-A1 Senior Prepayment Percentage shall equal 0%.

                  "Subgroup III-A2 Subordinate Percentage": 100% minus the Subgroup III-A2 Senior Percentage.

                  "Subgroup III-A2 Subordinate Prepayment Percentage": 100% minus the Subgroup III-A2 Senior Prepayment Percentage.

                  "Subordinate Certificates": The Group I Subordinate Certificates, the Group II Subordinate Certificates and the Group III Subordinate Certificates.

                  "Subordinate Net WAC Rate": For any Distribution Date and the Group II Subordinate Certificates, a rate per annum equal to the weighted average, weighted in proportion to the results of subtracting from the aggregate principal balance of each of Loan Group II-1 and Loan Group II-2 the aggregate Certificate Principal Balance of the related Class A Certificates and Residual Certificates, of the weighted average Expense Adjusted Mortgage Rates of the Group II-1 Mortgage Loans and the Group II-2 Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II-A Remittance Rate on REMIC II-A Regular Interest LT-1A (subject to a cap and a



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

floor equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group II-1 Mortgage Loans) and the REMIC II-A Remittance Rate on REMIC II-A Regular Interest LT-2A (subject to a cap and a floor equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group II-2 Mortgage Loans), weighted on the basis of the Uncertificated Balance of each such REMIC II-A Regular Interest. For any Distribution Date and the Group III Subordinate Certificates, a rate per annum equal to the weighted average, weighted in proportion to the results of subtracting from the aggregate principal balance of mortgage loans and components in each of Subgroup III-A1 and Subgroup III-A2 the aggregate Certificate Principal Balance of the related Class A Certificates and Residual Certificates, of 6.50% per annum and 7.50% per annum. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC III-A Remittance Rate on REMIC III-A Regular Interest LT-1SUB and the REMIC III-A Remittance Rate on REMIC III-A Regular Interest LT-2SUB, weighted on the basis of the Uncertificated Balance of each such REMIC III-A Regular Interest.

                  "Subordinate Percentage": The Group I Subordinate Percentage, Group II-1 Subordinate Percentage, Group II-2 Subordinate Percentage, Subgroup III-A1 Subordinate Percentage or Subgroup III-A2 Subordinate Percentage, as applicable.

                  "Subordinate Prepayment Percentage": The Group I Subordinate Prepayment Percentage, Group II-1 Subordinate Prepayment Percentage, Group II-2 Subordinate Prepayment Percentage, Subgroup III-A1 Subordinate Prepayment Percentage or Subgroup III-A2 Subordinate Prepayment Percentage, as applicable.

                  "Subordinate Principal Distribution Amount": With respect to any Collateral Pool and for any Distribution Date, an amount equal to the lesser of (i) the Available Distribution Amount or Available Distribution Amounts remaining after distribution of the Interest Distribution Amounts to the related Classes of Senior Certificates, the Class PO Principal Distribution Amount to the Class III-PO Certificates (in the case of Collateral Pool III) and the Interest Distribution Amounts to the related Classes of Subordinate Certificates and (ii) the aggregate of the sum of:

                  (a) the product of (x) the then-applicable related Subordinate Percentage and (y) the sum of the following:

                  (i) the related Non-Class PO Percentage of the aggregate of the principal portions of all Monthly Payments due during the related Due Period in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, whether or not received;

                  (ii) the related Non-Class PO Percentage of the principal portion of all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (other than amounts described in clause
                  (c) below) received in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, during the related Prepayment Period (other than any related Mortgage Loan or Mortgage Loan Component that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01 during the related Prepayment Period), net of any



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

                  portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to
                  Section 4.03 in respect of a preceding Distribution Date;

                  (iii) the related Non-Class PO Percentage of the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each related Mortgage Loan or Mortgage Loan Component, as applicable, that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or
                  Section 9.01 during the related Prepayment Period;

                  (iv) [reserved];

                  (v) in connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Loan Group or Subgroup pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate of the related Non-Class PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the related Non-Class PO Percentage of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the related Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the aggregate of the related Non-Class PO Percentage of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

                  (b) the product of (x) the then-applicable related Subordinate Prepayment Percentage and (y) the related Non-Class PO Percentage of all Principal Prepayments received in respect of the related Mortgage Loans or Mortgage Loan Components, as applicable, during the related Prepayment Period;

                  (c) with respect to any related Mortgage Loans or Mortgage Loan Components, as applicable, which were the subject of a Final Recovery Determination in the related Prepayment Period, the amount, if any, by which the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loans or Mortgage Loan Components exceed the amount distributable to the related Class A Certificates and the related Class PO Certificates pursuant to clause (c) of the definition of "Senior Principal Distribution Amount" and clause (c) of the definition of "Class PO Principal Distribution Amount";

                  (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the amounts calculated pursuant to clauses (a), (b) and (c) above for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the Subordinate Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not


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

                  attributable to Realized Losses that were allocated to the Subordinate Certificates pursuant to Section 4.04; and

                  (e) with respect to Subordinate Certificates relating to Collateral Pool III, any Group III Class A Principal Adjustment Amount, so long as the Subordination Test has been met with respect to such Distribution Date.

                  "Subordination Test": With respect to Collateral Pool III, the Subordination Test will be met if the Group III Subordinate Percentage is equal to or greater than two times the initial Group III Subordinate Percentage.

                  "Sub-Servicer": Any Person (i) with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02 or (ii) in the case of each Initial Sub-Servicing Agreement, the related servicer thereunder.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

                  "Sub-Servicing Agreement": Either (i) the written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 or (ii) any Initial Sub Servicing Agreement.

                  "Subsequent Recoveries": As of any Distribution Date, amounts received by the Trust Fund (net of any related expenses permitted to be reimbursed to the related Sub-Servicer or the Master Servicer from such amounts under the related Sub-Servicing Agreement or hereunder) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

                  "Substitution Shortfall Amount": As defined in Section 2.03(d) hereof.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any Trust REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price": As defined in Section 9.01.

                  "Terminator": With respect to the termination of REMIC I, the majority Holder of the Class I-R Certificates (unless such Holder is the Seller, Citigroup Global Markets Inc. or an Affiliate of either of them) or if such majority Holder fails to exercise such option, the Master Servicer. With respect to the termination of REMIC II-A, the majority Holder of the Class II-R Certificates (unless such Holder is the Seller, Citigroup Global Markets Inc. or an Affiliate of either of them) or if such majority Holder fails to exercise such option, the Master Servicer.

With respect to the termination of REMIC III-A, the majority Holder of the Class III-R Certificates (unless such Holder is the Seller, Citigroup Global Markets Inc. or an Affiliate of either of them) or if such majority Holder fails to exercise such option, the Master Servicer.

                   "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Amount": The Trigger Amount for Collateral Pool I and for any Distribution Date occurring after the first ten years from the Closing Date will be as follows: for any Distribution Date during the eleventh year after the Closing Date, 30% of the initial sum of the Certificate Principal Balances of the Group I Subordinate Certificates; for any Distribution Date during the twelfth year after the Closing Date, 35% of the initial sum of the Certificate Principal Balances of the Group I Subordinate Certificates; for any Distribution Date during the thirteenth year after the Closing Date, 40% of the initial sum of the Certificate Principal Balances of the Group I Subordinate Certificates; for any Distribution Date during the fourteenth year after the Closing Date, 45% of the initial sum of the Certificate Principal Balances of the Group I Subordinate Certificates; and for any Distribution Date during the fifteenth year or any year thereafter, after the Closing Date, 50% of the initial sum of the Certificate Principal Balances of the Group I Subordinate Certificates.

         The Trigger Amount for Collateral Pool II and for any Distribution Date occurring after the first seven years from the Closing Date will be as follows: for any Distribution date during the eighth year after the Closing Date, 30% of the initial sum of the Certificate Principal Balances of the Group II Subordinate Certificates; for any Distribution Date during the ninth year after the Closing Date, 35% of the initial sum of the Certificate Principal Balances of the Group II Subordinate Certificates; for any Distribution Date during the tenth year after the Closing Date, 40% of the initial sum of the Certificate Principal Balances of the Group II Subordinate Certificates; for any Distribution Date during the eleventh year after the Closing Date, 45% of the initial sum of the Certificate Principal Balances of the Group II Subordinate Certificates; and for any Distribution Date during the twelfth year or any year thereafter, after the Closing Date, 50% of the initial sum of the Certificate Principal Balances of the Group II Subordinate Certificates.

         The Trigger Amount for Collateral Pool III and for any Distribution Date occurring after the first five years from the Closing Date will be as follows: for any Distribution Date during the sixth year after the Closing Date, 30% of the initial sum of the Certificate Principal Balances of the Group III Subordinate Certificates; for any Distribution Date during the seventh year after the Closing Date, 35% of the initial sum of the Certificate Principal Balances of the Group III Subordinate Certificates; for any Distribution Date during the eighth year after the Closing Date, 40% of the initial sum of the Certificate Principal Balances of the Group III Subordinate Certificates; for any Distribution Date during the ninth year after the Closing Date, 45% of the initial sum of the Certificate Principal Balances of the Group III Subordinate Certificates; and for any Distribution Date during the tenth year or any year thereafter, after the Closing Date, 50% of the initial sum of the Certificate Principal Balances of the Group III Subordinate Certificates.

                  "Trust Administrator": CitiMortgage, Inc., or its successor in interest, or any successor trust administrator appointed as herein provided.

                  "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II-A, REMIC II-B, REMIC III-A and REMIC III-B.

                  "Trustee": U.S. Bank National Association, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Trust REMIC": Each of REMIC I, REMIC II-A, REMIC II-B, REMIC III-A and REMIC III-B.

                  "Uncertificated Balance": The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.04.

                  "Uncertificated Notional Amount": With respect to REMIC III-A Regular Interest LT-IO, the aggregate Scheduled Principal Balance of the Group III Mortgage Loans.

                  "Undercollateralized Amount": As to any Distribution Date and Loan Group II-1, the excess, if any, of the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date over the sum of (i) the aggregate Scheduled Principal Balance of the Group II-1 Mortgage Loans plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II-1, in each case before reduction for any Realized Losses on such Distribution Date. As to any Distribution Date and Loan Group II-2, the excess, if any, of the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date over the sum of (i) the aggregate Scheduled Principal Balance of the Group II-2 Mortgage Loans plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II-2, in each case before reduction for any Realized Losses on such Distribution Date. As to any Distribution Date and Subgroup III-A1, the excess, if any, of the Certificate Principal Balance of the Class III-A1 Certificates immediately after payments of the related Senior Principal Distribution Amount for such Distribution Date over the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Mortgage Loans and Mortgage Loan Components in Subgroup III-A1 plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties (or related portions thereof) in Subgroup III-A1, in each case, after scheduled and unscheduled payments in respect of principal. As to any Distribution Date and Subgroup III-A2, the excess, if any, of the Certificate Principal Balance of the Class III-A2 Certificates immediately after payments of the related Senior Principal Distribution Amount for such Distribution Date over the sum of (i) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the Mortgage Loans and Mortgage Loan Components in Subgroup III-A2 plus (ii) the aggregate of the Non-Class PO Percentages of the Scheduled Principal Balances of the REO Properties (or related portions thereof) in Subgroup III-A2, in each case, after scheduled and unscheduled payments in respect of principal.

                  "Undercollateralized Loan Group": With respect to the Group II Class A Certificates and the Group III Class A Certificates, as to any Distribution Date, any Loan Group or Subgroup within the related Collateral Pool for which an Undercollateralized Amount greater than zero is calculated.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations); provided that, for purposes solely of the restrictions on the transfer of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan or such other value assigned to such Mortgaged Property by the originator at the time of origination of the Mortgage Loan.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, (i) 98% of all of the Voting Rights shall be allocated to the Holders of the Classes of Regular Certificates (other than the Class XS Certificates) in proportion to their then outstanding Certificate Principal Balances, (ii) 1% of all Voting Rights will be allocated among the Holders of the Class XS Certificates and (iii) 1% of all Voting Rights will be allocated among the Holders of the Residual Certificates. All Voting Rights allocated to any Holders of any Class of Certificates shall be allocated among the

Holders of the Certificates of such Class PRO RATA in accordance with the respective Percentage Interests evidenced thereby.

                  "Wells Fargo" Wells Fargo Bank, N.A., as successor in interest to Wells Fargo Home Mortgage, Inc., or its successor in interest.

                  "Wells Mortgage Loans": The Mortgage Loans originated by Wells Fargo.

                  SECTION 1.02 Allocation of Certain Interest Shortfalls.

                  The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans in a Collateral Pool for any Distribution Date shall be allocated among the related Certificates (other than the Class III-PO Certificates), PRO RATA in accordance with, and to the extent of one month's interest at the Pass- Through Rate on the respective Certificate Principal Balance or Notional Amount of such Certificate immediately prior to such Distribution Date.

                  On each Distribution Date, the Net Deferred Interest, if any, will be allocated in reduction of the Interest Distribution Amount for each Class of Group I Certificates in an amount equal to the excess, if any, of (i) the amount of interest that accrued on such Class of Certificates at its respective Pass-Through Rate during the Interest Accrual Period related to that Distribution Date over (ii) the amount of interest that accrues on such Class at the Adjusted Cap Rate for the Interest Accrual Period related to that Distribution Date.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01 Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (except Section 18 thereof), and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee or a Custodian on its behalf an executed copy of the Mortgage Loan Purchase Agreement.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee or a Custodian on its behalf, the following documents or instruments (a "Mortgage File") with respect to each Mortgage Loan so transferred and assigned:

                           (i) The Mortgage Note, endorsed by manual or
                  facsimile signature without recourse by the Originator or an Affiliate of the Originator in blank or to the Trustee showing a complete chain of endorsements from the named payee to the Trustee or from the named payee to the Affiliate of the Originator and from such Affiliate to the Trustee;

                           (ii) The original recorded Mortgage, noting the
                  presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon or a copy of the Mortgage certified by the public recording office in those jurisdictions where the public recording office retains the original;

                           (iii) Unless the Mortgage Loan is registered on the
                  MERS(R) System, an assignment to the Trustee in recordable form of the Mortgage which may be included, where permitted by local law, in a blanket assignment or assignments of the Mortgage to the Trustee, including any intervening assignments and showing a complete chain of title from the original mortgagee named under the Mortgage to the Person assigning the Mortgage Loan to the Trustee (or to MERS, noting the presence of the MIN, if the Mortgage Loan is registered on the MERS(R) System);

                           (iv) Any original assumption, modification, buydown
                  or conversion-to- fixed-interest-rate agreement applicable to the Mortgage Loan;

                           (v) With respect to any Mortgage Loan listed on the
                  Mortgage Loan Schedule as subject to a Primary Mortgage Insurance Policy, the original Primary Mortgage Insurance Policy or certificate or a copy thereof; and

                           (vi) The original or a copy of the title insurance
                  policy (which may be a certificate or a short form policy relating to a master policy of title insurance) pertaining to the Mortgaged Property, or in the event such original title policy is unavailable, a copy of the preliminary title report and the lender's recording instructions, with the original to be delivered within 180 days of the Closing Date or an attorney's opinion of title in jurisdictions where such is the customary evidence of title.

                  In instances where an original recorded Mortgage cannot be delivered by the Depositor to the Trustee (or a Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with the recording of such Mortgage, the Depositor may, (a) in lieu of delivering such original recorded Mortgage referred to in clause (ii) above, deliver to the Trustee (or a Custodian on behalf of the Trustee) a copy thereof, provided that the Depositor certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor (which may be a certificate relating to a master policy of title insurance), and
(b) in lieu
of delivering the completed assignment in recordable form referred to in clause
(iii) above to the Trustee (or a Custodian on behalf of the Trustee), deliver such assignment to the Trustee (or a Custodian on behalf of the Trustee) completed except for recording information. In all such instances, the Depositor will deliver the original recorded Mortgage and completed assignment (if applicable) to the Trustee (or a Custodian on behalf of the Trustee) promptly upon receipt of such Mortgage. In instances where an original recorded Mortgage has been lost or misplaced, the Depositor or the related title insurance company may deliver, in lieu of such Mortgage, a copy of such Mortgage bearing recordation information and certified as true and correct by the office in which recordation thereof was made. In instances where the original or a copy of the title insurance policy referred to in clause (vi) above (which may be a certificate relating to a master policy of title insurance) pertaining to the Mortgaged Property relating to a Mortgage Loan cannot be delivered by the Depositor to the Trustee (or a Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement because such policy is not yet available, the Depositor may, in lieu of delivering the original or a copy of such title insurance referred to in clause (vi) above, deliver to the Trustee (or a Custodian on behalf of the Trustee) a binder with respect to such policy (which may be a certificate relating to a master policy of title insurance) and deliver the original or a copy of such policy (which may be a certificate relating to a master policy of title insurance) to the Trustee (or a Custodian on behalf of the Trustee) within 180 days of the Closing Date, in instances where an original assumption, modification, buydown or conversion-to-fixed- interest-rate agreement cannot be delivered by the Depositor to the Trustee (or a Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement, the Depositor may, in lieu of delivering the original of such agreement referred to in clause
(iv) above, deliver a certified copy thereof.

                  To the extent not already recorded, except with respect to any Mortgage Loan for which MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record, the Master Servicer, at the expense of the Seller shall promptly (and in no event later than five Business Days following the later of the Closing Date and the date of receipt by the Master Servicer of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to any Trust REMIC, in the appropriate public office for real property records, each Assignment delivered to it pursuant to (iii) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer, at the expense of the Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, but without limiting the requirement that such Assignments be in recordable form, neither the Master Servicer nor the Trustee shall be required to submit or cause to be submitted for recording any Assignment delivered to it or a Custodian pursuant to (iii) above if such recordation shall not, as of the Closing Date, be required by the Rating Agencies, as a condition to their assignment on the Closing Date of their initial ratings to the Certificates, as evidenced by the delivery by the Rating Agencies of their ratings letters on the Closing Date; provided, however, notwithstanding the foregoing, the Master Servicer shall submit each Assignment for recording, at no expense to the Trust Fund or the Master Servicer, upon the earliest to occur of: (A) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (B) the occurrence of a Master Servicer Event of Termination, (C) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (D) the occurrence of a servicing transfer as described in Section 7.02 of this Agreement and (E) with respect to any one


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

Assignment the occurrence of a foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the Assignments, such expense will be paid by the Master Servicer and the Master Servicer shall be reimbursed for such expenses by the Trust as set forth herein.

                  In connection with the assignment of any Mortgage Loan registered on the MERS System, the Depositor further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not and will not permit a Sub-Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  With respect to a maximum of approximately 5.00% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in (i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee (or a Custodian on behalf of the Trustee) of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee (or a Custodian on behalf of the Trustee) is subsequently located, such original Mortgage Note shall be delivered to the Trustee (or a Custodian on behalf of the Trustee) within three Business Days.

                  The Depositor shall deliver or cause to be delivered to the Trustee (or a Custodian on behalf of the Trustee) promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee (or a Custodian on behalf of the Trustee) are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee (or a Custodian on behalf of the Trustee). Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

                  Wherever it is provided in this Section 2.01 that any document, evidence or information relating to a Mortgage Loan be delivered or supplied to the Trustee, the Depositor shall do so by delivery thereof to the Trustee or Custodian on behalf of the Trustee.



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

                  It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan to be included in the Trust Fund be (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

                  SECTION 2.02 Acceptance of the Trust Fund by the Trustee.

                  Subject to the provisions of Section 2.01 and subject to any exceptions noted on an exception report delivered by or on behalf of the Trustee, the Trustee acknowledges receipt of the documents referred to in
Section 2.01 (other than such documents described in Sections 2.01(iv)) and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  The Trustee, by execution and delivery hereof, acknowledges receipt, subject to the review described in the succeeding sentence, of the documents and other property referred to in Section 2.01 and declares that the Trustee (or a Custodian on behalf of the Trustee) holds and will hold such documents and other property, including property yet to be received in the Trust Fund, in trust, upon the trusts herein set forth, for the benefit of all present and future Certificateholders. The Trustee or the Custodian on its behalf shall, for the benefit of the Trustee and the Certificateholders, review each Mortgage File within 90 days after execution and delivery of this Agreement, to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans. If in the course of such review the Trustee or the Custodian on its behalf finds a document or documents constituting a part of a Mortgage File to be defective in any material respect, the Trustee or the Custodian on its behalf shall promptly so notify the Depositor, the Trust Administrator, the Paying Agent, the Seller, the Master Servicer and, if such notice is from the Custodian on the Trustee's behalf, the Trustee. In addition, upon the discovery by the Depositor, the Master Servicer, the Trust Administrator, the Paying Agent or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

                  The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title



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

and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

                  The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a custodial agreement with a Custodian pursuant to which the Trustee appoints a Custodian to hold the Mortgage Files on behalf of the Trustee for the benefit of the Trustee and all present and future Certificateholders, which may provide that the Custodian shall, on behalf of the Trustee, conduct the review of each Mortgage File required under the first paragraph of this Section 2.02. Initially, Citibank West, FSB is appointed as Custodian with respect to the Mortgage Files of all the Mortgage Loans and, notwithstanding anything to the contrary herein, it is understood that such initial Custodian shall be responsible for the review contemplated in the second paragraph of this Section 2.02 and for all other functions relating to the receipt, review, reporting and certification provided for herein with respect to the Mortgage Files (other than ownership thereof for the benefit of the Certificateholders and related duties and obligations set forth herein).

                  SECTION 2.03 Repurchase or Substitution of Mortgage Loans by
                               the Seller or the Depositor.

                  (a) Upon discovery or receipt of notice by the Depositor, the Master Servicer, the Trust Administrator or the Trustee of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the party so discovering or receiving notice shall promptly notify the other parties to this Agreement, and the Trustee thereupon shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement (i) to repurchase such Mortgage Loan from REMIC I, REMIC II-A or REMIC III-A at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, and (ii) to indemnify the Trust Fund in respect of such missing document, defect or breach, in the case of each of (i) and (ii), if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan and any indemnification shall be remitted by the Seller to the Master Servicer for deposit into the Collection Account, and the Trust Administrator, upon receipt of written notice from the Master Servicer of such deposit, shall give written notice to the Trustee that such deposit has taken place and the Trustee shall release (or cause the Custodian to release on its behalf) to the Seller the related Mortgage File, and the Trustee and the Trust Administrator shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and the Trustee and the Trust Administrator shall have no further responsibility with regard to such Mortgage File. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Seller pursuant to the Mortgage Loan Purchase Agreement at its own



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expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS rules and regulations. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement the Seller may cause such Mortgage Loan to be removed from REMIC I, REMIC II-A or REMIC III-A (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing, and if and to the extent provided in the Mortgage Loan Purchase Agreement to perform any applicable indemnification obligations with respect to any such omission, defect or breach, as provided in the Mortgage Loan Purchase Agreement, shall constitute the only remedies respecting such omission, defect or breach available to the Trustee or the Trust Administrator on behalf of the Certificateholders.

                  (b) Reserved.

                  (c) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section
2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I, REMIC II-A or REMIC III-A.

                  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee (or to the Custodian on behalf of the Trustee, as applicable), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment in blank or to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Custodian on its behalf and on behalf of the Trustee shall, for the benefit of the Certificateholders, review each Mortgage File within 90 days after execution and delivery of this Agreement, to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans. If in the course of such review the Trustee or the Custodian on its behalf finds a document or documents constituting a part of a Mortgage File to be defective in any material respect, the Trustee or the Custodian on its behalf shall promptly so notify the Depositor, the Trust Administrator, the Seller and the Master Servicer. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment


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

due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trust Administrator shall give or cause to be given written notice to the Trustee and the Certificateholders that such substitution has taken place, and the Trust Administrator shall amend or cause the Custodian to amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and, upon receipt thereof, shall deliver a copy of such amended Mortgage Loan Schedule to the Master Servicer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement (including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement), in each case as of the date of substitution.

                  For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Mortgage Loan Remittance Rate. On the date of such substitution, the Trustee will monitor the obligation of the Seller to deliver or cause to be delivered, and shall request that such delivery be to the Master Servicer for deposit in the Collection Account, an amount equal to the Substitution Shortfall Amount, if any, and the Trustee (or the Custodian on behalf of the Trustee, as applicable), upon receipt of the related Qualified Substitute Mortgage Loan or Loans and written notice given by the Master Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and the Trustee and the Trust Administrator shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Seller shall obtain at its own expense and deliver to the Trustee and the Trust Administrator an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or
(b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (e) Upon discovery by the Depositor, the Master Servicer, the Trust Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties to this Agreement, and the Trustee shall give written notice thereof to the Seller. In connection therewith, the Seller pursuant to the Mortgage Loan Purchase Agreement or the Depositor pursuant to this Agreement shall repurchase or, subject to the limitations set forth in
Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such



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

repurchase or substitution shall be made by (i) the Seller if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement or (iii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a). The Trustee shall reconvey to the Depositor or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased by the Seller for breach of a representation or warranty.

                  SECTION 2.04 Reserved.

                  SECTION 2.05 Representations, Warranties and Covenants of the
                               Master Servicer.

                  The Master Servicer hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of each of the Trustee, the Trust Administrator, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                           (i) The Master Servicer is a corporation duly
                  organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                           (ii) The Master Servicer has the full corporate power
                  and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                           (iii) The execution and delivery of this Agreement by
                  the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder,



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

                  the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                           (iv) The Master Servicer is an approved
                  seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

                           (v) No litigation is pending against the Master
                  Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                           (vi) No consent, approval, authorization or order of
                  any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                           (vii) The Master Servicer covenants that its computer
                  and other systems used in servicing the Mortgage Loans operate in a manner such that the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement; and

                           (viii) The Master Servicer (or a Sub-Servicer
                  servicing the Mortgage Loans on its behalf) is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee or to the


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

Custodian on its behalf and shall inure to the benefit of the Trustee, the Trust Administrator, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee. Subject to Section 7.01, the obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches shall constitute the sole remedies against the Master Servicer available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

                  SECTION 2.06 Issuance of the Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the Custodian on its behalf of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I delivered on the date hereof, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery of such assets delivered on the date hereof and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in REMIC I, REMIC II-B or REMIC III-B.

                  SECTION 2.07 Conveyance of the REMIC Regular Interests;
                               Acceptance of the Trust REMICs by the Trustee.

         The rights of the Class I-R Certificateholders and of REMIC I to receive distributions, and all ownership interests evidenced or constituted by the Class I-R Certificates and the Group I Certificates, shall be as set forth in this Agreement.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC II-A Regular Interests for the benefit of the Class II-R Certificateholders (as holder of the Class R-IIA Interest) and REMIC II-B (as holder of the REMIC II-A Regular Interests). The Trustee acknowledges receipt of the REMIC II-A Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class II-R Certificateholders (as holder of the Class R-IIB Interest) and REMIC II-B (as holder of the REMIC II-A Regular Interests). The rights of the Class II-R Certificateholders (as holder of the Class R-IIB Interest) and of REMIC II-B (as holder of the REMIC II-A Regular Interests) to receive distributions from the proceeds of REMIC II-A, and all ownership interests evidenced or constituted by the Class R-IIB Interest and the Group II Certificates, shall be as set forth in this Agreement.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title


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

and interest of the Depositor in and to the REMIC III-A Regular Interests for the benefit of the Class III-R Certificateholders (as holder of the Class R-IIIA Interest) and REMIC III-B (as holder of the REMIC III-A Regular Interests). The Trustee acknowledges receipt of the REMIC III-A Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class III-R Certificateholders (as holder of the Class R-IIIB Interest) and REMIC III-B (as holder of the REMIC III-A Regular Interests). The rights of the Class III-R Certificateholders (as holder of the Class R-IIIB Interest) and of REMIC III-B (as holder of the REMIC III-A Regular Interests) to receive distributions from the proceeds of REMIC III-A, and all ownership interests evidenced or constituted by the Class R-IIIB Interest and the Group II Certificates, shall be as set forth in this Agreement.



                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01 Master Servicer to Act as Master Servicer.

                  The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                           (i) any relationship that the Master Servicer, any
                  Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                           (ii) the ownership of any Certificate by the Master
                  Servicer or any Affiliate of the Master Servicer;

                           (iii) the Master Servicer's obligation to make P&I
                  Advances or Servicing Advances; or

                           (iv) the Master Servicer's or any Sub-Servicer's
                  right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.



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Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy and any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to
Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub- Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Master Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses (i) incurred as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System or (ii) if the affected Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, incurred in connection with the actions described in the preceding sentence, shall be subject to withdrawal by the Master Servicer from the Collection Account.

                  Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in



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Section 4.03) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan (except with respect to a Mortgage Loan that is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable) that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under
Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

                  SECTION 3.02 Sub-Servicing Agreements Between the Master
                               Servicer and Sub-Servicers.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by the Rating Agencies of the rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. As of the Cut-Off date, GMAC is the Sub-Servicer with respect to the Mortgage Loans originated by Quicken and with respect to the Mortgage Loans originated by Mortgage IT and in such capacity GMAC will be primarily responsible for the servicing of such Mortgage Loans. As of the Cut-Off Date, Countrywide Home Loans Servicing LP is the Sub-Servicer with respect to the Mortgage Loans originated by Countrywide and in such capacity Countrywide Home Loans Servicing LP will be primarily responsible for the servicing of such Mortgage Loans. As of the Cut-Off Date, Wells Fargo is the Sub-Servicer with respect to the Mortgage Loans originated by Wells Fargo and in such capacity Wells Fargo will be primarily responsible for the servicing of such Mortgage Loans. As of the Cut-Off Date, CitiMortgage is the Sub-Servicer with respect to the CitiMortgage Mortgage Loans and in such capacity CitiMortgage will be primarily responsible for the servicing of such Mortgage Loans.

                  (b) Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts of which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of



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this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub- Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee and the Trust Administrator copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                  (c) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub- Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

                  SECTION 3.03 Successor Sub-Servicers.

                  The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  Any Sub-Servicing Agreement (other than any Initial Sub-Servicing Agreement) shall include the provision that such agreement may be immediately terminated by the Trustee or the Trust Administrator without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).



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                  SECTION 3.04 Liability of the Master Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub- Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05 No Contractual Relationship Between Sub-Servicers
                               and Trustee, Trust Administrator or
                               Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee, the Trust Administrator and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 3.06 Assumption or Termination of Sub-Servicing
                               Agreements by Trustee.

                  In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section
7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the



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Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub- Servicing Agreements to the assuming party.

                  SECTION 3.07 Collection of Certain Mortgage Loan Payments.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy and any other applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and the servicing standards set forth in Section 3.01, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, only upon determining that the coverage of such Mortgage Loan by the related Primary Mortgage Insurance Policy, if any, will not be affected, or (ii) extend the due dates for Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to
Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in
Section 3.01, may waive, modify or vary any term of such Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor, if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).

                  SECTION 3.08 Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account (provided, however, that in the case of each Initial Sub-Servicing Agreement, the applicable Sub-Servicing Account shall comply with all requirements of the Initial Sub-Servicing Agreement relating to the custodial account provided for therein). The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the




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Sub-Servicer less its servicing compensation to the extent permitted by the
Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than one Business Day after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account (or, in the case of the Initial Sub-Servicing Agreement, at such time as is required pursuant to the terms of the Initial Sub-Servicing Agreement). For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                  SECTION 3.09 Collection of Taxes, Assessments and Similar
                               Items; Servicing Accounts.

                  The Master Servicer shall establish and maintain (or cause a Sub-Servicer to establish and maintain) one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of ground rents, taxes, assessments, fire and hazard insurance premiums, Primary Mortgage Insurance Premiums, water charges, sewer rents and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer (or the applicable Sub-Servicer) shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Master Servicer's (or the applicable Sub-Servicer's) receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than one Business Day after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of Escrow Payments; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX; or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.



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                  SECTION 3.10 Collection Account and Distribution Account.

                  (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain one or more separate, segregated trust accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it from and after the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                           (i) all payments on account of principal, including
                  Principal Prepayments, on the Mortgage Loans;

                           (ii) all payments on account of interest (net of the
                  related Servicing Fee and the related Administration Fee) on each Mortgage Loan;

                           (iii) all Insurance Proceeds, Subsequent Recoveries
                  and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

                           (iv) any amounts required to be deposited pursuant to
                  Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                           (v) any amounts required to be deposited by the
                  Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                           (vi) all proceeds of any Mortgage Loan repurchased or
                  purchased in accordance with Section 2.03 or Section 9.01; and

                           (vii) all amounts required to be deposited in
                  connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03.

                  For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

                  The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing,



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payments in the nature of late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Paying Agent on behalf of the Trust Administrator shall establish and maintain one or more separate, segregated trust accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Paying Agent in immediately available funds for deposit in the Distribution Account on or before 12:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the subtraction therefrom of any amounts described in clause (ii)(a) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 12:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Seller or any Sub-Servicer pursuant to
Section 3.11 and shall pay such amounts to the Persons entitled thereto.

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee, the Trust Administrator, the Paying Agent and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Paying Agent shall give notice to the Master Servicer, the Trust Administrator, the Paying Agent and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Paying Agent on behalf of the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Paying Agent shall have the sole authority to withdraw any funds held pursuant to this subsection
(d). In the event the Master Servicer shall deliver to the Paying Agent for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Paying Agent withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Paying Agent from time to time for deposit, and upon written notification from the Master Servicer, the Paying Agent shall so deposit, in the Distribution Account:

                           (i) any P&I Advances, as required pursuant to Section
                  4.03;

                           (ii) any amounts required to be deposited pursuant to
                  Section 3.23(d) or (f) in connection with any REO Property;

                           (iii) any amounts to be paid by the Master Servicer
                  in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

                           (iv) any amounts required to be deposited pursuant to
                  Section 3.24 in connection with any Prepayment Interest Shortfalls; and

                           (v) any Stayed Funds, as soon as permitted by the
                  federal bankruptcy court having jurisdiction in such matters.

                  (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Paying Agent shall deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder.

                  (f) The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

                  SECTION 3.11 Withdrawals from the Collection Account and
                               Distribution Account.

                  (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

                           (i) to remit to the Paying Agent for deposit in the
                  Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                           (ii) subject to Section 3.16(d), to reimburse the
                  Master Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees and Administration Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of
                  Section 4.03;

                           (iii) subject to Section 3.16(d), to pay the Master
                  Servicer or any Sub- Servicer (A) any unpaid Servicing Fees and unpaid Administration Fees, (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan and (C) any nonrecoverable Servicing Advances following the final liquidation of a Mortgage Loan, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for such Servicing Advances;


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                           (iv) to pay to the Master Servicer as servicing
                  compensation (in addition to the Servicing Fee and the Administration Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                           (v) to pay to the Master Servicer, the Depositor or
                  the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                           (vi) to reimburse the Master Servicer for any P&I
                  Advance previously made which the Master Servicer has determined to be a Nonrecoverable P&I Advance in accordance with the provisions of Section 4.03;

                           (vii) to reimburse the Master Servicer or the
                  Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                           (viii) to reimburse the Master Servicer, the Trust
                  Administrator or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section
                  2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                           (ix) to pay, or to reimburse the Master Servicer for
                  advances in respect of expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                           (x) [reserved]; and

                           (xi) to clear and terminate the Collection Account
                  pursuant to Section 9.01.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and
(ix) above. The Master Servicer shall provide written notification to the Trustee, the Trust Administrator and the Paying Agent, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

                  (b) The Paying Agent shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                           (i) to make distributions to Certificateholders in
                  accordance with Section 4.01;


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                           (ii) to pay to itself any interest income earned on
                  funds deposited in the Distribution Account pursuant to
                  Section 3.12(c);

                           (iii) to reimburse the Trust Administrator or the
                  Trustee pursuant to Section 7.02;

                           (iv) to pay any amounts in respect of taxes pursuant
                  to 10.01(g)(iii);

                           (v) to pay any Extraordinary Trust Fund Expenses;

                           (vi) to reimburse the Paying Agent or the Trustee for
                  any P&I Advance made by it under Section 7.01 (if not reimbursed by the Master Servicer) to the same extent the Master Servicer would be entitled to reimbursement under
                  Section 3.11(a); and

                           (vii) to clear and terminate the Distribution Account
                  pursuant to Section 9.01.

                  SECTION 3.12 Investment of Funds in the Collection Account and
                               the Distribution Account.

                  (a) The Master Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an "Investment Account"), and the Paying Agent may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an "Investment Account"), to hold the funds in such Investment Account uninvested or to invest the funds in such Investment Account in one or more Permitted Investments specified in such instruction bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Paying Agent is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Paying Agent is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator (in its capacity as such) or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and the Distribution Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to

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                           the lesser of (1) all amounts then payable thereunder
                           and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Master Servicer, shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Master Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Paying Agent, shall be for the benefit of the Paying Agent and shall be subject to its withdrawal at any time. The Paying Agent shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.13 Maintenance of the Primary Mortgage Insurance
                               Policies; Collections Thereunder.

                  The Master Servicer will maintain or cause the related Sub-Servicer, if any, to maintain in full force and effect, if required under the Mortgage Loan Purchase Agreement and to the extent available, a Primary Mortgage Insurance Policy with respect to each Mortgage Loan so insured as of the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution). Such coverage will be maintained with respect to each such Mortgage Loan for so long as it is outstanding, subject to any applicable laws or until the related Loan-to-Value Ratio is reduced to less than or equal to 80% based on Mortgagor payments. The Master Servicer shall cause the premium for each Primary Mortgage Insurance Policy to be paid on a timely basis and shall pay such premium out of its own funds if it is not otherwise paid. The Master Servicer or the related Sub-Servicer, if any, will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution) that is required to be kept in force under this Agreement unless



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a replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with a Qualified Insurer.

                  The Master Servicer shall not take, or permit any Sub-Servicer to take, any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or Sub-Servicer, would have been covered thereunder. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy. In connection with any assumption and modification agreement or substitution of liability agreement entered into or to be entered into pursuant to Section 3.15, the Master Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption in accordance with the terms of such policies and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If any such Primary Mortgage Insurance Policy is terminated as a result of such assumption, the Master Servicer or the related Sub-Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11; and any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policy in respect of any REO Property shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.23. In those cases in which a Mortgage Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee, and the Certificateholders, will present claims to the insurer under any Primary Mortgage Insurance Policy and all collections thereunder shall be deposited initially in the Sub-Servicing Account.

                  SECTION 3.14 Maintenance of Hazard Insurance and Errors and
                               Omissions and Fidelity Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing



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Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and
(ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee (upon the Trustee's reasonable


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request) with copies of any such insurance policies and fidelity bond. The
Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.15 Enforcement of Due-On-Sale Clauses; Assumption
                               Agreements.

                  The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable Primary Mortgage Insurance Policy or hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Custodian (with a copy to the Trustee) the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.



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                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.16 Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall, consistent with the servicing standard set forth in Section 3.01, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in
Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Trust Administrator, the Master Servicer or the Certificateholders would be considered to hold title to, to be a "mortgagee-in- possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                           (1) such Mortgaged Property is in compliance with
                  applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                           (2) there are no circumstances present at such
                  Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which



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                  such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.23 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) [Reserved].

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.11(a)(ii) or (a)(iii)(B); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees and Administration Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees and unpaid Administration Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii)(A).

                  SECTION 3.17 Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Custodian, on behalf of the Trustee, by a certification in the form of Exhibit E (which certification shall include a statement



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to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request that the Custodian, on behalf of the Trustee, deliver to it the Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Master Servicer, and the Master Servicer is authorized to cause the removal from the registration on the MERS(R) System of any such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  The Trustee (or a Custodian on its behalf) shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Master Servicer for servicing purposes.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy or any other insurance policy relating to the Mortgage Loans, the Custodian, on behalf of the Trustee, shall, upon request of the Master Servicer and delivery to the Custodian and the Trustee of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Master Servicer, and the Custodian, on behalf of the Trustee, shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian, on behalf of the Trustee, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian, on behalf of the Trustee, to the Master Servicer.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that



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the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.18 Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee and the Administration Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees and unpaid Administration Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii)(A) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee and the Administration Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  Additional servicing compensation in the form of assumption fees, late payment charges and other similar fees and charges shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums due under the Primary Insurance Policies, if any, premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the fees and expenses of the Trustee and the Trust Administrator) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19 Reports to the Trust Administrator; Collection
                               Account Statements.

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trust Administrator and the Trustee, upon the request of the Trust Administrator or the Trustee, a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to the Certificates Registrar, and the Certificate Registrar shall provide the same to any



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Certificateholder and to any Person identified to the Certificate Registrar as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Master
Servicer to the Trust Administrator and by the Trust Administrator to the Certificate Registrar.

                  SECTION 3.20 Statement as to Compliance.

                  The Master Servicer shall deliver to the Trustee, the Trust Administrator, the Depositor and the Rating Agencies on or before March 15 of each year, commencing in 2006, an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof. Copies of such statements shall be provided to any Certificateholder upon request, by the Trust Administrator at the Master Servicer's expense.

                  SECTION 3.21 Independent Public Accountants' Servicing Report.

                  The Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Trust Administrator, the Depositor and the Rating Agencies on or before March 15 of each year, commencing in 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Trust Administrator at the expense of the Master Servicer. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and if susceptible of cure will take prompt action to cure.



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                  SECTION 3.22 Access to Certain Documentation.

                  The Master Servicer shall provide to the Office of the Controller of the Currency, the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations will be provided to such Certificateholder, the Trustee, the Trust Administrator and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

                  SECTION 3.23 Title, Management and Disposition of REO
                               Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property before the close of the third taxable year following the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the above three-year grace period would otherwise expire, an extension of the above three-year grace period, unless the Master Servicer shall have delivered to the Trustee, the Trust Administrator and the Depositor an Opinion of Counsel, addressed to the Trustee, the Trust Administrator and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third taxable year after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" thereof, as defined in
Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in


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connection with any REO Property as are consistent with the manner in which the
Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than one Business Day after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                           (i) all insurance premiums due and payable in respect
                  of such REO Property;

                           (ii) all real estate taxes and assessments in respect
                  of such REO Property that may result in the imposition of a lien thereon; and

                           (iii) all costs and expenses necessary to maintain
                  such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, none of the Master Servicer, the Trust Administrator or the Trustee shall:

                           (i) authorize the Trust Fund to enter into, renew or
                  extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                           (ii) authorize any amount to be received or accrued
                  under any New Lease other than amounts that will constitute Rents from Real Property;

                           (iii) authorize any construction on any REO Property,
                  other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                           (iv) authorize any Person to Directly Operate any REO
                  Property on any date more than 90 days after its date of acquisition by the Trust Fund;



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unless, in any such case, the Master Servicer has obtained an Opinion of
Counsel, provided to the Trust Administrator and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                           (i) the terms and conditions of any such contract
                  shall not be inconsistent herewith;

                           (ii) any such contract shall require, or shall be
                  administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                           (iii) none of the provisions of this Section 3.23(c)
                  relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                           (iv) the Master Servicer shall be obligated with
                  respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.

                  (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees of Administration Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. Any income from the related REO Property received during any calendar months prior to a Final Recovery Determination, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d), shall be withdrawn by the Master Servicer from each REO Account maintained by it and remitted to the Paying Agent for deposit into the Distribution Account in accordance with
Section 3.10(d)(ii) on the Master Servicer Remittance Date relating


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to a Final Recovery Determination with respect to such Mortgage Loan, for distribution on the related Distribution Date in accordance with Section 4.01.

                  (e) Subject to the time constraints set forth in Section 3.23(a), and further subject to obtaining the approval of the insurer under any related Primary Mortgage Insurance Policy (if and to the extent that such approvals are necessary to make claims under such policies in respect of the affected REO Property), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be remitted to the Paying Agent for deposit in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section
4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.24 Obligations of the Master Servicer in Respect of
                               Prepayment Interest Shortfalls.

                  With respect to each Collateral Pool, the Master Servicer shall deliver to the Paying Agent for deposit into the Distribution Account on or before 12:00 p.m. New York time on the Master Servicer Remittance Date from its own funds (or from a Sub-Servicer's own funds received by the Master Servicer in respect of Compensating Interest) an amount equal to the lesser of
(i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from full or partial Principal Prepayments during the related Prepayment Period and (ii) the applicable Compensating Interest Payment for that Collateral Pool.

                  SECTION 3.25 Obligations of the Master Servicer in Respect of
                               Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Paying Agent for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the


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Trust Fund, the Trustee, the Trust Administrator, the Depositor and any
successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. If amounts paid by the Master Servicer with respect to any Mortgage Loan pursuant to this Section
3.25 are subsequently recovered from the related Mortgagor, the Master Servicer shall be permitted to reimburse itself for such amounts paid by it pursuant to this Section 3.25 from such recoveries.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01 Distributions.

                  (a) (1) On each Distribution Date, the Paying Agent, in accordance with calculations and determinations made by the Trust Administrator as reflected in the statement to Certificateholders prepared by the Trust Administrator pursuant to Section 4.02, shall withdraw from the Distribution Account an amount equal to the related Available Distribution Amount for each Loan Group or Subgroup, as applicable, within each Collateral Pool and shall distribute the following amounts, in the following order of priority, from the related Available Distribution Amount or related Available Distribution Amounts:

                  (i) in the case of the Available Distribution Amount or Available Distribution Amounts for each Collateral Pool, concurrently, to the Holders of the Senior Certificates (other than the Class III-PO Certificates) relating to such Collateral Pool, and on the first Distribution Date, to the Holders of the Residual Certificates relating to such Collateral Pool, the Interest Distribution Amount for each such Class for such Distribution Date, on a PRO RATA basis based on the entitlement of each such Class to such interest;

                  (ii) in the case of the remaining Available Distribution Amounts for Collateral Pool III, to the Holders of the Class III-PO Certificates, to the extent of the Class PO Principal Distribution Amount for such Class of Certificates, in reduction of the Certificate Principal Balance of such Class, until the Certificate Principal Balance of such Class has been reduced to zero

                  (iii) in the case of the remaining Available Distribution Amount for each Loan Group or Subgroup, concurrently, to the Holders of the related Class A Certificates, and on the first Distribution Date, the Holders of the related Residual Certificates, to the extent of the related Senior Principal Distribution Amount for such Classes of Certificates, in reduction of the Certificate Principal Balances of such Classes, on a PRO RATA basis based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class has been reduced to zero;

                  (iv) in the case of the remaining Available Distribution Amount or Available Distribution Amounts for each Collateral Pool, to the Holders of the related Subordinate Certificates (other than the Class III-B2 Certificates, in the case of the remaining Available Distribution Amounts for Collateral Pool III), the related Interest Distribution Amount for each such Class for such Distribution Date, distributable to the Holders of the


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         Subordinate Certificates related to each Collateral Pool in the order of priority from the Class of such Subordinate Certificates with the lowest numerical designation to the Class of such Subordinate Certificates with the highest numerical designation;

                  (v) in the case of the remaining Available Distribution Amounts for Collateral Pool III, to the Holders of the Class III-PO Certificates, in reduction of the Certificate Principal Balance of such Class, in an amount equal to the excess, if any, of the Class PO Percentage of the Stated Principal Balance of each Class PO Mortgage Loan as to which a Final Liquidation has occurred, over the amount distributed in respect of such Class PO Mortgage Loan to the Class III-PO Certificates pursuant to clause (ii) above on such Distribution Date or on any prior Distribution Date until paid in full to the Holders of the Class PO Certificates;

                  (vi) in the case of the remaining Available Distribution Amounts for Collateral Pool III, to the Holders of the Class III-B2 Certificates, the related Interest Distribution Amount for each such Class for such Distribution Date

                  (vii) in the case of the remaining Available Distribution Amount or Available Distribution Amounts for each Collateral Pool, to the Holders of the related Subordinate Certificates, an aggregate amount equal to the related Subordinate Principal Distribution Amount for such Distribution Date, allocable among the related Classes of Subordinate Certificates in reduction of the Certificate Principal Balances thereof PRO RATA in accordance with the respective amounts payable as to each such Class pursuant to the priorities and amounts set forth in Section 4.01(b)(i); and

                  (viii) to the Holders of the related Residual Certificates, any remaining amounts.

                  Immediately prior to the distributions to the Holders of the Certificates on each Distribution Date, any adjustments to the Certificate Principal Balances of the Certificates required by this paragraph shall be made. For each Collateral Pool, an amount equal to the lesser of (x) the amount of related Subsequent Recoveries included in the Available Funds for such Distribution Date and (y) the aggregate amount of related Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, previously allocated to the Certificates and that remain "outstanding" as set forth below shall be applied as follows: first, to increase the Certificate Principal Balance of the related Class of Certificates with the highest payment priority to which such Realized Losses were previously allocated, to the extent of any such Realized Losses previously allocated to such Class and remaining "outstanding"; second, to increase the Certificate Principal Balance of the related Class of Certificates with the next highest payment priority to which such Realized Losses were previously allocated, to the extent of any such Realized Losses previously allocated to such Class and remaining "outstanding"; and so forth. For purposes of the foregoing, with respect to any Class of Certificates, the amount of previously allocated Realized Losses that have been offset by an increase in Certificate Principal Balance as provided above shall be deemed no longer "outstanding" but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. Holders of any Class of Certificates with respect to which there shall have been a Certificate Principal Balance increase pursuant to this paragraph


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will not be entitled to any distribution in respect of interest on the amount of such increase for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  Notwithstanding the foregoing the provisions of Section 4.01(a)(1), if on any Distribution Date any of Subgroup III-A1 or Subgroup III-A2 is an Undercollateralized Subgroup and the other such Subgroup is an Overcollateralized Subgroup, then the Available Distribution Amount for the Overcollateralized Subgroup, to the extent remaining following distributions of interest and principal to the related Senior Certificates pursuant to Section 4.01(a)(1)(i) through (iii) above, as applicable, shall be paid in the following priority: (1) first, to the Class A Certificates related to the Undercollateralized Subgroup, until the related Undercollateralized Amount is reduced to zero; and (2) second, to the related Subordinate Certificates, the Class III-PO Certificates and the related Residual Certificates, pursuant to
Section 4.01(a)(1)(iv) through (viii) above.

                  (2) All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class prior to the allocation of Extraordinary Trust Fund Expenses and Realized Losses, in each case allocated to such Class of Certificates, on such Distribution Date pursuant to Section 4.04.

                  (b) (i) On each Distribution Date, the aggregate distributions of principal made on such date in respect of the Subordinate Certificates pursuant to Section 4.01(a)(1)(vii) above shall be applied among the various Classes thereof, in the order of priority within each Collateral Pool from the Class of related Subordinate Certificates with the lowest numerical designation to the Class of related Subordinate Certificates with the highest numerical designation, in each case to the extent of remaining available funds up to the amount allocable to such Class for such Distribution Date and in each case until the aggregate Certificate Principal Balance of each such Class is reduced to zero, in an amount with respect to each such Class equal to the sum of (X) the related Class B Percentage of the amounts described in clauses (i) through (v) of clause (a) of the definition of Subordinate Principal Distribution Amount,
(Y) the portion of the amounts described in clauses (b), (c) and (e) of the definition of Subordinate Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b)(ii) below and (Z) the excess, if any, of the amount required to be distributed to such Class pursuant to this Section 4.01(b)(i) for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of such Class of Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such excess is not attributable to Realized Losses which were allocated to Subordinate Certificates with a lower priority pursuant to Section 4.04.

                  (ii) On any Distribution Date, the portion of (a) all net Liquidation Proceeds and Insurance Proceeds with respect to any Group I Mortgage Loans that were the subject of a Final Recovery Determination in the related Prepayment Period and (b) all Principal Prepayments received in respect of the Group I Mortgage Loans in the related Prepayment Period, allocable to principal and not included in the related Senior Principal Distribution Amount, will be allocated on a PRO RATA basis among the following Classes of Group I Subordinate Certificates (each, an "Eligible Class") in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class I-B1 Certificates, (ii) the Class I-B2


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Certificates, if on such Distribution Date the aggregate percentage interest in
Collateral Pool I evidenced by the Class I-B2 Certificates, the Class I-B3 Certificates, the Class I-B4 Certificates, the Class I-B5 Certificates and the Class I-B6 Certificates equals or exceeds 4.30% before giving effect to distributions on such Distribution Date, (iii) the Class I-B3 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool I evidenced by the Class I-B3 Certificates, the Class I-B4 Certificates, the Class I-B5 Certificates and the Class I-B6 Certificates equals or exceeds 3.00% before giving effect to distributions on such Distribution Date, (iv) the Class I-B4 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool I evidenced by the Class I-B4 Certificates, the Class I-B5 Certificates and the Class I-B6 Certificates equals or exceeds 2.10% before giving effect to distributions on such Distribution Date, (v) the Class I-B5 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool I evidenced by the Class I-B5 Certificates and the Class I-B6 Certificates equals or exceeds 1.20% before giving effect to distributions on such Distribution Date and (vi) the Class I-B6 Certificates, if on such Distribution Date the percentage interest in Collateral Pool I evidenced by the Class I-B6 Certificates equals or exceeds 0.50% before giving effect to distributions on such Distribution Date. If any of the foregoing Certificates is not an Eligible Class, any amounts allocable to principal and distributable pursuant to this Section 4.01(b)(ii) will be distributed among the Certificates that are Eligible Classes in the manner set forth above.

                  On any Distribution Date, the portion of (a) all net Liquidation Proceeds and Insurance Proceeds with respect to any Group II-1 Mortgage Loan or Group II-2 Mortgage Loan that were the subject of a Final Recovery Determination in the related Prepayment Period and (b) all Principal Prepayments received in respect of the Group II-1 Mortgage Loans or Group II-2 Mortgage Loans in the related Prepayment Period, allocable to principal and not included in the related Senior Principal Distribution Amounts, will be allocated on a PRO RATA basis among the following Classes of Group II Subordinate Certificates (each, an "Eligible Class") in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class II-B1 Certificates, (ii) the Class II-B2 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool II evidenced by the Class II-B2 Certificates, the Class II-B3 Certificates, the Class II-B4 Certificates, the Class II-B5 Certificates and the Class II-B6 Certificates equals or exceeds 3.10% before giving effect to distributions on such Distribution Date, (iii) the Class II-B3 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool II evidenced by the Class II-B3 Certificates, the Class II-B4 Certificates, the Class II-B5 Certificates and the Class II-B6 Certificates equals or exceeds 2.05% before giving effect to distributions on such Distribution Date, (iv) the Class II-B4 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool II evidenced by the Class II-B4 Certificates, the Class II-B5 Certificates and the Class II-B6 Certificates equals or exceeds 1.35% before giving effect to distributions on such Distribution Date, (v) the Class II-B5 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool II evidenced by the Class II-B5 Certificates and the Class II-B6 Certificates equals or exceeds 0.80% before giving effect to distributions on such Distribution Date and (vi) the Class II-B6 Certificates, if on such Distribution Date the percentage interest in Collateral Pool II evidenced by the Class II-B6 Certificates equals or exceeds 0.30% before giving effect to distributions on such Distribution Date. If any of the foregoing Certificates is not an Eligible Class, any amounts allocable to principal and distributable pursuant to this


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Section 4.01(b)(ii) will be distributed among the Certificates that are Eligible
Classes in the manner set forth above.

                  On any Distribution Date, the portion of (a) all net Liquidation Proceeds and Insurance Proceeds with respect to any Group III Mortgage Loans that were the subject of a Final Recovery Determination in the related Prepayment Period and (b) all Principal Prepayments received in respect of the Group III Mortgage Loans in the related Prepayment Period, allocable to principal and not included in the related Senior Principal Distribution Amounts, will be allocated on a PRO RATA basis among the following Classes of Group III Subordinate Certificates (each, an "Eligible Class") in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class III-B1 Certificates, (ii) the Class III-B2 Certificates, if on such Distribution Date the aggregate percentage interest in Collateral Pool III evidenced by the Class III-B2 Certificates equals or exceeds 1.25% before giving effect to distributions on such Distribution Date. If any of the foregoing Certificates is not an Eligible Class, any amounts allocable to principal and distributable pursuant to this Section 4.01(b)(ii) will be distributed among the Certificates that are Eligible Classes in the manner set forth above.

                  Notwithstanding the foregoing, if the application of the foregoing on any Distribution Date as provided in Section 4.01 would result in a distribution in respect of principal to any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such Class, a "Maturing Class") then: (a) the amount to be allocated to each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero and (b) the total amount of the reduction in the amount to be allocated to the Maturing Class or Classes shall be allocated among the remaining related Eligible Classes on a PRO RATA basis in proportion to the respective outstanding Certificate Principal Balances thereof prior to the allocation thereto of any of the amounts described in the preceding sentence.

                  (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and with respect to any Class of Certificates other than the Residual Certificates is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.



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                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Depositor, the Trustee, the Trust Administrator, the Authenticating Agent, the Paying Agent, the Certificate Registrar or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (e) Except as otherwise provided in Section 9.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall so timely advise the Paying Agent and the Paying Agent shall, no later than five days after the latest related Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that:

                  (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

                  (iii) Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Paying Agent and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, mail a final notice to remaining non-tendering Certificateholders concerning surrender of their Certificates and shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall



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         be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

                  SECTION 4.02 Statements to Certificateholders.

                  On each Distribution Date, the Trust Administrator shall prepare and make available to the Paying Agent, and the Paying Agent shall make available to each Holder of the Regular Certificates, a statement as to the distributions made on such Distribution Date setting forth:

                           (i) the amount of the distribution made on such
                  Distribution Date to the Holders of Certificates of each such Class allocable to principal;

                           (ii) the amount of the distribution made on such
                  Distribution Date to the Holders of Certificates of each such Class allocable to interest;

                           (iii) with respect to each Collateral Pool, the
                  aggregate amount of servicing compensation received by the Master Servicer during the related Due Period and such other customary information as the Trust Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                           (iv) with respect to each Collateral Pool, the
                  aggregate amount of P&I Advances for such Distribution Date;

                           (v) with respect to each Collateral Pool, the
                  aggregate Stated Principal Balance of the related Mortgage Loans and any related REO Properties at the close of business on such Distribution Date;

                           (vi) with respect to each Collateral Pool, the
                  number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the related Mortgage Loans as of the related Due Date;

                           (vii) with respect to each Collateral Pool, the
                  number and aggregate unpaid principal balance of related Mortgage Loans that are (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month,
                  (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;


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                           (viii) with respect to each Collateral Pool, for any
                  related Mortgage Loan that became an REO Property during the preceding calendar month, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                           (ix) with respect to each Collateral Pool, the book
                  value and the Stated Principal Balance of any related REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                           (x) with respect to each Collateral Pool, the
                  aggregate amount of Principal Prepayments made during the related Prepayment Period;

                           (xi) with respect to each Collateral Pool, the
                  aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Fraud Losses, Special Hazard Losses or Bankruptcy Losses;

                           (xii) with respect to each Collateral Pool, the
                  aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                           (xiii) the aggregate Certificate Principal Balance of
                  each such Class of Certificates (other than the Class III-XS Certificates), after giving effect to the distributions, and allocations of Realized Losses, Extraordinary Trust Fund Expenses and, in the case of the Group I Certificates, Net Deferred Interest, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Extraordinary Trust Fund Expenses and, in the case of the Group I Certificates, Net Deferred Interest;


                           (xiv) the Certificate Factor for each such Class of
                  Certificates applicable to such Distribution Date;

                           (xv) the Interest Distribution Amount in respect of
                  each such Class of Certificates (other than the Class III-PO Certificates) for such Distribution Date (separately identifying any reductions in the case of Subordinate Certificates resulting from the allocation of Realized Losses allocable to interest and Extraordinary Trust Fund Expenses on such Distribution Date) and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

                           (xvi) with respect to each Collateral Pool, the
                  aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24;

                           (xvii) with respect to each Collateral Pool, the
                  aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;



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                           (xviii) with respect to each Collateral Pool, the
                  then-applicable Bankruptcy Amount, Fraud Loss Amount, and Special Hazard Amount;

                           (xix) with respect to Collateral Pool III, the
                  weighted average of the Stripped Interest Rates of the related Mortgage Loans as of the first day of the related Due Period for such Distribution Date;

                           (xx) with respect to each Collateral Pool, for any
                  related Mortgage Loan as to which foreclosure proceedings have been concluded, the unpaid principal balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings;

                           (xxi) with respect to each Collateral Pool, for
                  related Mortgage Loans as to which a Final Liquidation has occurred, the number of Mortgage Loans, the unpaid principal balance of such Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans; and

                           (xxii) with respect to the Class XS Certificates, the
                  related Notional Amount for such Distribution Date;

                           (xxiii) with respect to Collateral Pool I, the
                  aggregate amount of Deferred Interest for such Distribution Date and the aggregate amount of Net Deferred Interest for such Distribution Date; and

                           (xxiv) with respect to the Group I Certificates, the
                  Adjusted Cap Rate for such Distribution Date, and with respect to each Class of Group I Certificates, the amount of Net Deferred Interest allocated to such Class for such Distribution Date.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, except with respect to the Class III-XS Certificates, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Paying Agent shall forward to each Person (with a copy to the Trust Administrator and the Trustee) who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trust Administrator and provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

                  On each Distribution Date, the Paying Agent shall make available to the Depositor, each Holder of a Residual Certificate, the Trust Administrator and the Master Servicer, a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates, respectively, on such Distribution Date.



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

                  Within a reasonable period of time after the end of each calendar year, the Paying Agent shall forward to each Person (with a copy to the Trust Administrator and the Trustee) who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trust Administrator and furnished by the Paying Agent to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

                  Upon request, the Paying Agent shall forward to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Paying Agent's duties are limited to the extent that the Paying Agent receives timely reports as required from the Trust Administrator and the Master Servicer and that the Trust Administrator receives timely reports as required from the Master Servicer.

                  On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") (1) CUSIP level factors for each class of Certificates as of such Distribution Date and (2) the number and aggregate unpaid principal balance of Mortgage Loans that are (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force, in each case using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

                  SECTION 4.03 Remittance Reports; P&I Advances.

                  (a) On the second Business Day prior to the related Distribution Date, the Master Servicer shall deliver to the Trust Administrator, the Paying Agent and the Trustee by telecopy (or by such other means as the Master Servicer, the Paying Agent and the Trust Administrator and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. Such Remittance Report will include (i) the amount of P&I Advances to be made by the Master Servicer in respect of the related Distribution Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable P&I Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trust Administrator or the Paying Agent may reasonably require to perform the calculations necessary for the Paying Agent to make the distributions contemplated by Section 4.01 and for the Trust Administrator to prepare the statements to Certificateholders contemplated by Section 4.02; provided, however, that if the Master Servicer is not the Trust Administrator, the Master Servicer will forward to the successor Trust Administrator the information set forth in clause (i) above on the next Business



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Day following the latest related Determination Date and the information set forth in clause (ii) above on the fifth Business Day following the last day of the related calendar month. Neither the Trustee, the Paying Agent nor the Trust Administrator shall be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  (b) The amount of P&I Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee and the related Administration Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the Monthly Payments (with each interest portion thereof net of the related Servicing Fee and the related Administration
Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans.

                  On or before 12:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Paying Agent for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or, if received from a Sub-Servicer, from funds remitted by a Sub-Servicer in payment of required P&I Advances or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to P&I Advances to be made on the Master Servicer Remittance
Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances. The Trust Administrator will provide notice to the Master Servicer by telecopy by the close of business on the Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trust Administrator on such Master Servicer Remittance Date is less than the P&I Advances required to be made by the Master Servicer for the related Distribution Date.

                  (c) The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from REMIC I pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.



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

                  (d) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder by the Master Servicer if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor, the Trust Administrator, the Paying Agent and the Trustee.

                  (e) If the Master Servicer shall fail to make any P&I Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to this Section 4.03, then the Paying Agent, by not later than 1:00 p.m. on the related Distribution Date, shall make such P&I advance from its own funds by depositing the amount of such advance into the Distribution Account, and the Trust Administrator and the Paying Agent shall include the amount so advanced by the Paying Agent in the Available Distribution Amount distributed on such Distribution Date.

                  SECTION 4.04 Allocation of Extraordinary Trust Fund Expenses
                               and Realized Losses.

                  (a) Prior to each Distribution Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Fraud Losses or Special Hazard Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Distribution Date, the Master Servicer shall also determine as to each Mortgage Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Trust Administrator, the Paying Agent and the Trustee by the Master Servicer prior to the Determination Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                  (b) All Realized Losses on the Mortgage Loans related to each Collateral Pool (other than Excess Losses) shall be allocated by the Paying Agent on each Distribution Date in reverse sequential order to the related Subordinate Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero.

                  Thereafter, (i) with respect to Collateral Pool I, upon the reduction of the Certificate Principal Balances of the related Subordinate Certificates to zero, all Realized Losses on the Mortgage Loans related to such Collateral Pool (other than Excess Losses) shall be allocated to the related Class A Certificates as set forth below; (ii) with respect to Collateral Pool II, upon the reduction of the Certificate Principal Balances of the related Subordinate Certificates to zero, all Realized Losses on the Mortgage Loans related to such Collateral Pool (other than


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

Excess Losses) shall be allocated to the Class II-A1A Certificates and the Class II-A1B Certificates as set forth below (if such Realized Loss is on a Group II-1 Mortgage Loan) and to the Class II-A2A Certificates and the Class II-A2B Certificates as set forth below (if such Realized Loss is on a Group II-2 Mortgage Loan); and (iii) with respect to Collateral Pool III, upon the reduction of the Certificate Principal Balances of the related Subordinate Certificates to zero, (A) all Realized Losses on the Mortgage Loans (other than Class PO Mortgage Loans) and Mortgage Loan Components related to such Collateral Pool (other than Excess Losses) shall be allocated to the Class III-A1 Certificates (if such Realized Loss is on a Mortgage Loan in Subgroup III-A1) and to the Class III-A2 Certificates (if such Realized Loss is on a Mortgage Loan in Subgroup III-A2) and (B) all Realized Losses on the Class PO Mortgage Loans related to such Collateral Pool (other than Excess Losses) shall be allocated first, to the Class III-PO Certificates in an amount equal to the Class PO Percentage of each such Realized Loss and second, to the Class III-A1 Certificates.

                  Excess Losses on the Group I Mortgage Loans will be allocated on any Distribution Date by allocating (i) the related Senior Percentage of the Excess Loss to the Class I-A1A Certificates and Class I-A1B Certificates on as set forth below and (ii) the Group I Subordinate Percentage of the Excess Loss to the Group I Subordinate Certificates on a pro rata basis. Excess Losses on the Group II Mortgage Loans will be allocated on any Distribution Date by allocating (i) the related Senior Percentage of the Excess Loss to the Class II-A1A Certificates and Class II-A1B Certificates as set forth below (if such Excess Loss is on a Group II-1 Mortgage Loan) and to the Class II-A2A Certificates and the Class II-A2B Certificates as set forth below (if such Excess Loss is on a Group II-2 Mortgage Loan) and (ii) the Group II-1 Subordinate Percentage or the Group II-2 Subordinate Percentage, as applicable, of the Excess Loss to the Group II Subordinate Certificates on a pro rata basis. Excess Losses on the Mortgage Loans (other than Class PO Mortgage Loans) and Mortgage Loan Components in Collateral Pool III will be allocated on any Distribution Date by allocating (i) the related Senior Percentage of the Excess Loss to the Class III-A1 Certificates (if such Excess Loss is on a Mortgage Loan or Mortgage Loan Component in Subgroup III-A1) and to the Class III-A2 Certificates (if such Excess Loss is on a Mortgage Loan or Mortgage Loan Component in Subgroup III-A2) and (ii) the Group III-A1 Subordinate Percentage or the Group III-A2 Subordinate Percentage, as applicable, of the Excess Loss to the Group III Subordinate Certificates on a pro rata basis. Excess Losses on the Class PO Mortgage Loans in Collateral Pool III will be allocated on any Distribution Date by first, allocating the Class PO Percentage of each such Excess Loss to the Class PO Certificates, and second, allocating (i) the related Senior Percentage of the remainder of such Excess Loss to the Class III-A1 Certificates and (ii) the Group III-A1 Subordinate Percentage or the Group III-A2 Subordinate Percentage, as applicable, of the Excess Loss to the Group III Subordinate Certificates on a pro rata basis.

                  Extraordinary Trust Fund Expenses relating to Collateral Pool I will be allocated on any Distribution Date as follows: first, to the Class I-B6 Certificates; second, to the Class I-B5 Certificates; third, to the Class I-B4 Certificates; fourth, to the Class I-B3 Certificates; fifth, to the Class I-B2 Certificates; and sixth, to the Class I-B1 Certificates, in each case until the Certificate Principal Balance of such Class has been reduced to zero. Thereafter, the Extraordinary Trust Fund Expenses relating to Collateral Pool I will be allocated on any Distribution Date to the Group I Class A Certificates as set forth below. Extraordinary Trust Fund Expenses relating to Collateral Pool II will be allocated on any Distribution Date as



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


follows: first, to the Class II-B6 Certificates; second, to the Class II-B5 Certificates; third, to the Class II-B4 Certificates; fourth, to the Class II-B3 Certificates; fifth, to the Class II-B2 Certificates; and sixth, to the Class II-B1 Certificates, in each case until the Certificate Principal Balance of such Class has been reduced to zero. Thereafter, the Extraordinary Trust Fund Expenses relating to Collateral Pool II will be allocated on any Distribution Date to the Class II-A1A Certificates and the Class II-A1B Certificates, on the one hand, and to the Class II-A2A Certificates and the Class II-A2B Certificates, on the other hand, on a pro rata basis based on the aggregate Certificate Principal Balance of the Class II-A1A Certificates and the Class II-A1B Certificates, on the one hand, and of the Class II-A2A Certificates and the Class II-A2B Certificates, on the other hand. Extraordinary Trust Fund Expenses relating to Collateral Pool III will be allocated on any Distribution Date as follows: first, to the Class III-B2 Certificates; and second, to the Class III-B1 Certificates, in each case until the Certificate Principal Balance of the related class has been reduced to zero. Thereafter, the Extraordinary Trust Fund Expenses relating to Collateral Pool III will be allocated on any Distribution Date among the Group III Senior Certificates (other than the Class III-XS Certificates) on a pro rata basis.

                  Notwithstanding the method of allocation of Realized Losses and Extraordinary Fund Expenses above, if any overcollateralization exists when Realized Losses or Extraordinary Trust Fund Expenses are to be allocated, such Realized Losses or Extraordinary Trust Fund Expenses will be allocated first to the overcollateralization, until the overcollateralization is reduced to zero, prior to allocating such Realized Losses or Extraordinary Trust Fund Expenses to the Certificates in accordance with the priorities set forth above.

                  Any allocation of a Realized Loss or Extraordinary Trust Fund Expense to the Group I Class A Certificates shall be allocated first to the Class I-A1B Certificates and then to the Class I-A1A Certificates. Any allocation of a Realized Loss or Extraordinary Trust Fund Expense to the Class II-A1A Certificates and Class II-A1B Certificates shall be allocated first to the Class II-A1B Certificates and then to the Class II-A1A Certificates. Any allocation of a Realized Loss or Extraordinary Trust Fund Expense to the Class II-A2A Certificates and Class II-A2B Certificates shall be allocated first to the Class II-A2B Certificates and then to the Class II-A2A Certificates.

                  As used herein, an allocation of a Realized Loss or Extraordinary Trust Fund Expense on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby. Any allocation of a Realized Loss of Extraordinary Trust Fund Expense to a Certificate shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date following the Prepayment Period in which such Realized Loss was incurred.

                  (c) Notwithstanding anything to the contrary herein, in no event shall the Certificate Principal Balance of a Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses or



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Extraordinary Trust Fund Expenses pursuant to Section 4.04 and (ii) payable to the Holder of such Certificate pursuant to Section 4.01(a) as a portion of the Senior Principal Distribution Amount.

                  SECTION 4.05 Compliance with Withholding Requirements.

                  Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.

                  SECTION 4.06 Commission Reporting.

         The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Within 15 days after each Distribution Date, the Trust Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to be furnished to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2006, the Trust Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 31, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Trust Administrator, in its capacity as trust administrator hereunder, shall execute and file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification, the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 3.20 and 3.21. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file the Forms 8-K and the Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trust Administrator and the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement or the Mortgage Loans as the Trust Administrator or the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. Neither the Trust Administrator nor the Master Servicer shall have any responsibility to file any items other than those specified in this Section 4.06; provided, however, the Trust Administrator and the Master Servicer will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Fees and expenses incurred by the Trust Administrator or the Master Servicer in connection with this Section 4.06 shall not be reimbursable from the Trust Fund.



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                  SECTION 4.07 Distributions and Allocations of Realized Losses
                               on the REMIC II-A Regular Interests and the REMIC III-A Regular Interests.

                  (a) Distributions of interest shall be deemed to be made from amounts received on the Group II Mortgage Loans to the REMIC II-A Regular Interests at the REMIC II-A Remittance Rate for each such REMIC II-A Regular Interest on the related Uncertificated Balance. Distributions of principal shall be deemed to be made from amounts received on the Group II Mortgage Loans to the REMIC II-A Regular Interests, first, so as to keep the Uncertificated Balance of each REMIC II-A Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II-A Regular Interest ending with the designation "A," so that the Uncertificated Balance of each such REMIC II-A Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the Certificate Principal Balance of the related Senior Certificates and Residual Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II-A Regular Interests such that the REMIC II-A Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC II-A Regular Interest LT-ZZZ. Realized Losses on the Group II Mortgage Loans shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC II-A Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II-A Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC II-A Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the Certificate Principal Balance of the related Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II-A Regular Interests such that the REMIC II-A Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses on the Mortgage Loans shall be allocated to REMIC II-A Regular Interest LT-ZZZ.

                  (b) Distributions of interest shall be deemed to be made from amounts received on the Group III Mortgage Loans to the REMIC III-A Regular Interests (other than REMIC III-A Regular Interest LT-PO) at the REMIC III-A Remittance Rate for each such REMIC III-A Regular Interest on the related Uncertificated Balance. Distributions of principal shall be deemed to be made from amounts received on the Group III Mortgage Loans to the REMIC III-A Regular Interests (other than REMIC III-A Regular Interest LT-IO), first, to each REMIC III-A Regular Interest ending with the designation "A," so that the Uncertificated Balance of each such REMIC III-A Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Subgroup over (y) the Certificate Principal Balance of the related Senior Certificates and Residual Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC III-A Regular Interests such that the REMIC III-A Subordinated Balance Ratio is maintained) and (provided that a portion of the remaining principal equal to the Class PO Principal Distribution Amount will be distributed to REMIC III-A Regular Interest LT-PO); and second, any remaining principal to REMIC III-A



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Regular Interest LT-1ZZZ and REMIC III-A Regular Interest LT-2ZZZ, respectively.
Realized Losses on the Group III Mortgage Loans shall be applied after all distributions have been made on each Distribution Date first, to each REMIC
III-A Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC III-A Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Subgroup over (y) the Certificate Principal Balance of the related Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC III-A Regular Interests such that the REMIC III-A Subordinated Balance Ratio is maintained) and (provided that a portion of the remaining realized losses equal to the amount of Realized Losses allocated to the Class III-PO Certificates will be allocated to REMIC III-A Regular Interest LT-PO); and third, any remaining Realized Losses on the Mortgage Loans shall be allocated to REMIC III-A Regular Interest LT-1ZZZ and REMIC III-A Regular Interest LT-2ZZZ, respectively.


                                   ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01 The Certificates.

                  (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate Stated Principal Balance of the Mortgage Loans.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-27. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed by the Paying Agent and delivered by the Authenticating Agent to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Paying Agent by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Paying Agent shall bind the Paying Agent, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution, authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Authenticating Agent by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.



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

                  (b) The Book-Entry Certificates shall initially be issued as one or more Certificates held by Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Certificate Registrar except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book- Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Paying Agent is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer and the Trust Administrator and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Paying Agent resigns or is removed in accordance with the terms hereof, the successor Paying Agent or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

                  The Trustee, the Trust Administrator, the Master Servicer, the Paying Agent, the Authenticating Agent, the Certificate Registrar and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Paying Agent may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trust Administrator, the Paying Agent and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Master Servicer Event of Default, Certificate Owners


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representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator, the Paying Agent and the Certificate Registrar through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Certificate Registrar shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Paying Agent shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $100,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer, the Trust Administrator, the Authenticating Agent, the Paying Agent, the Certificate Registrar nor the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Certificate Registrar and the Paying Agent, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Paying Agent shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  SECTION 5.02 Registration of Transfer and Exchange of
                               Certificates.

                  (a) The Certificate Registrar shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor), the Certificate Registrar shall require, receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar, the Authenticating Agent , the Paying Agent, the Master Servicer in its capacity as such or any Sub-Servicer), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor or the Trustee is obligated to register


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or qualify any such Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) (i) No transfer of a Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the DOL Regulations ("Plan Assets") as certified by such transferee in the form of Exhibit G, unless the Certificate Registrar is provided with an Opinion of Counsel on which the Certificate Registrar, the Depositor, the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent and the Master Servicer may rely, to the effect that the purchase and holding of such Certificates will be permissible under applicable law, ERISA and the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar or the Trust Fund. In lieu of such Opinion of Counsel, any prospective Transferee of such Certificates may provide a certification in the form of Exhibit G to this Agreement (or other form acceptable to the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer), which the Certificate Registrar may rely upon without further inquiry or investigation. Neither a certification nor an Opinion of Counsel will be required in connection with the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets) and the Certificate Registrar shall be entitled to conclusively rely upon a representation (which, upon the request of the Certificate Registrar, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                           (ii) Each beneficial owner of a Private Certificate,
Class I-B1 Certificate, Class I-B2 Certificate, Class I-B3 Certificate, Class II-B1 Certificate, Class II-B2 Certificate, Class II-B3 Certificate or Class III-B1 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition and holding of such Certificate or interest therein, that either (A) it is not a Plan or investing with Plan Assets, (B) other than with respect to a Private Certificate, it has acquired and is holding such Certificate in reliance on the Underwriter's Exemption granted by the Department of Labor on April 18, 1991 as Prohibited Transaction Exemption ("PTE") 91-23 at 56 F.R. 15936 and amended on July 21, 1997 as PTE 97-34 at 62
F.R. 39021 and further amended on November 13, 2000 by PTE 2000-58 at 65 F.R. 67765 and on August 22, 2002 by PTE 2001-41 at 67 F.R. 54487 ("Underwriter's Exemption"), and that it understands that there are certain conditions to the availability of the Underwriter's Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or S&P, or (C) (i) it is an insurance company, (ii) the



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source of funds used to acquire or hold the Certificate or interest therein is an "insurance company general account," as defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                            (iii) If any Certificate or any interest therein is
acquired or held in violation of the provisions of the preceding two paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                           (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement (a "Transfer Affidavit and Agreement"), in the form attached hereto as Exhibit F-2, from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer
                  Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if a Responsible Officer of the Certificate Registrar who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer



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                  of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a transferor affidavit (a "Transferor Affidavit"), in the form attached hereto as Exhibit F-2, to the Certificate Registrar stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                           (E) Each Person holding or acquiring an Ownership
                  Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation
                  Section 1.67- 3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                           (ii) The Certificate Registrar will register the
                  Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Certificate Registrar as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Certificate Registrar shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                           (iii) (A) If any purported Transferee shall become a
                  Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
                  Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a Holder
                  of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Certificate Registrar on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions



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                  of the Certificate Registrar. Such purchaser may be the
                  Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                           (iv) The Trust Administrator and the Certificate
                  Registrar shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trust Administrator and the Certificate Registrar.

                           (v) The provisions of this Section 5.02(d) set forth
                  prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trust Administrator and the Certificate Registrar at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                           (A) written notification from the Rating Agencies to
                  the effect that the modification, addition to or elimination of such provisions will not cause the Rating Agencies to downgrade its then-current ratings of any Class of Certificates; and

                           (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Certificate Registrar and the Trust Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause (x) any Trust REMIC to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to Section 8.12, the Certificate Registrar shall give notice of such surrender to


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the Paying Agent and the Authenticating Agent. Upon receipt of such notice, the
Paying Agent shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Certificate Registrar maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange, upon notice from the Certificate Registrar, the Paying Agent shall execute, and the Authenticating Agent shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

                  SECTION 5.03 Mutilated, Destroyed, Lost or Stolen
                               Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Trustee and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Paying Agent shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04 Persons Deemed Owners.

                  The Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar, the Authenticating Agent, the Paying Agent and any agent of any of them


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may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Certificate
Registrar, the Authenticating Agent, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05 Certain Available Information.

                  The Paying Agent shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Paying Agent as a prospective transferee of a Certificate, originals or copies of the following items: (A) this Agreement and any amendments hereof entered into pursuant to
Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trust Administrator since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trust Administrator or the Paying Agent by the Master Servicer since the Closing Date to evidence the Master Servicer's determination that any P&I Advance was, or if made, would be a Nonrecoverable P&I Advance and (E) any and all Officers' Certificates delivered to the Trust Administrator or the Paying Agent by the Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Paying Agent upon request at the expense of the person requesting the same.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

                  SECTION 6.01 Liability of the Depositor and the Master
                               Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

                  SECTION 6.02 Merger or Consolidation of the Depositor or the
                               Master Servicer.

                  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall
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Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Certificates rated thereby and in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  SECTION 6.03 Limitation on Liability of the Depositor, the
                               Master Servicer and Others.

                  None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to



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enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor (subject to the limitations set forth above) and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04 Limitation on Resignation of the Master Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee and the Trust Administrator, which consent may not be unreasonably withheld, with written confirmation from the Rating Agencies (which confirmation shall be furnished to the Depositor, the Trustee and the Trust Administrator) that such resignation will not cause the Rating Agencies to reduce the then current rating of the Class A Certificates and provided that a qualified successor has agreed to assume the duties and obligations of the Master Servicer hereunder. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Master Servicer shall not assign nor transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee, the Administration Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

                  SECTION 6.05 Rights of the Depositor in Respect of the Master
                               Servicer.

                  The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the Trustee and the Trust Administrator, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the Trustee and the Trust Administrator its (and any such Sub-Servicer's) most recent financial statements of the parent company of the Master Servicer and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. Notwithstanding the foregoing, in the case of the Initial Sub-Servicer, such access and


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information described in the preceding two sentences shall be required to be provided only to the extent provided in the Sub-Servicing Agreement. To the extent such information is not otherwise available to the public, the Depositor, the Trustee and the Trust Administrator shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the Trust Administrator or the Trust Fund, and in either case, the Depositor, the Trustee or the Trust Administrator, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                  ARTICLE VII

                                     DEFAULT

                  SECTION 7.01 Master Servicer Events of Default.

                  "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                           (i) any failure by the Master Servicer to remit to
                  the Paying Agent for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer (with a copy to the Paying Agent ) by the Depositor, the Trust Administrator or the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor, the Trust Administrator, the Paying Agent and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                           (ii) any failure on the part of the Master Servicer
                  duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trust Administrator or the



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                  Trustee, or to the Master Servicer, the Depositor, the Trust
                  Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                           (iii) a decree or order of a court or agency or
                  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days or results in the entry of an order for relief or any such adjudication or appointment; or

                           (iv) the Master Servicer shall consent to the
                  appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

                           (v) the Master Servicer shall admit in writing its
                  inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                           (vi) any failure of the Master Servicer to make, or
                  of the Paying Agent to make on behalf of the Master Servicer, any P&I Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03.

                  If a Master Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as a Master Servicer under this Agreement, to the extent permitted by law, and in and to the

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Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (vi) hereof shall occur and shall not have been remedied by 1:00 p.m. on the related Distribution Date, the Paying Agent shall notify the Trustee of the same, and the Trustee shall be obligated to make such P&I Advance and, then so long as such Master Servicer Event of Default shall not have been remedied during the applicable time period set forth in clause (vi) above (including the reimbursement to the Trustee by the Master Servicer, with interest thereon at the Prime Rate, for any P&I Advance made), the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as a Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                  SECTION 7.02 Trustee to Act; Appointment of Successor.

                  (a) On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement, the Master Servicer shall not have the right to withdraw any funds from the Collection Account without the consent of the Trustee and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make P&I Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the


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Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fees and Administration Fees and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to the Rating Agencies and having a net worth of not less than $15,000,000 as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

                  (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor servicer, including the Trustee, if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 7.02(b).

                  SECTION 7.03 Notification to Certificateholders.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.



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                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

                  SECTION 7.04 Waiver of Master Servicer Events of Default.

                  Subject to Section 11.09(d), the Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

       CONCERNING THE TRUSTEE, THE TRUST ADMINISTRATOR, THE PAYING AGENT,
             THE CERTIFICATE REGISTRAR AND THE AUTHENTICATING AGENT

                  SECTION 8.01 Duties of Trustee, Trust Administrator and
                               Others.

                  The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, and each of the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent, at all times, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent enumerated in this Agreement shall not be construed as a duty.

                  Each of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, it



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shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, it will provide notice thereof to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                           (i) With respect to the Trustee, prior to the
                  occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, and with respect to the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent, at all times, the duties and obligations of each of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent, shall be determined solely by the express provisions of this Agreement, none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent and, in the absence of bad faith on the part of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as the case may be, that conform to the requirements of this Agreement;

                           (ii) None of the Trustee, the Trust Administrator,
                  the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of it unless it shall be proved that it was negligent in ascertaining the pertinent facts;

                           (iii) None of the Trustee, the Trust Administrator,
                  the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the it or exercising any trust or power conferred upon it, under this Agreement; and

                           (iv) The Trustee shall not be required to take notice
                  or be deemed to have notice or knowledge of any default unless a Responsible Officer of the



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                  Trustee shall have received written notice thereof or a
                  Responsible Officer shall have actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume there is no default.

                  None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, in each case not including expenses, disbursements and advances incurred or made by the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's, the Trust Administrator's the Paying Agent's, the Certificate Registrar's or the Authenticating Agent's, as the case may be, performance in accordance with the provisions of this Agreement, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. With respect to the Trustee, none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

                  SECTION 8.02 Certain Matters Affecting the Trustee, the Trust
                               Administrator and Others.

                  (a) Except as otherwise provided in Section 8.01:

                           (i) Each of the Trustee, the Trust Administrator, the
                  Paying Agent, the Certificate Registrar and the Authenticating Agent and any director, officer, employee or agent of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as the case may be, may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) Each of the Trustee, the Trust Administrator,
                  the Paying Agent, the Certificate Registrar and the Authenticating Agent may consult with counsel of its selection and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                           (iii) None of the Trustee, the Trust Administrator,
                  the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the


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                  request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                           (iv) None of the Trustee, the Trust Administrator,
                  the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) With respect to the Trustee, prior to the
                  occurrence of a Master Servicer Event of Default hereunder, and after the curing of all Master Servicer Events of Default which may have occurred, and with respect to the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, at all times, none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, not reasonably assured to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, by such Certificateholders, the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable, may require indemnity satisfactory to it against such cost, expense, or liability from such Certificateholders as a condition to taking any such action;



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                           (vi) Each of the Trustee, the Trust Administrator,
                  the Paying Agent, the Certificate Registrar and the Authenticating Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care;

                           (vii) None of the Trustee, the Trust Administrator,
                  the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Master Servicer pursuant to
                  Section 3.12; and

                           (viii) Any request or direction of the Depositor, the
                  Master Servicer or the Certificateholders mentioned herein shall be sufficiently evidenced in writing.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  SECTION 8.03 Trustee, Trust Administrator and Others not
                               Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signatures of the Trustee, the Trust Administrator and Citibank hereto, the signature of the Paying Agent and the authentication of the Authenticating Agent on the Certificates, the acknowledgments of the Trustee and the Trust Administrator contained in Article II and the representations and warranties of the Trustee, the Trust Administrator and Citibank in Section 8.12) shall be taken as the statements of the Depositor and none of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent assumes any responsibility for their correctness. None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Paying Agent and authentication of the Authenticating Agent on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. None of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer.



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                  SECTION 8.04 Trustee, Trust Administrator and Others May Own
                               Certificates.

                  Each of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar and the Authenticating Agent in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as applicable.

                  SECTION 8.05 Trustee's, Trust Administrator's, Paying Agent's,
                               Authenticating Agent's, Certificate Registrar's and Custodians' Fees and Expenses.

                  (a) The compensation to be paid to the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent and the Certificate Registrar in respect of each of its obligations under this Agreement or of a Custodian's obligations under the applicable Custodial Agreement will be the amounts paid by the Master Servicer from its own funds or from a portion of the compensation paid to the Master Servicer hereunder pursuant to letter agreements between the Master Servicer and the Trustee, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar and such Custodian (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and no such compensation shall be paid from the assets of the Trust. Each of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent, a Custodian and any director, officer, employee or agent of any of them, as applicable, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent or a Custodian, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's, the Trust Administrator's the Paying Agent's, the Certificate Registrar's, the Authenticating Agent's or a Custodian's, as the case may be, performance in accordance with the provisions of this Agreement) incurred by the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent or a Custodian, as applicable, in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement (or, in the case of a Custodian, under the applicable Custodial Agreement), other than any loss, liability or expense (i) resulting from any breach of the Master Servicer's (and in the case of the Trustee, the Trust Administrator's or the Paying Agent's; in the case of the Trust Administrator, the Trustee's or the Paying Agent's; or in the case of the Paying Agent, the Trustee's or the Trust Administrator's) obligations in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Trustee, the Trust Administrator or the Paying Agent, as applicable, pursuant to Section 10.01(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder (or, in the case of a Custodian, under the applicable Custodial Agreement) or as a result of a breach of the Trustee's, the Trust Administrator's or the Paying Agent's obligations under Article X hereof (or, in the case of a Custodian, as a result of a breach of such Custodian's obligations under the related Custodial



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Agreement). Any amounts payable to the Trustee, the Trust Administrator, the
Paying Agent, the Certificate Registrar or the Authenticating Agent, a Custodian, or any director, officer, employee or agent of any of them in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent, a Custodian or any director, officer, employee or agent of any of them may have hereunder in its capacity as such, may be withdrawn by the Paying Agent for payment to the applicable indemnified Person from the Distribution Account at any time.

                  (b) The Master Servicer agrees to indemnify the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent and any Custodian from, and hold each harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent or such Custodian, as the case may be. Any payment hereunder made by the Master Servicer to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent or such Custodian shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  SECTION 8.06 Eligibility Requirements for Trustee and Trust
                               Administrator.

                  Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Trust Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07 Resignation and Removal of the Trustee and the
                               Trust Administrator.

                  Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Certificateholders and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or trust administrator (which may be the same Person in the event the Trust Administrator resigns or is removed) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator and to the successor trustee or trust administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or Trust Administrator, as applicable, and the Master Servicer by the Depositor. If no successor trustee or trust administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust


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Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator, as applicable.

                  If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor (or in the case of the Trust Administrator, the Trustee) may remove the Trustee or the Trust Administrator, as applicable, and appoint a successor trustee or trust administrator (which may be the same Person in the event the Trust Administrator resigns or is removed) by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Trust Administrator so removed and to the successor trustee or trust administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or the Trust Administrator, as applicable, and the Master Servicer by the Depositor.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Trust Administrator and appoint a successor trustee or trust administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Trust Administrator, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  If no successor Trust Administrator shall have been appointed and shall have accepted appointment within 60 days after the Trust Administrator ceases to be the Trust Administrator pursuant to this Section 8.07, then the Trustee shall perform the duties of the Trust Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Trust Administrator.

                  Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor trustee or trust administrator, as the case may be, pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or trust administrator as provided in Section 8.08. Notwithstanding the foregoing, in the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of this Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new trust administrator is appointed. Such performance shall be without prejudice to any claim by a party hereto or beneficiary hereof resulting from the Trust Administrator's breach of its obligations hereunder. As compensation therefor, the Trustee shall be entitled to all fees the Trust Administrator would have been entitled to if it had continued to act hereunder.



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                  SECTION 8.08 Successor Trustee or Trust Administrator.

                  Any successor trustee or trust administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Trustee or the Trust Administrator, as applicable, and to its predecessor trustee or trust administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective and such successor trustee or trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or trust administrator herein. The predecessor trustee or trust administrator shall deliver to the successor trustee or trust administrator all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder and the Depositor and the predecessor trustee or trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or trust administrator all such rights, powers, duties and obligations.

                  No successor trustee or trust administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or trust administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee or trust administrator shall not result in a downgrading of any Class of Certificates by the Rating Agencies, as evidenced by a letter from the Rating Agencies.

                  Upon acceptance of appointment by a successor trustee or trust administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or trust administrator, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 8.09 Merger or Consolidation of Trustee or Trust
                               Administrator.

                  Any corporation or association into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator, as the case may be, shall be a party, or any corporation or association succeeding to the business of the Trustee or the Trust Administrator, as applicable, shall be the successor of the Trustee or the Trust Administrator, as the case may be, hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons


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approved by the Trustee to act as co-trustee or co-trustees, jointly with the
Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11 [intentionally omitted]

                  SECTION 8.12 Appointment of Office or Agency.

                  The Trust Administrator or the Paying Agent on its behalf will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or


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

upon the Certificate Registrar, the Paying Agent or the Trust Administrator in respect of the Certificates and this Agreement may be served.

                  SECTION 8.13 Representations and Warranties.

                  Each of the Trustee, the Trust Administrator and Citibank hereby represents and warrants to the Master Servicer, the Depositor and the Trustee, the Trust Administrator and Citibank, as applicable, as of the Closing Date, that:

                           (i) It is duly organized, validly existing and in
                  good standing under the laws of the State of Delaware, in the case of the Trust Administrator, and the laws of the United States, in the case of the Trustee and Citibank.

                           (ii) The execution and delivery of this Agreement by
                  it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                           (iii) It has the full power and authority to enter
                  into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                           (iv) This Agreement, assuming due authorization,
                  execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and
                  (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (v) It is not in violation of, and its execution and
                  delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the it to perform its obligations under this Agreement or the financial condition of it.

                           (vi) No litigation is pending or, to the best of its
                  knowledge, threatened against it which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or the financial condition of it.



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                  SECTION 8.14 Appointment and Removal of Paying Agent,
                               Authenticating Agent and Certificate Registrar.

                  (a) The Trust Administrator hereby appoints Citibank as Paying Agent and Citibank hereby accepts such appointment. The Paying Agent shall hold all amounts deposited with it by the Trust Administrator or the Master Servicer for payment on the Certificates in trust for the benefit of the Certificateholders until the amounts are paid to the Certificateholders or otherwise disposed of in accordance with this Agreement.

                  Any corporation or national banking association into which the Paying Agent may be merged in or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Paying Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of the Paying Agent, shall continue to be the Paying Agent, provided such corporation or national banking association shall be otherwise eligible under this section 8.14(a), without the execution or filing of any paper or any further act on the part of the Trustee, the Trust Administrator or the Paying Agent.

                  The Paying Agent may resign at any time by giving written notice thereof to the Trustee and the Trust Administrator. The Trust Administrator may at any time terminate the Paying Agent by giving written notice thereof to the Paying Agent and to the Trustee. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Paying Agent shall cease to be eligible in accordance with the provisions of this section 8.14(a), the Trust Administrator shall appoint a successor and shall mail written notice of such appointment by first-class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register and to the Rating Agencies. Following the termination or resignation of the Paying Agent and prior to the appointment of a successor Paying Agent, the Trust Administrator shall act as Paying Agent hereunder. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as the Paying Agent herein. No successor Paying Agent shall be appointed unless eligible under the provisions of this section 8.14(a).

                  The Paying Agent and any successor Paying Agent (i) may not be an Originator, the Master Servicer, a subservicer, the Depositor or an affiliate of the Depositor unless the Paying Agent is an institutional trust department,
(ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must at all times be rated at least "A1" by S&P if S&P is a Rating Agency and at least "A/F1" by Fitch if Fitch is a rating agency and the equivalent rating by Moody's, if Moody's is a Rating Agency.

                  The Trust Administrator shall pay to the Paying Agent from its own funds reasonable compensation for its services hereunder, and such expense of the Trust Administrator shall not be payable from the Trust Fund and shall not be recoverable by the Trust Administrator from the assets of the Trust Fund pursuant to section 8.05 or any other provision of this Agreement.



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                  (b) The Trust Administrator hereby appoints Citibank as
Authenticating Agent and Citibank hereby accepts such appointment. The Authenticating Agent shall be authorized to authenticate the Certificates, and Certificates so authenticated shall be entitled to the benefit of this Agreement.

                  The Authenticating Agent shall at all times remain a corporation or national banking association organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to conduct a trust business and subject to supervision or examination by federal or state authority. If the Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this section 8.14(b), the combined capital and surplus of the Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this section 8.14(b), such Authenticating Agent shall resign immediately in the manner and with the effect specified in this section 8.14(b).

                  Any corporation or national banking association into which the Authenticating Agent may be merged in or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of the Authenticating Agent, shall continue to be the Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this section 8.14(b), without the execution or filing of any paper or any further act on the part of the Trustee, the Trust Administrator or the Authenticating Agent.

                  The Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Trust Administrator. The Trust Administrator may at any time terminate the Authenticating Agent by giving written notice thereof to the Authenticating Agent and to the Trustee. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this section 8.14(b), the Trust Administrator shall appoint a successor and shall mail written notice of such appointment by first-class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register. Following the termination or resignation of the Authenticating Agent and prior to the appointment of a successor Authenticating Agent, the Trust Administrator shall act as Authenticating Agent hereunder. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as the Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this section 8.14(b).

                  The Trust Administrator shall pay to the Authenticating Agent from its own funds reasonable compensation for its services hereunder, and such expense of the Trust Administrator shall not be payable from the Trust Fund and shall not be recoverable by the Trust Administrator


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from the assets of the Trust Fund pursuant to section 8.05 or any other provision of this Agreement.

                  (c) The Trust Administrator hereby appoints Citibank as Certificate Registrar and Citibank hereby accepts such appointment.

                  Any corporation or national banking association into which the Certificate Registrar may be merged in or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Certificate Registrar shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of the Certificate Registrar, shall continue to be the Certificate Registrar, provided such corporation or national banking association shall be otherwise eligible under this section 8.14(c), without the execution or filing of any paper or any further act on the part of the Trustee, the Trust Administrator or the Certificate Registrar.

                  The Certificate Registrar may resign at any time by giving written notice thereof to the Trustee and the Trust Administrator. The Trust Administrator may at any time terminate the Certificate Registrar by giving written notice thereof to the Certificate Registrar and to the Trustee.

                  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Certificate Registrar shall cease to be eligible in accordance with the provisions of this section 8.14(c), the Trust Administrator shall appoint a successor and shall mail written notice of such appointment by first-class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register. Following the termination or resignation of the Certificate Registrar and prior to the appointment of a successor Certificate Registrar, the Trust Administrator shall act as Certificate Registrar hereunder. Any successor Certificate Registrar upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as the Certificate Registrar herein. No successor Certificate Registrar shall be appointed unless eligible under the provisions of this section 8.14(c).

                  The Trust Administrator shall pay to the Certificate Registrar from its own funds reasonable compensation for its services hereunder, and such expense of the Trust Administrator shall not be payable from the Trust Fund and shall not be recoverable by the Trust Administrator from the assets of the Trust Fund pursuant to section 8.05 or any other provision of this Agreement.

                  (e) Notwithstanding anything to the contrary herein, in no event shall the Trustee be liable to any party hereto or to any third party for the performance of any custody-related functions with respect to which the applicable Custodian shall fail to take action on behalf of the Trustee or, with respect to which the performance of custody-related functions pursuant to the terms of the custodial agreement with the applicable Custodian shall fail to satisfy all the related requirements under this Agreement.



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                  SECTION 8.15 No Trustee Liability for Actions or Inactions of
                               Custodians.

                  Notwithstanding anything to the contrary herein, in no event shall the Trustee be liable to any party hereto or to any third party for the performance of any custody-related functions with respect to which the applicable Custodian shall fail to take action on behalf of the Trustee or, with respect to which the performance of custody-related functions pursuant to the terms of the custodial agreement with the applicable Custodian shall fail to satisfy all the related requirements under this Agreement.


                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01 Termination Upon Repurchase or Liquidation of the
                               Mortgage Loans.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trust Administrator with respect to the Group I Mortgage Loans (other than the obligations of the Master Servicer to the Trustee and the Trust Administrator pursuant to Section 8.05 and of the Master Servicer and the Trust Administrator to provide for and the Paying Agent to make payments to the Holders of the Group I Certificates as hereinafter set forth) shall terminate upon payment to the Holders of the Group I Certificates and the deposit of all amounts held by or on behalf of the Trustee or the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the applicable Terminator of all Group I Mortgage Loans and each related REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Group I Mortgage Loan or related REO Property remaining in REMIC I. The purchase by the applicable Terminator of all Group I Mortgage Loans and each related REO Property remaining in REMIC I shall be at a price (the "Group I Termination Price") equal to the greater of (A) the Purchase Price of the Group I Mortgage Loans included in REMIC I, plus the appraised value of each related REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets in REMIC I (as determined by the Master Servicer, with the consent of the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Holders of the Group I Certificates pursuant to Section 9.01 (e)).

                  (b) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trust Administrator with respect to the Group II Mortgage Loans (other than the obligations of the Master Servicer to the Trustee and the Trust Administrator pursuant to Section 8.05 and of the Master Servicer and the Trust Administrator to provide for and the Paying Agent to make payments to the Holders of the Group II Certificates as hereinafter set forth) shall terminate upon payment to the Holders of the



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Group II Certificates and the deposit of all amounts held by or on behalf of the
Trustee or the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the applicable Terminator of all Group II Mortgage Loans and each related REO Property remaining in REMIC II-A and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Group II Mortgage Loan or related REO Property remaining in REMIC II-A. The purchase by the applicable Terminator of all Group II Mortgage Loans and each related REO Property remaining in REMIC II-A shall be at a price (the "Termination Price") equal to the greater of (A) the Purchase Price of the Group II Mortgage Loans included in REMIC II-A, plus the appraised value of each related REO Property, if any, included in REMIC II-A, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets in REMIC II-A (as determined by the Master Servicer, with the consent of the Trustee, as of the close of business on the third Business
Day next preceding the date upon which notice of any such termination is furnished to Holders of the Group II Certificates pursuant to Section 9.01 (e)).

                  (c) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trust Administrator with respect to the Group III Mortgage Loans (other than the obligations of the Master Servicer to the Trustee and the Trust Administrator pursuant to Section 8.05 and of the Master Servicer and the Trust Administrator to provide for and the Paying Agent to make payments to the Holders of the Group III Certificates as hereinafter set forth) shall terminate upon payment to the Holders of the Group III Certificates and the deposit of all amounts held by or on behalf of the Trustee or the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the applicable Terminator of all Group III Mortgage Loans and each related REO Property remaining in REMIC III-A and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Group III Mortgage Loan or related REO Property remaining in REMIC III-A. The purchase by the applicable Terminator of all Group III Mortgage Loans and each related REO Property remaining in REMIC III-A shall be at a price (the "Group III Termination Price") equal to the greater of (A) the Purchase Price of the Group III Mortgage Loans included in REMIC III-A, plus the appraised value of each related REO Property, if any, included in REMIC III-A, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets in REMIC III-A (as determined by the Master Servicer, with the consent of the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Holders of the Group III Certificates pursuant to Section 9.01
(e)).

                  (d) The related Terminator shall have the right to purchase all of the Group I Mortgage Loans and each REO Property remaining in REMIC I, all of the Group II Mortgage Loans and each REO Property remaining in REMIC II-A and all of the Group III Mortgage Loans and each REO Property remaining in REMIC III-A pursuant to Section 9.01(a)(i), Section 9.01(b)(i) or Section 9.01(c)(i), as applicable, no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group I Certificates, the Group II Certificates or the Group III Certificates, as applicable, will be retired; provided, however, that


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the related Terminator, as provided above, may elect to purchase (i) all of the
Group I Mortgage Loans and each REO Property remaining in REMIC I pursuant to
Section 9.01(a)(i) only if the aggregate Stated Principal Balance of the Group I Mortgage Loans and each REO Property remaining in REMIC I at the time of such election is reduced to less than 1% of the aggregate Stated Principal Balance of the Group I Mortgage Loans at the Cut-off Date, (ii) all of the Group II Mortgage Loans and each REO Property remaining in REMIC II-A pursuant to Section 9.01(b)(i) only if the aggregate Stated Principal Balance of the Group II Mortgage Loans and each REO Property remaining in REMIC II-A at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Group II Mortgage Loans at the Cut-off Date and (iii) all of the Group III Mortgage Loans and each REO Property remaining in REMIC III-A pursuant to
Section 9.01(c)(i) only if the aggregate Stated Principal Balance of the Group III Mortgage Loans and each REO Property remaining in REMIC III-A at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Group III Mortgage Loans at the Cut-off Date. For federal income tax purposes, the purchase by the related Terminator of the Mortgage Loans and the REO Properties underlying the Certificates is intended to facilitate a redemption of such Certificates pursuant to a "cleanup call" within the meaning of Treasury regulation section 1.860G-2(j). Notwithstanding the foregoing, the applicable Terminator shall have the right to transfer, sell or assign its rights to purchase the Mortgage Loans and each REO Property remaining in REMIC I, REMIC II-A or REMIC III-A.

                  (e) Notice of the liquidation of any Certificates shall be given promptly by the Paying Agent by letter to the related Certificateholders (with a copy to the Trustee and the Trust Administrator mailed (a) in the event such notice is given in connection with the purchase of either the Group I Mortgage Loans, the Group II Mortgage Loans or the Group III Mortgage Loans and each related REO Property remaining in REMIC I, REMIC II-A or REMIC III-A, as applicable, by the related Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the related Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which REMIC I, REMIC II-A or REMIC III-A, as applicable, will terminate and final payment of the Group I Certificates, the Group II Certificates or the Group III Certificates, as applicable, will be made upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar. In the event such notice is given in connection with the purchase of all of the Group I Mortgage Loans, the Group II Mortgage Loans or the Group III Mortgage Loans and each related REO Property remaining in REMIC I, REMIC II-A or REMIC III-A, as applicable, by the related Terminator, the related Terminator shall deliver to the Paying Agent for deposit in the Distribution Account (with notice to the Trustee and the Trust Administrator) not later than the last Business Day of the month next preceding the month in which such distribution will be made an amount in immediately available funds equal to the Group I Termination Price, the Group II Termination Price or the Group III Termination Price, as applicable. Upon certification to the Trustee by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release or cause to be released to the related Terminator the Mortgage Files for the remaining Group I Mortgage Loans, Group II Mortgage Loans or Group


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III Mortgage Loans, as applicable, and the Trustee shall execute all assignments, endorsements and other instruments delivered to it which are necessary to effectuate such transfer.]

                  (f) Upon receipt of notice by the Paying Agent of the presentation of the Certificates by the Certificateholders on the related final Distribution Date to the Certificate Registrar, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Paying Agent and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

                  Immediately following the deposit of funds in trust hereunder in respect of each of the Group I Certificates, the Group II Certificates and the Group III Certificates, the Trust Fund shall terminate. In no event shall the trust created hereby continue beyond the earlier of (a) the Latest Possible Maturity Date and (b) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  SECTION 9.02 Additional Termination Requirements.

                  (a) In the event that the related Terminator purchases all the Group I Mortgage Loans and each related REO Property, all the Group II Mortgage Loans and each related REO Property or all the Group III Mortgage Loans and each related REO Property, REMIC I (in the case of a purchase of all the Group I Mortgage Loans and each related REO Property), REMIC II-A (in the case of a purchase of all the Group II Mortgage Loans and each related REO Property) or REMIC III-A (in the case of a purchase of all the Group III Mortgage Loans and each related REO Property) shall be terminated, in each case in accordance with the following additional requirements (or in connection with the final payment on or other liquidation of the last Group I Mortgage Loan or related REO Property remaining in REMIC I, the last Group II Mortgage Loan or related REO Property remaining in REMIC II-A or the last


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

Group III Mortgage Loan or related REO Property remaining in REMIC III-A, the additional requirement specified in clause (i) below):

                           (i) The Trust Administrator shall specify the first
                  day in the 90-day liquidation period in a statement attached to REMIC I's, REMIC II-A's OR REMIC III-A's, as applicable, final Tax Return pursuant to Treasury regulation Section 1.860F-1, and such termination shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

                           (ii) During such 90-day liquidation period, and at or
                  prior to the time of making of the final payment on the Certificates, the Trust Administrator on behalf of the Trustee shall sell all of the assets of REMIC I, REMIC II-A or REMIC III-A, as applicable, to the related Terminator for cash; and

                           (iii) At the time of the making of the final payment
                  on the related Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class I-R Certificates all cash on hand in REMIC I, to the Holders of the Class II-R Certificates all cash on hand in REMIC II-A and to the Holders of the Class III-R Certificates all cash on hand in REMIC III-A (in each case other than cash retained to meet claims), and either REMIC I, REMIC II-A or REMIC III-A, as applicable, shall terminate at that time.

                  (b) At the expense of the related Terminator (or in the event of termination under Section 9.01(a)(ii) or Section 9.01(b)(ii), at the expense of the Trust Administrator), the Trust Administrator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of REMIC I, REMIC II-A or REMIC III-A, as applicable, pursuant to this Section 9.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for REMIC I, REMIC II-A or REMIC III-A, as applicable, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                                REMIC PROVISIONS

                  SECTION 10.01 REMIC Administration.

                  (a) The Trustee shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made by the Trust Administrator on behalf of the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the Group I Certificates (other than the Class I-R Certificates)


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shall be designated as the Regular Interests in REMIC I and the Class I-R
Certificates shall be designated as the Residual Interest in REMIC I. Neither the Trustee nor the Trust Administrator shall permit the creation of any "interests" in REMIC I (within the meaning of Section 860G of the Code) other than the Group I Certificates. For the purposes of the REMIC election in respect of REMIC II-A, the REMIC II-A Regular Interests shall be designated as the Regular Interests in REMIC II-A and the Class R-IIA Interest shall be designated as the Residual Interests in REMIC II-A. For the purposes of the REMIC election in respect of REMIC II-B, the Group II Certificates (other than the Class II-R Certificates) shall be designated as the Regular Interests in REMIC II-B and the Class R-IIB Interest shall be designated as the Residual Interest in REMIC II-B. Neither the Trustee nor the Trust Administrator shall permit the creation of any "interests" in REMIC II-A or REMIC II-B (within the meaning of Section 860G of the Code) other than the REMIC II-A Regular Interests and the Group II Certificates. For the purposes of the REMIC election in respect of REMIC III-A, the REMIC III-A Regular Interests shall be designated as the Regular Interests in REMIC III-A and the Class R-IIIA Interest shall be designated as the Residual Interests in REMIC III-A. For the purposes of the REMIC election in respect of REMIC III-B, the Group III Certificates (other than the Class III-R Certificates) shall be designated as the Regular Interests in REMIC III-B and the Class R-IIIB Interest shall be designated as the Residual Interest in REMIC III-B. Neither the Trustee nor the Trust Administrator shall permit the creation of any "interests" in REMIC III-A or REMIC III-B (within the meaning of Section 860G of the Code) other than the REMIC III-A Regular Interests and the Group III Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trust Administrator shall pay any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), and shall be entitled to reimbursement from the Trust therefor to the extent permitted under Section 8.05. The Trust Administrator, as agent for any Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the REMIC created hereunder. By its acceptance thereof, the Holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (d) The Trust Administrator shall prepare and the Trustee at the direction of the Trust Administrator shall sign and the Trust Administrator shall file all of the Tax Returns in respect of the REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trust Administrator or its designee such


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information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this Article.

                  (e) The Trust Administrator shall perform on behalf of any Trust REMIC all reporting and other tax compliance duties that are the responsibility of the REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority including the filing of Form 8811 with the Internal Revenue Service within 30 days following the Closing Date. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of any Trust REMIC. The Master Servicer shall provide on a timely basis to the Trust Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

                  (f) The Master Servicer, the Trustee and the Trust Administrator shall take such action and shall cause any Trust REMIC to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. The Master Servicer, the Trustee and the Trust Administrator shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Trust Administrator have received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Trust Administrator or the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Trust Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any Trust REMIC or its assets, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee and the Trust Administrator or their designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust

REMIC to take any such action as to which the Trustee or the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur. The Trust Administrator and the Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee or the Trust Administrator. At all times as may be required by the Code, the Trust Administrator, the Trustee or the Master Servicer will ensure that substantially all of the assets of any Trust REMIC will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section
10.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X,
(iii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, (iv) to the Paying Agent pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Paying Agent of any of its obligations under this Article X, or otherwise (v) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) [Reserved].

                  (i) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to any Trust REMIC on a calendar year and on an accrual basis.

                  (j) Following the Startup Day, the Master Servicer, the Trustee and the Trust Administrator shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) None of the Trustee, the Trust Administrator or the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02 Prohibited Transactions and Activities.

                  None of the Depositor, the Master Servicer, the Trust Administrator, the Paying Agent or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any Trust REMIC, (iii) the termination of any Trust REMIC pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 10.03 Master Servicer and Trust Administrator Indemnification.

                  (a) The Trust Administrator agrees to indemnify the Trust Fund, the Depositor, the Master Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer or the Trustee as a result of a breach of the Trust Administrator's covenants set forth in this
Article X.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor, the Trust Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in
Article III or this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01 Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trust Administrator without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect,
(ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders) or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Trust Administrator, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                  This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, the Trust Administrator shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Prior to executing any amendment pursuant to this Section, the Trust Administrator shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement.

                  Promptly after the execution of any such amendment the Trust Administrator shall furnish a copy of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Trust Administrator.

                  Notwithstanding the foregoing, each of the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and Trust Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02 Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03 Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more

Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04 Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.05 Notices.

                  All directions, demands and notices hereunder shall be sent
(i) via facsimile (with confirmation of receipt) or (ii) in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 390 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group (telecopy number (212) 723-8604), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer, Master Servicing Division, 14651 Dallas Parkway, Suite 210, Dallas, TX 75104, Attention: Compliance Manager (telecopy number 972-770-3705) (with a copy to, 1000 Technology Drive, O'Fallon, MO 63304, Attention: Chief Legal Counsel (telecopy number 636-261-6518)) or such other address or telecopy number as may hereafter be furnished to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Depositor in writing by the Master Servicer, (c) in the case of the Trust Administrator, 1000 Technology Drive, M.S. 337, O'Fallon, Missouri 63304, Attention: Mortgage Finance (telecopy number (636) 261-1394), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Depositor in writing by the Master Servicer (d) in the case of the Paying Agent, the Authenticating Agent and the Certificate Registrar, 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank Agency & Trust, CMLTI 2005-1, (telephone number (212) 816-5827), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Depositor, the Trust Administrator and the Trustee in writing by the Paying Agent, the Certificate Registrar or the Authenticating Agent and (e) in the case of the Trustee, U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services (telecopy number (617) 603-6638), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06 Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07 Notice to Rating Agencies.

                  The Trust Administrator shall use its best efforts promptly to provide notice to the Rating Agencies, and each of the Master Servicer and the Paying Agent shall use its best efforts promptly to provide notice to the Trust Administrator, with respect to each of the following of which the Trust Administrator, the Master Servicer or the Paying Agent, as applicable, has actual knowledge:

                           1. Any material change or amendment to this
                  Agreement;

                           2. The occurrence of any Master Servicer Event of
                  Default that has not been cured or waived;

                           3. The resignation or termination of the Master
                  Servicer, the Trust Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent or the Trustee;

                           4. The repurchase or substitution of Mortgage Loans
                  pursuant to or as contemplated by Section 2.03;

                           5. The final payment to the Holders of any Class of
                  Certificates;

                           6. Any change in the location of the Collection
                  Account or the Distribution Account;

                           7. Any event that would result in the inability of
                  the Trustee, were it to succeed as Master Servicer, to make advances regarding delinquent Mortgage Loans; and

                           8. The filing of any claim under the Master
                  Servicer's blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

                  In addition, the Trust Administrator shall make available to the Rating Agencies copies of each report to Certificateholders described in
Section 4.02 and the Master Servicer, as required pursuant to Section 3.20 and Section 3.21, shall promptly furnish to the Rating Agencies copies of the following:

                           1. Each annual statement as to compliance described
                  in Section 3.20; and

                           2. Each annual independent public accountants'
                  servicing report described in Section 3.21.

                  Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10004; to Moody's Investors Services, 99 Church Street, New York, New York 10007; and to Fitch Ratings, One State Street Plaza, New York, New York 10007, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  SECTION 11.08 Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.09 Grant of Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York;
(2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Trust Administrator, the Paying Agent, the Authenticating Agent, the Certificate Registrar and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                  CITIGROUP MORTGAGE LOAN TRUST INC.,
                                  as Depositor


                                  By: /s/ Peter D. Steinmetz
                                  Name:   Peter D. Steinmetz
                                  Title:  Vice President


                                  CITIMORTGAGE, INC.,
                                  as Master Servicer and Trust Administrator


                                  By: /s/ Tommy R. Harris
                                  Name:   Tommy R. Harris
                                  Title:  Senior Vice President


                                  CITIBANK, N.A.,
                                  as Paying Agent, Certificate Registrar and
                                  Authenticating Agent


                                  By: /s/ Karen Schluter
                                  Name:   Karen Schluter
                                  Title:  Vice President


                                  U.S. BANK NATIONAL
                                  ASSOCIATION, not in its
                                  individual capacity but
                                  solely as Trustee


                                  By: /s/ Karen R. Beard
                                  Name:   Karen R. Beard
                                  Title:  Vice President

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


                  On the ____ day of March 2005, before me, a notary public in and for said State, personally appeared ___________________, known to me to be an ______________________ of Citigroup Mortgage Loan Trust Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          ______________________________________
                                                      Notary Public


[Notarial Seal]

STATE OF ____________)
                     )ss.:
COUNTY OF ___________)


                  On the ____ day of March 2005, before me, a notary public in and for said State, personally appeared ______________, known to me to be a ________________ of CitiMortgage, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          ______________________________________
                                                      Notary Public


[Notarial Seal]

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


                  On the ____ day of March 2005, before me, a notary public in and for said State, personally appeared _____________________, known to me to be an ____________________ of Citibank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          ______________________________________
                                                      Notary Public


[Notarial Seal]

STATE OF ____________)
                     )ss.:
COUNTY OF ___________)


                  On the ____ day of March 2005, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a ____________________ of U.S. Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          ______________________________________
                                                      Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                         FORM OF CLASS I-A1A CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2005-1                                                  Aggregate  Certificate Principal Balance of the Class
                                                               I-A1A Certificates as of the Issue
Pass-Through Rate: Variable                                    Date: $74,845,000

Cut-off Date and date of Pooling and Servicing Agreement:      Denomination: $74,845,000
March 1, 2005
                                                               Master Servicer: CitiMortgage, Inc.
First Distribution Date: April 2005
                                                               Trust Administrator:  CitiMortgage, Inc.
No. 1
                                                               Certificate Registrar, Paying Agent and
                                                               Authenticating Agent: Citibank, N.A.

                                                               Trustee: U.S. Bank National Association

                                                               Issue Date: March 31, 2005

                                                               CUSIP: 17307GPL 6


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.





                                     A-1-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by


                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class I-A1A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class I-A1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-A1A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.




                                     A-1-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust


                                     A-1-3

Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-1-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.


Dated: March___, 2005


                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent


                                        By:____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                  Authorized Officer



                                     A-1-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-1-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-1-7

                                   EXHIBIT A-2

                         FORM OF CLASS I-A1B CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2005-1                                                  Initial    Notional   Amount   of   the   Class   I-A1B
                                                               Certificates as of the Issue Date: $6,340,000
Pass-Through Rate: Variable
                                                               Denomination: $6,340,000
Cut-off Date and date of Pooling and  Servicing Agreement:
March 1, 2005                                                  Master Servicer:  CitiMortgage, Inc.

First Distribution Date: April 2005                            Trust Administrator:  CitiMortgage, Inc.

No. 1                                                          Certificate Registrar,  Paying Agent and Authenticating
                                                               Agent: Citibank, N.A.

                                                               Trustee: U.S. Bank National Association

                                                               Issue Date: March 31, 2005

                                                               CUSIP: 17307GPM 4


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE



                                     A-2-1

         AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by


                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class I-A1B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class I-A1B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-A1B Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice


                                     A-2-2
by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-2-3

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-2-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.


Dated: March___, 2005


                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent


                                        By:____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                  Authorized Officer



                                     A-2-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-2-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-2-7

                                   EXHIBIT A-3

                         FORM OF CLASS I-B1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-1                                                  Aggregate  Certificate  Principal  Balance of the Class
                                                               I-B1 Certificates as of the Issue
Pass-Through Rate: Variable                                    Date: $3,082,000

                                                               Denomination: $3,082,000
Cut-off Date and date of Pooling and Servicing Agreement:
March 1, 2005                                                  Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005
                                                               Trust Administrator:  CitiMortgage, Inc.

No.1
                                                               Certificate Registrar,  Paying Agent and Authenticating
                                                               Agent: Citibank, N.A.

                                                               Trustee: U.S. Bank National Association

                                                               Issue Date: March 31, 2005

                                                               CUSIP: 17307GPN 2



                                     A-3-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by


                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class I-B1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class I-B1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-B1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying



                                     A-3-2

Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.



                                     A-3-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-3-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.


Dated: March___, 2005


                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent


                                        By:____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                  Authorized Officer



                                     A-3-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-3-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-3-7

                                   EXHIBIT A-4

                         FORM OF CLASS I-B2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE CLASS I-B1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-1                                                  Aggregate  Certificate  Principal  Balance of the Class
                                                               I-B2 Certificates as of the Issue
Pass-Through Rate: Variable                                    Date: $1,145,000


Cut-off Date and date of Pooling and                           Denomination: $1,145,000
Servicing Agreement: March 1, 2005
                                                               Master Servicer: CitiMortgage, Inc.
First Distribution Date: April 2005
                                                               Trust Administrator:  CitiMortgage, Inc.
No.1
                                                               Certificate Registrar,  Paying Agent and Authenticating
                                                               Agent: Citibank, N.A.

                                                               Trustee: U.S. Bank National Association

                                                               Issue Date: March 31, 2005

                                                               CUSIP: 17307GPP 7



                                     A-4-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by


                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class I-B2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class I-B2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-B2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying



                                     A-4-2

Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.



                                     A-4-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-4-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.


Dated: March___, 2005


                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent


                                        By:____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                  Authorized Officer



                                     A-4-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-4-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-4-7

                                   EXHIBIT A-5

                         FORM OF CLASS I-B3 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS I-B1 CERTIFICATES AND THE CLASS I-B2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-1                                                  Aggregate  Certificate  Principal  Balance of the Class
                                                               I-B3 Certificates as of the Issue
Pass-Through Rate: Variable                                    Date: $792,000

Cut-off Date and date of Pooling and Servicing Agreement:      Denomination: $792,000
March 1, 2005
                                                               Master Servicer: CitiMortgage, Inc.
First Distribution Date: April 2005
                                                               Trust Administrator:  CitiMortgage, Inc.
No.1
                                                               Certificate Registrar,  Paying Agent and Authenticating
                                                               Agent: Citibank, N.A.

                                                               Trustee: U.S. Bank National Association

                                                               Issue Date: March 31, 2005

                                                               CUSIP: 17307GPQ 5



                                     A-5-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by


                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class I-B3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class I-B3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-B3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying



                                     A-5-2

Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.



                                     A-5-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-5-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.


Dated: March___, 2005


                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent


                                        By:____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                  Authorized Officer



                                     A-5-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-5-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-5-7

                                   EXHIBIT A-6

                         FORM OF CLASS I-B4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS I-B1 CERTIFICATES, THE CLASS I-B2 CERTIFICATES AND THE CLASS I-B3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series 2005-1                                                  Aggregate  Certificate  Principal  Balance of the Class
                                                               I-B4 Certificates as of the Issue
Pass-Through Rate: Variable                                    Date: $793,000


Cut-off Date and date of Pooling and Servicing Agreement:      Denomination: $793,000
March 1, 2005
                                                               Master Servicer: CitiMortgage, Inc.
First Distribution Date: April 2005
                                                               Trust Administrator: CitiMortgage, Inc.
No. 1
                                                               Certificate Registrar, Paying Agent and Authenticating
                                                               Agent: Citibank, N.A.

                                                               Trustee: U.S. Bank National Association

                                                               Issue Date: March 31, 2005



                                     A-6-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by


                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class I-B4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class I-B4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-B4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds



                                     A-6-2
to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No



                                     A-6-3
service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any



                                     A-6-4
liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-6-5

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.


Dated: March___, 2005


                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent


                                        By:____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                  Authorized Officer



                                     A-6-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-6-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-6-8

                                   EXHIBIT A-7

                         FORM OF CLASS I-B5 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS I-B1 CERTIFICATES, THE CLASS I-B2 CERTIFICATES, THE CLASS I-B3 CERTIFICATES AND THE CLASS I-B4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series 2005-1                                                  Aggregate  Certificate  Principal  Balance of the Class
                                                               I-B5 Certificates as of the Issue Date: $616,000
Pass-Through Rate: Variable
                                                               Denomination: $616,000
Cut-off Date and date of Pooling and Servicing Agreement:
March 1, 2005                                                  Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                            Trust Administrator: CitiMortgage, Inc.

No. 1                                                          Certificate Registrar,  Paying Agent and Authenticating
                                                               Agent: Citibank, N.A.

                                                               Trustee: U.S. Bank National Association

                                                               Issue Date: March 31, 2005



                                     A-7-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by


                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class I-B4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class I-B4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-B4 Certificates on such Distribution Date pursuant to the Agreement.



                                     A-7-2

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are



                                     A-7-3
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be



                                     A-7-4
required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-7-5

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.


Dated: March___, 2005


                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent


                                        By:____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                  Authorized Officer



                                     A-7-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-7-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-7-8

                                   EXHIBIT A-8

                         FORM OF CLASS I-B6 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS I-B1 CERTIFICATES, THE CLASS I-B2 CERTIFICATES, THE CLASS I-B3 CERTIFICATES, THE CLASS I-B4 CERTIFICATES AND THE CLASS I-B5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series 2005-1                                                  Aggregate  Certificate  Principal  Balance of the Class
                                                               I-B6 Certificates as of the Issue
Pass-Through Rate: Variable                                    Date: $440,875.71

Cut-off Date and date of Pooling and Servicing Agreement:      Denomination: $440,875.71
March 1, 2005
                                                               Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005
                                                               Trust Administrator: CitiMortgage, Inc.
No. 1
                                                               Certificate Registrar,  Paying Agent and Authenticating
                                                               Agent: Citibank, N.A.

                                                               Trustee: U.S. Bank National Association

                                                               Issue Date: March 31, 2005



                                     A-8-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by


                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A. THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class I-B6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class I-B6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-B6 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds



                                     A-8-2
to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but



                                     A-8-3
the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.



                                     A-8-4

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-8-5

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.


Dated: March___, 2005


                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent


                                        By:____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                  Authorized Officer



                                     A-8-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-8-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-8-8

                                   EXHIBIT A-9

                          FORM OF CLASS I-R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OTHER CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A



                                     A-9-1

         DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.


Series 2005-1                                                  Aggregate  Certificate  Principal  Balance of the Class
                                                               I-R Certificates as of the Issue Date:
Pass-Through Rate: Variable                                    $100.00

Cut-off Date and date of Pooling and Servicing Agreement:      Denomination: $100.00
March 1, 2005
                                                               Master Servicer: CitiMortgage, Inc.
First Distribution Date: April 2005
                                                               Trust Administrator:  CitiMortgage, Inc.
No.1
                                                               Certificate Registrar,  Paying Agent and Authenticating
                                                               Agent: Citibank, N.A.

                                                               Trustee: U.S. Bank National Association

                                                               Issue Date: March 31, 2005

                                                               CUSIP: 17307GPR 3



                                     A-9-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by


                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINSITRATOR, CITIBANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in that certain beneficial ownership interest evidenced by all the Class I-R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.



                                     A-9-3

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-9-4

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Certificate Registrar (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.



                                     A-9-5

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-9-6

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.


Dated: March___, 2005


                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent


                                        By:____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                  Authorized Officer



                                     A-9-7

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-9-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-9-9

                                  EXHIBIT A-10

                        FORM OF CLASS II-A1A CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2005-1                                               Aggregate Certificate Principal Balance of the Class
                                                            II-A1A Certificates as of the Issue
Pass-Through Rate: Variable                                 Date: $88,007,000

                                                            Denomination: $88,007,000
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                          Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                         Trust Administrator: CitiMortgage, Inc.

No. 1                                                       Certificate Registrar,  Paying Agent and Authenticating
                                                            Agent: Citibank, N.A.

                                                            Trustee: U.S. Bank National Association

                                                            Issue Date: March 31, 2005

                                                            CUSIP: 17307GPS 1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE



                                     A-10-1

         AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class II-A1A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class II-A1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-A1A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice



                                     A-10-2
by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-10-3

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-10-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer




                                     A-10-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed




                                     A-10-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-10-7

                                  EXHIBIT A-11

                        FORM OF CLASS II-AIB CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2005-1                                       Aggregate Certificate Principal Balance of the
                                                    Class II-AIB Certificates as of the Issue
Pass-Through Rate: Variable                         Date: $4,645,000

Cut-off Date and date of Pooling and                Denomination: $4,645,000
Servicing Agreement: March 1, 2005
                                                    Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator: CitiMortgage, Inc.

No. 1                                               Certificate Registrar,  Paying Agent and
                                                    Authenticating Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association

                                                    Issue Date: March 31, 2005

                                                    CUSIP: 17307GPT 9

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE



                                     A-11-1

         AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class II-AIB Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class II-AIB Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-AIB Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice



                                     A-11-2
by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-11-3

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-11-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:_____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:_____________________________________
                                                    Authorized Officer



                                     A-11-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed





                                     A-11-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-11-7

                                  EXHIBIT A-12

                        FORM OF CLASS II-A2A CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.


Series 2005-1                                       Aggregate  Certificate  Principal Balance of the Class
                                                    II-A2A Certificates as of the Issue Date: $66,749,000
Pass-Through Rate: Variable
                                                    Denomination: $66,749,000
Cut-off Date and date of Pooling and Servicing
Agreement: March 1, 2005                            Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator: CitiMortgage, Inc.

No. 1                                               Certificate     Registrar,     Paying     Agent    and
                                                    Authenticating Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association

                                                    Issue Date: March 31, 2005

                                                    CUSIP: 17307GPU 6

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE



                                     A-12-1

         PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class II-A2A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class II-A2A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-A2A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.



                                     A-12-2

Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the



                                     A-12-3
same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-12-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer



                                     A-12-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed




                                     A-12-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-12-7

                                  EXHIBIT A-13

                        FORM OF CLASS II-A2B CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2005-1                                       Aggregate  Certificate Principal Balance of the Class
                                                    II-A2B Certificates as of the Issue Date: $3,523,000
Pass-Through Rate: Variable
                                                    Denomination: $3,523,000
Cut-off Date and date of Pooling and Servicing
Agreement: March 1, 2005                            Master Servicer:  CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator:  CitiMortgage, Inc.

No. 1                                               Certificate     Registrar,     Paying    Agent    and
                                                    Authenticating Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association

                                                    Issue Date: March 31, 2005

                                                    CUSIP: 17307GPV 4

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-13-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the II-A2B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class II-A2B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-A2B Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.



                                     A-13-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust



                                     A-13-3

Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-13-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer



                                     A-13-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed





                                     A-13-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-13-7

                                  EXHIBIT A-14

                         FORM OF CLASS II-B1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.


Series 2005-1                                       Aggregate  Certificate  Principal  Balance of the Class
                                                    II-B1 Certificates as of the Issue Date: $3,697,000
Pass-Through Rate: Variable
                                                    Denomination: $3,697,000
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                  Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator: CitiMortgage, Inc.

No. 1                                               Certificate Registrar,  Paying Agent and Authenticating
                                                    Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association

                                                    Issue Date: March 31, 2005




                                     A-14-1

                                                    CUSIP: 17307GPW 2

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class II-B1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class II-B1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-B1 Certificates on such Distribution Date pursuant to the Agreement.



                                     A-14-2

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using



                                     A-14-3

"Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-14-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer




                                     A-14-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed




                                     A-14-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-14-7

                                  EXHIBIT A-15

                         FORM OF CLASS II-B2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, AND THE CLASS II-B1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.


Series 2005-1                                       Aggregate  Certificate  Principal  Balance of the Class
                                                    II-B2 Certificates as of the Issue Date: $1,805,000
Pass-Through Rate: Variable
                                                    Denomination: $1,805,000
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                  Master Servicer:  CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator: CitiMortgage, Inc.

No. 1                                               Certificate Registrar,  Paying Agent and Authenticating
                                                    Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association

                                     A-15-1

                                                    Issue Date: March 31, 2005

                                                    CUSIP: 17307GPX 0


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class II-B2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class II-B2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-B2 Certificates on such Distribution Date pursuant to the Agreement.



                                     A-15-2

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using



                                     A-15-3

"Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-15-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:___________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:___________________________________
                                                    Authorized Officer


                                     A-15-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed




                                     A-15-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-15-7

                                  EXHIBIT A-16

                         FORM OF CLASS II-B3 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS II-B1 CERTIFICATES AND THE CLASS II-B2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.




Series 2005-HBY2                                    Aggregate  Certificate  Principal  Balance of the Class
                                                    II-B3 Certificates as of the Issue Date: $1,204,000
Pass-Through Rate: Variable
                                                    Denomination: $1,204,000
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                  Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator: CitiMortgage, Inc.

No. 1                                               Certificate Registrar,  Paying Agent and Authenticating
                                                    Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association


                                     A-16-1

                                                    Issue Date: March 31, 2005

                                                    CUSIP: 17307GPY 8

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class II-B3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class II-B3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-B3 Certificates on such Distribution Date pursuant to the Agreement.



                                     A-16-2

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using



                                     A-16-3

"Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-16-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer




                                     A-16-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed




                                     A-16-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-16-7

                                  EXHIBIT A-17

                         FORM OF CLASS II-B4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS II-B1 CERTIFICATES, THE CLASS II-B2 CERTIFICATES AND THE CLASS II-B3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series 2005-1                                       Aggregate  Certificate  Principal  Balance of the Class
                                                    II-B4 Certificates as of the Issue Date: $946,000
Pass-Through Rate: Variable
                                                    Denomination: $946,000
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                  Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator: CitiMortgage, Inc.

No. 1                                               Certificate Registrar,  Paying Agent and Authenticating
                                                    Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association


                                     A-17-1

                                                    Issue Date: March 31, 2005

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class II-B4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class II-B4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-B4 Certificates on such Distribution Date pursuant to the Agreement.



                                     A-17-2

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are



                                     A-17-3
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be



                                     A-17-4
required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-17-5

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer




                                     A-17-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed




                                     A-17-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-17-8

                                  EXHIBIT A-18

                         FORM OF CLASS II-B5 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS II-B1 CERTIFICATES, THE CLASS II-B2 CERTIFICATES, THE CLASS II-B3 CERTIFICATES AND THE CLASS II-B4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series 2005-1                                       Aggregate  Certificate  Principal  Balance of the Class
                                                    II-B5 Certificates as of the Issue Date: $859,000
Pass-Through Rate: Variable
                                                    Denomination: $859,000
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                  Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator: CitiMortgage, Inc.

No. 1                                               Certificate Registrar,  Paying Agent and Authenticating
                                                    Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association


                                     A-18-1

                                                    Issue Date: March 31, 2005

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class II-B5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class II-B5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-B5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds



                                     A-18-2
to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No



                                     A-18-3
service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any




                                     A-18-4
liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-18-5

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer



                                     A-18-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed




                                     A-18-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-18-8

                                  EXHIBIT A-19

                         FORM OF CLASS II-B6 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS II-B1 CERTIFICATES, THE CLASS II-B2 CERTIFICATES, THE CLASS II-B3 CERTIFICATES, THE CLASS II-B4 CERTIFICATES AND THE CLASS II-B5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series 2005-1                                       Aggregate  Certificate  Principal  Balance of the Class
                                                    II-B6 Certificates as of the Issue Date: $516,643.56
Pass-Through Rate: Variable
                                                    Denomination: $516,643.56
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                  Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator: CitiMortgage, Inc.

No. 1                                               Certificate Registrar,  Paying Agent and Authenticating
                                                    Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association



                                     A-19-1

                                                    Issue Date: March 31, 2005

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class II-B6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class II-B6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-B6 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds



                                     A-19-2
to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No



                                     A-19-3
service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any




                                     A-19-4
liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-19-5

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer




                                     A-19-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed





                                     A-19-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-19-8

                                  EXHIBIT A-20

                         FORM OF CLASS II-R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OTHER CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A



                                     A-20-1

         DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.



Series 2005-1                                               Aggregate  Certificate  Principal  Balance of the Class
                                                            II-R Certificates as of the Issue Date: $100.00
Pass-Through Rate: Variable
                                                            Denomination: $100.00
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                          Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                         Trust Administrator: CitiMortgage, Inc.

No. 1                                                       Certificate Registrar,  Paying Agent and Authenticating
                                                            Agent: Citibank, N.A.

                                                            Trustee: U.S. Bank National Association

                                                            Issue Date: March 31, 2005

                                                            CUSIP: 17307GPZ 5



                                     A-20-2

                                  EXHIBIT A-21

                    FORM OF MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINSITRATOR, CITIBANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in that certain beneficial ownership interest evidenced by all the Class II-R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and



                                     A-20-3
surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but



                                     A-20-4
the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Certificate Registrar (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.



                                     A-20-5

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-20-6

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer



                                     A-20-7

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-20-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-20-9

                                  EXHIBIT A-21

                        FORM OF CLASS III-A1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").



Series 2005-1                                       Aggregate  Certificate  Principal  Balance of the Class
                                                    III-A1 Certificates as of the Issue Date: $68,774,000
Pass-Through Rate: 6.500%
                                                    Denomination: $68,774,000
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                  Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator:  CitiMortgage, Inc.

No.1                                                Certificate Registrar,  Paying Agent and Authenticating
                                                    Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association

                                                    Issue Date: March 31, 2005

                                                    CUSIP: 17307GQA 9

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE



                                     A-21-1

         PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class III-A1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class III-A1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class III-A1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.



                                     A-21-2

Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-21-3

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-21-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer


                                     A-21-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed




                                     A-21-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-21-7

                                  EXHIBIT A-22

                        FORM OF CLASS III-A2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2005-1                                       Aggregate  Certificate Principal Balance of the Class
                                                    III-A2 Certificates as of the Issue Date: $17,930,000
Pass-Through Rate: 7.500%
                                                    Denomination: $17,930,000
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                  Master Servicer:  CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator:  CitiMortgage, Inc.

No. 1                                               Certificate Registrar, Paying Agent and
                                                    Authenticating Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association

                                                    Issue Date: March 31, 2005

                                                    CUSIP: 17307GQB 7

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-22-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class III-A2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class III-A2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class III-A2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.



                                     A-22-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust



                                     A-22-3

Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-22-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer




                                     A-22-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-22-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-22-7

                                  EXHIBIT A-23

                        FORM OF CLASS III-XS CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2005-1                                                      Notional Balance of the Class III-XS
                                                                   Certificates as of the Issue Date: Variable
Pass-Through Rate: 7.500%
                                                                   Master Servicer:  CitiMortgage, Inc.
Cut-off Date and date of Pooling and Servicing
Agreement: March 1, 2005                                           Trust Administrator:  CitiMortgage, Inc.

First Distribution Date: April 2005                                Certificate Registrar, Paying Agent and
                                                                   Authenticating Agent: Citibank, N.A.
No. 1
                                                                   Trustee: U.S. Bank National Association

                                                                   Issue Date: March 31, 2005

                                                                   CUSIP: 17307GQD 3


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY VARY FROM THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-23-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class III-XS Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class III-XS Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class III-XS Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.



                                     A-23-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust



                                     A-23-3

Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-23-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer




                                     A-23-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed




                                     A-23-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.





                                     A-23-7

                                  EXHIBIT A-24

                        FORM OF CLASS III-PO CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2005-1                                                   Aggregate   Certificate  Principal  Balance  of  the
                                                                Class  III-PO  Certificates  as of the  Issue  Date:
Pass-Through Rate: None                                         $707,943

Cut-off Date and date of Pooling                                Denomination: $707,943
and Servicing Agreement: March 1, 2005
                                                                Master Servicer: CitiMortgage, Inc.
First Distribution Date: April 2005
                                                                Trust Administrator: CitiMortgage, Inc.
No. 1
                                                                Certificate Registrar, Paying Agent and
                                                                Authenticating Agent: Citibank, N.A.

                                                                Trustee: U.S. Bank National Association

                                                                Issue Date: March 31, 2005

                                                                CUSIP: 17307GQC 5

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-24-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class III-PO Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class III-PO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class III-PO Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.



                                     A-24-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust



                                     A-24-3

Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-24-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer



                                     A-24-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed




                                     A-24-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-24-7

                                  EXHIBIT A-25

                        FORM OF CLASS III-B1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2005-1                                               Aggregate  Certificate  Principal  Balance of the Class
                                                            III-B1 Certificates as of the Issue Date: $445,000
Pass-Through Rate: Variable
                                                            Denomination: $445,000
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                          Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                         Trust Administrator:  CitiMortgage, Inc.

No.1                                                        Certificate Registrar,  Paying Agent and Authenticating
                                                            Agent: Citibank, N.A.

                                                            Trustee: U.S. Bank National Association

                                                            Issue Date: March 31, 2005

                                                            CUSIP: 17307GQE 1

                                     A-25-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class III-B1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class III-B1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class III-B1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying



                                     A-25-2

Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.



                                     A-25-3

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     A-25-4

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer





                                     A-25-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-25-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-25-7

                                  EXHIBIT A-26

                        FORM OF CLASS III-B2 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE CLASS III-B1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series 2005-1                                       Aggregate  Certificate  Principal  Balance of the Class
                                                    III-B2 Certificates as of the Issue Date: $1,112,703.45
Pass-Through Rate: Variable
                                                    Denomination: $1,112,703.45
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                  Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator: CitiMortgage, Inc.

No. 1                                               Certificate Registrar,  Paying Agent and Authenticating
                                                    Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association

                                                    Issue Date: March 31, 2005


                                     A-26-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, CITIBANK, N.A., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class III-B2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class III-B2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class III-B2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds



                                     A-26-2
to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No



                                     A-26-3
service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee, nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 1% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer against any




                                     A-26-4
liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-26-5

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer



                                     A-26-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed





                                     A-26-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.




                                     A-26-8

                                  EXHIBIT A-27

                         FORM OF CLASS III-R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OTHER CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A



                                     A-27-1

         DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.


Series 2005-1                                       Aggregate  Certificate  Principal  Balance of the Class
                                                    III-R Certificates as of the Issue Date: $100.00
Pass-Through Rate: Variable
                                                    Denomination: $100.00
Cut-off Date and date of Pooling and
Servicing Agreement: March 1, 2005                  Master Servicer: CitiMortgage, Inc.

First Distribution Date: April 2005                 Trust Administrator:  CitiMortgage, Inc.

No.1                                                Certificate Registrar,  Paying Agent and Authenticating
                                                    Agent: Citibank, N.A.

                                                    Trustee: U.S. Bank National Association

                                                    Issue Date: March 31, 2005
                                                    CUSIP: 17307GQF 8



                                     A-27-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINSITRATOR, CITIBANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in that certain beneficial ownership interest evidenced by all the Class III-R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class III-R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Paying Agent by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Paying Agent in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose as provided in the Agreement.



                                     A-27-3

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified above in the Class of Certificates to which this Certificate belongs.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee and the rights of the Certificateholders, under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Certificate Registrar as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-27-4

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Certificate Registrar (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

                  The Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A. or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, Citibank, N.A., the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.



                                     A-27-5

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-27-6

         IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed.

Dated: March___, 2005



                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Paying Agent



                                        By:____________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST INC.,
                                        MORTGAGE PASS THROUGH CERTIFICATES,
                                        SERIES 2005-1

                                        CITIBANK, N.A., not in its individual
                                        capacity, but solely as Authenticating
                                        Agent


                                        By:____________________________________
                                                    Authorized Officer


<
                                     A-27-7

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN

TEN ENT - as tenants by the entireties      (Cust) (Minor) under Uniform Gifts
                                            to Minors Act
JT TEN - as joint tenants with right
         if survivorship and not as                           _______________
         tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.


Dated:


                                        _____________________________________
                                        Signature by or on behalf of assignor



                                        _____________________________________
                                        Signature Guaranteed



                                     A-27-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of _______________________________, account number
______________________________, or, if mailed by check, to
___________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_____________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.



                                     A-27-9

                                    EXHIBIT B
                                    ---------

                                   [Reserved]

                                    EXHIBIT C
                                    ---------

                                   [RESERVED]

                                    EXHIBIT D
                                    ---------

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated March 30, 2005, between Citigroup Mortgage Loan Trust Inc., a Delaware corporation (the "Purchaser") and Citigroup Global Markets Realty Corp., a New York corporation (the "Seller").


                              Preliminary Statement
                              ---------------------

                  The Seller intends to sell the Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the trust fund. The trust fund will be evidenced by a single series of mortgage pass-through certificates designated as Series 2005-1 (the "Certificates"). The Certificates will consist of 27 classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2005 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, CitiMortgage, Inc. as master servicer (in such capacity, the "Master Servicer") and as trust administrator (in such capacity, the "Trust Administrator") Citibank, N.A. as paying agent, certificate registrar and authenticating agent and U.S. Bank Trust National Association as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO PURCHASE. The Seller agrees to sell, and the Purchaser agrees to purchase, on or before March 31, 2005 (the "Closing Date"), certain adjustable-rate, conventional residential mortgage loans (the "Mortgage Loans") originated by Countrywide Home Loans, Inc. ("Countrywide"), Quicken Loans Inc. ("Quicken") MortgageIT, Inc. ("MortgageIT") and Wells Fargo Bank, N.A. ("Wells Fargo") (each, an "Originator", and collectively, the "Originators"), having an aggregate principal balance as of the close of business on March 1, 2005 (the "Cut-off Date") of $348,975,466 (the "Closing Balance"), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received.

                  SECTION 2. MORTGAGE LOAN SCHEDULE. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that together shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement and shall be prepared by the Seller based on information provided by the Originators.

                  SECTION 3. CONSIDERATION.

                  (a) In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 7, pay to or upon the order of the Seller in immediately available funds an amount (the "Mortgage Loan Purchase Price") equal to the net sale proceeds of the Certificates, plus accrued interest.

                  (b) The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

                  (c) Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the related Certificateholders.

                  SECTION 4. TRANSFER OF THE MORTGAGE LOANS.

                  (a) POSSESSION OF MORTGAGE FILES. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

                  (b) DELIVERY OF MORTGAGE LOAN DOCUMENTS. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

                           (i) the original Mortgage Note, endorsed in one of the following forms: (i) in the name of the Trustee or (ii) in blank, in each case, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                           (ii) the original Mortgage with evidence of recording thereon;

                           (iii) an original Assignment of the Mortgage in recordable form in blank or to the Trustee;

                           (iv)     the original recorded Assignment or
                  Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage in blank or to the Trustee as contemplated by the immediately preceding clause (iii);

                           (v) the original of or a copy of each related assumption, modification, consolidation or extension agreement, with evidence of recording thereon, if any;

                           (vi) with respect to any Mortgage Loan listed on the Mortgage Loan Schedule as subject to a Primary Mortgage Insurance Policy, the original Primary Mortgage Insurance Policy or certificate;

                           (vii) the original mortgagee title insurance policy or an attorney's opinion of title where customary; and

                           (viii) any of the following that are in the possession of the Seller or a document custodian on its behalf: (A) the original of or a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage or (B) the original of or a copy of any power of attorney, if applicable.

                  With respect to a maximum of approximately 5.00% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in Section 4(b)(i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Trust Administrator (as designee of the Purchaser) of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trust Administrator is subsequently located, such original Mortgage Note shall be delivered to the Trust Administrator within three Business Days.

                  If any of the documents referred to in Sections 4(b)(ii),
(iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or
(y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trust Administrator of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trust Administrator promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.

                  To the extent not already recorded, the Trust Administrator, at the expense of the Seller shall pursuant to the Pooling and Servicing Agreement promptly (and in no event later than three months following the later of the Closing Date and the date of receipt by the Trust Administrator of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Estate or the Trust Administrator, in the appropriate public office for real property records, each Assignment delivered to it pursuant to Sections 4(b)(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trust Administrator, at the expense of the Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, but without limiting the requirement that such Assignments be in recordable form, neither the Trust Administrator nor the Trustee shall be required to submit or cause to be submitted for recording each Assignment delivered to it pursuant to Sections 4(b)(iii) and (iv) if such recordation shall not, as of the Closing Date, be required by the Rating Agencies, as a condition to their assignment on the Closing Date of their initial ratings to the Certificates, as evidenced by the delivery by the Rating Agencies of their ratings letters on the Closing Date.

                  The Seller shall deliver or cause to be delivered to the Trust Administrator promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trust Administrator are and shall be held by or on behalf of the Seller, the Servicer, the Purchaser or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trust Administrator. Any such original document delivered to or held by the Seller or the Purchaser that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the related Servicer.

                  (c) ACCEPTANCE OF MORTGAGE LOANS. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

                  (d) TRANSFER OF INTEREST IN AGREEMENTS. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

                  (e) EXAMINATION OF MORTGAGE FILES. Prior to the Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Closing Date and within 60 days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

                  SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                             SELLER.

                  The Seller and the Purchaser understand, acknowledge and agree that, the representations and warranties set forth in this Section 5 are made as of the Closing Date or as of the date specifically provided herein.

                  As permitted under the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement (the "Countrywide Servicing Agreement") dated as of December 15, 2003, between Countrywide and the Seller, the Master Mortgage Loan Purchase and Interim Servicing Agreement (the "Quicken Servicing Agreement") dated as of November 1, 2004, between Quicken and the Seller, the Master Mortgage Loan Purchase and Interim Servicing Agreement (the "MortgageIT Agreement"), dated as of November 1, 2004, between MortgageIT and the Seller and the Seller's Warranties and Servicing Agreement (the "Wells Servicing Agreement" and collectively with the Countrywide Servicing Agreement, the Quicken Servicing Agreement and the MortgageIT Agreement, the "Servicing Agreements") dated as of July 1, 2004 between the Seller and Wells, the Seller hereby assigns to the Purchaser all of its right, title and interest under the Servicing Agreements to the extent of the Mortgage Loans set forth on the Mortgage Loan Schedule, including, but not limited to, any representations and warranties of the Originators concerning the Mortgage Loans.

                  (a) The Seller hereby represents and warrants, as to each Mortgage Loan, to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

                           (i) To the best of the Seller's knowledge, nothing has occurred in the period of time from the date each representation and warranty was made by each Originator pursuant to the respective Servicing Agreement to the Closing Date which would cause such representation and warranty to be untrue in any material respect on the Closing Date.

                           (ii) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

                           (iii) None of the mortgage loans are (i) "High Cost" as such term is defined in the Home Ownership Protection Act of 1994 ("HOEPA") or (ii) a reasonably equivalent provision as defined by the applicable predatory and abusive lending laws.

                           (iv) An appraisal form 1004 or Form 2055 with an interior inspection for first lien mortgage loans has been obtained.

                           (v) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor's LEVELS Version 5.6b Glossary Revised, Appendix E).

                           (vi) There is no mortgage loan in the trust that was originated on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia.

                  (b) The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

                           (i) The Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of New York with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller has the full corporate power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

                           (ii)     The Seller has duly authorized the
                  execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity.

                           (iii) The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the articles of incorporation or by-laws of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and
                  (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

                           (iv) No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

                           (v) This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

                           (vi) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

                           (vii) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                           (viii) Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller will be the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

                           (ix) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement.

                           (x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions.

                           (xi) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

                           (xii) There is no litigation currently pending or, to the best of the Seller's knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

                           (xiii) The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage loan with any intent to hinder, delay or defraud any of its creditors.

                  (c) With respect to the Countrywide Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit A hereto are true and correct and as of the date hereof and as of the Closing Date.

                  (d) With respect to the Quicken Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit B hereto are true and correct as of the date hereof and as of the Closing Date.

                  (e) With respect to the MortgageIT Mortgage Loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit C hereto are true and correct as of the date hereof and as of the Closing Date.

                  (f) With respect to the Wells Mortgage Loan, the Seller hereby represents and warrants, for the benefit of the Purchaser, that the representations and warranties set forth on Exhibit D hereto are true and correct as of the date hereof and as of the Closing Date.

                  (g) With respect to the Collateral Pool III loans, the Seller hereby represents and warrants, for the benefit of the Purchaser, that :

                           (i) The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the Cut-off Date;

                           (ii)     [Reserved];

                           (iii) All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and except with respect to approximately 0.55% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), there had been no Mortgagor thirty days or more delinquent in their monthly payments more than once in the twelve months prior to the Cut-off Date;

                           (iv) To the best knowledge of the Seller, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

                           (v) To the best knowledge of the Seller, the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments included in the Mortgage File, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed by the Seller or any other person in the chain of title from the Seller, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and the terms of which are reflected in the Mortgage Loan Schedule and included in the related Mortgage File;

                           (vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                           (vii) To the best knowledge of the Seller, any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

                           (viii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

                           (ix) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the appraised value of the Mortgaged Property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest;

                           (x) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with respect to any Mortgage Note marked "Renewal and Extension," such Mortgage Note is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

                           (xi) To the best knowledge of the Seller, all parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage is in an individual capacity or family trust that is guaranteed by a natural person;

                           (xii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

                           (xiii)   [Reserved];

                           (xiv) To the best knowledge of the Seller, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                           (xv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

                           (xvi) There are no mechanics' or similar liens or claims which have been filed for work, labor or materials (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                           (xvii) To the best of the Seller's knowledge, all improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                           (xviii)  The Mortgage Loan was (i) originated by the
                  originator or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD, (ii) purchased by the Seller in the secondary mortgage market or
                  (iii) acquired by the Seller directly through loan brokers or correspondents such that (a) the Mortgage Loan was originated in conformity with the Seller's underwriting guidelines, (b) the Seller approved the Mortgage Loan prior to funding and (c) the Seller provided the funds used to originate the Mortgage Loan and acquired the Mortgage Loan on the date of origination thereof;

                           (xix) Principal payments on the Mortgage Loan commenced no more than two months after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Rate. The Mortgage Note is payable on the day of each month set forth in the Mortgage Loan Schedule and in Monthly Payments which will amortize the Stated Principal Balance of the Mortgage Loan over its remaining term at the Mortgage Rate. Interest on the Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Mortgage Note does not permit negative amortization. As of the Cut-off Date, the construction phase of any Mortgage Loan originated as a construction permanent loan has expired;

                           (xx) The origination and collection practices used by the originator with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Master Servicer or Citibank, N.A. (directly or through a subservicer) and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Master Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Master Servicer or Citibank, N.A. have been capitalized under any Mortgage or the related Mortgage Note;

                           (xxi) To the best knowledge of the Seller, the Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

                           (xxii) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (b) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

                           (xxiii)  The Mortgage Note is not and has not been
                  secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (ix) above;

                           (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                           (xxv) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or
                  (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loans are not graduated payment mortgage loans and the Mortgage Loans do not have shared appreciation or other contingent interest features;

                           (xxvi) If the Mortgage Loan is a refinanced Mortgage Loan, the Mortgagor has received all disclosure and rescission materials required by applicable law with respect to the making of a refinanced Mortgage Loan, and evidence of such receipt is and will remain in the Mortgage File;

                           (xxvii)  Except with respect to any Mortgage Loan
                  which was originated as a construction permanent loan and which has since converted to permanent financing on the related Mortgaged Property, no Mortgage Loan was made in connection with facilitating the trade-in or exchange of a Mortgaged Property. If a Mortgage Loan was originated in connection with the construction or rehabilitation of a Mortgaged Property, such construction or rehabilitation has been completed;

                           (xxviii) [Reserved];

                           (xxix) To the best knowledge of the Seller, the Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

                           (xxx) The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                           (xxxi) To the best knowledge of the Seller, neither the Seller nor the affiliate of the Seller has made a mortgage on any Mortgaged Property other than the Mortgage Loan at origination;

                           (xxxii)  The Mortgaged Property consists of a parcel
                  of real property with a single family residence erected thereon, or a two to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development. The Mortgaged Property is improved with a Residential Dwelling. The Mortgaged Property does not consist of any of the following property types: (a) co-operative units, (b) mobile homes except to the extent such structures satisfy the requirements of 42 United States Code Section 5402(6) and are deemed to be real property under applicable state law and (c) manufactured homes (other than as defined in 42 United States Code Section 5402(6)). The Mortgaged Property is either a fee simple estate or a long-term residential lease. If the Mortgage Loan is secured by a long-term residential lease, unless otherwise specifically disclosed in the Mortgage Loan Schedule, (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's consent has been obtained and such consent is the Mortgage File) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not (x) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (y) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property; (C) the original term of such lease is not less than 15 years; (D) the term of such lease does not terminate earlier than ten years after the maturity date of the Mortgage Note; and (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice;

                           (xxxiii) The Mortgage, and if required by applicable
                  law the related Mortgage Note, contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee, at the option of the Mortgagee;

                           (xxxiv)  To the best knowledge of the Seller, no
                  error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                           (xxxv)   With respect to any assumption,
                  modification, consolidation or extension agreements, such agreement has been recorded by the Seller if required under applicable law;

                           (xxxvi)  The Seller has delivered each certificate,
                  certified by an officer of the Seller, or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name and such certificate or other evidence is not recorded in the public recording office where the related Mortgage is required to be recorded;

                           (xxxvii) No Mortgage Loan is (a) subject to the
                  provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA"), (b) a "high cost" mortgage loan, "covered" mortgage loan or "predatory" mortgage loan or any other comparable term, no matter how defined under any federal, state or local law or (c) subject to any comparable federal, state or local statutes or regulations;

                           (xxxviii) No predatory, abusive or deceptive lending
                  practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan;

                           (xxxix)  The Seller has accurately and fully reported
                  its borrower credit files to each of the Credit Repositories in a timely manner;

                           (xl) No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g. life, disability, accident, unemployement, mortgage or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

                           (xli) Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge. For any Mortgage Loan originated prior to October 1, 2002 that is subject to a Prepayment Charge, such Prepayment Charge does not extend beyond five years after the date of origination. For any Mortgage Loan originated on or following October 1, 2002 that is subject to a Prepayment Charge, such Prepayment Charge does not extend beyond three years after the date of origination. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction,
                  (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Seller shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

                           (xlii) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable under applicable federal and state law;

                           (xliii)  No Mortgage Loan which is a Cash-out
                  Refinancing was originated in the State of Texas;

                           (xliv)   The Mortgage Loan complies with all
                  applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

                           (xlv) The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date; (xlvi) No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property;

                           (xlvii)  The Seller has complied with all applicable
                  anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

                           (xlviii) No Mortgagor was encouraged or required to
                  select a Mortgage Loan product offered by the originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the originator or any affiliate of the originator. If, at the time of loan application, the Mortgagor may have qualified for a for a lower cost credit product than offered by any mortgage lending affiliate of the originator, the originator referred the Mortgagor's application to such affiliate for underwriting consideration;

                           (xlix) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

                           (l) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

                           (li) Each Mortgage Loan has been serviced in accordance with the Securitized Asset Services Corporation Servicing Guide, the Wells Fargo Bank, National Association Master Servicing Guide, a servicing agreement or a similar document governing the servicing of the related mortgage loans;

                           (lii) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                           (liii) The Seller has good title to the Mortgage Loans and is sole owner of the Mortgage Loans free and clear of any mortgage, pledge, lien, security interest, charge or other encumbrance and has full authority to sell the Mortgage Loans;

                           (liv) No selection procedures believed by Seller to be adverse to the interest of the Certificateholders have been used in selecting the Mortgage Loans;

                           (lv)     As of the Closing Date, the related
                  Mortgaged Property is free of material damage and is in good repair;

                           (lvi) At the time of origination, no improvement located on or being part of the related Mortgaged Property was in violation of any applicable zoing and subdivision laws or ordinances;

                           (lvii) Each original Mortgage has been recorded or is in the process of being recorded in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund; and

                           (lviii)  Appraisal form 1004 or form 2005 with an
                  interior inspection for the Mortgage Loans has been obtained;

                           (lix) No Mortgage Loan is a balloon mortgage loan that has an original state maturity of less than seven (7) years;

                           (lx) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard and Poor's LEVELS Version 5.6b Glossary Revised, Appendix E); and

                           (lxi) Each Mortgage Loan has been serviced in accordance with Lomas Mortgage USA Master Servicer for the Meridian Capital Markets Correspondent Purchase Program, Citimae Sellers' Servicers' Guide, GE Capital Mortgage Services, Inc. Serviver's Guide, the Securitized Asset Services Corporation Servicing Guide, the Wells Fargo Bank, National Association Master Servicing Guide, a servicing agreement or a similar document governing the servicing of the related mortgage loans.

                  SECTION 6. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION AND FOR BREACH OF REPRESENTATION AND WARRANTY.

                  It is understood and agreed that the representations and warranties set forth in Section 5 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser and any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of the Mortgage Pass-Through Certificates evidencing an interest in all or a portion of the Mortgage Loans, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Seller, or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in the following paragraphs of this Section 6 in respect of such Mortgage Loan. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties made by the Seller that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

                  Within 90 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Purchase Price. The Seller may, at the request of the Purchaser and assuming the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Seller does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 6 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

                  At the time of substitution or repurchase by the Seller of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account. The Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

                  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Seller shall remit for deposit in the Collection Account the Monthly Payment due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Section 5.

                  It is understood and agreed that the representations and warranties set forth in Section 5 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

                  It is understood and agreed that (i) the obligations of the Seller set forth in this Section 6 to cure, repurchase and substitute for a defective Mortgage Loan and (ii) the obligations of the Seller as provided in the next sentence constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 5. The Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in Sections 5(a), (c), (d) and (e) this Agreement.

                  SECTION 7. CLOSING; PAYMENT FOR THE MORTGAGE LOANS. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood LLP at 10:00 AM New York City time on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                  (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 8 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser; and

                  (d) All other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Mortgage Loan Purchase Price.

                  SECTION 8. CLOSING DOCUMENTS. Without limiting the generality of Section 7 hereof, the closing shall be subject to delivery of each of the following documents:

                  (a) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser and Citigroup Global Markets Inc. (the "Underwriter") may rely, in a form acceptable to the Purchaser;

                  (b) A Secretary's Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller;

                  (c) An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and the Underwriter, in a form acceptable to the Purchaser;

                  (d) An Officers' Certificate of each Originator, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser;

                  (e) A Secretary's Certificate of each Originator, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Originator;

                  (f) Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

                  (g) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated March 30, 2005, agrees with the records of the Seller;

                  (h) Letters from certified public accountants for each Originator, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated March 30, 2005 under the subheading "The Master Servicer and the Servicers--The Servicers" agrees with the records of the Servicer; and

                  (i) Such further information, certificates, opinions and documents as the Purchaser or the Underwriter may reasonably request.

                  SECTION 9. COSTS. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all necessary and reasonable costs and expenses incurred directly in delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, prospectus supplement and private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trust Administrator and the Trustee set forth in an engagement letter delivered to the Seller by the Trust Administrator, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the fees charged by any rating agency to rate the Certificates and the ongoing expenses of the Rating Agencies. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                  SECTION 10. [Reserved].

                  SECTION 11. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 7 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 7 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Mortgage Loan Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Mortgage Loan Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 11 shall be deemed to have been released.

                  SECTION 12. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser, and if to the Seller, addressed to the Seller at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group, or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

                  SECTION 13. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 14. AGREEMENT OF PARTIES. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 15. SURVIVAL. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

                  SECTION 16. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 17. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in
Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 18. INDEMNIFICATION. The Seller shall indemnify and hold harmless each of (i) the Purchaser, (ii) Citigroup Global Markets Inc. and
(iii) each person, if any, who controls the Purchaser within the meaning of
Section 15 of the Securities Act of 1933, as amended (the "1933 Act") ((i) through (iii) collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of, are based upon, or result from, a breach by the Seller of any of the representations and warranties made by the Seller herein, it being understood that the Purchaser has relied upon such representations and warranties.

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                        CITIGROUP MORTGAGE LOAN TRUST INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:



                                        CITIGROUP GLOBAL MARKETS REALTY CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

  REPRESENTATION AND WARRANTIES WITH RESPECT TO THE COUNTRYWIDE MORTGAGE LOANS

         Except for "Mortgage Loans", which shall mean the Countywide Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit A shall have the meanings ascribed to them in the Countrywide Servicing Agreement.

                  (a) MORTGAGE LOAN SCHEDULE. The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;

                  (b) NO DELINQUENCIES OR ADVANCES. All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of more than thirty (30) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

                  (c) TAXES, ASSESSMENTS, INSURANCE PREMIUMS AND OTHER CHARGES. There are no delinquent taxes, ground rents, or insurance premiums, and Countrywide has no knowledge of any delinquent water charges, sewer rents, assessments, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

                  (d) NO MODIFICATIONS. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded or registered with the MERS System, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

                  (e) NO DEFENSES. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (f) HAZARD AND FLOOD INSURANCE. All buildings upon the Mortgaged Property are insured by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid. If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor's expense and to seek reimbursement herefore from the Mortgagor;

                  (g) COMPLIANCE WITH APPLICABLE LAW. Each Mortgage Loan, including any Prepayment Charge or penalty in connection therewith, at the time of origination complied in all material respects with applicable local, state and federal laws, and any applicable ordinances, including truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending and disclosure laws applicable to the Mortgage Loan;

                  (h) NO RELEASE OF MORTGAGE. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

                  (i) ENFORCEABILITY OF MORTGAGE DOCUMENTS. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

                  (j) VALID FIRST OR SECOND LIEN. Each related Mortgage is a valid, subsisting and enforceable First Lien (with respect to a First Lien Mortgage Loan) or Second Lien (with respect to a Second Lien Mortgage Loan) on the related Mortgaged Property, including all improvements on the Mortgaged Property. The lien of the Mortgage is subject only to:

                           (i) the lien of current real property taxes and assessments not yet due and payable;

                           (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property set forth in such appraisal;

                           (iii) with respect to a Second Lien Mortgage Loan only, the lien of the first mortgage on the Mortgaged Property; and

                           (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

                  (k) DISBURSEMENTS OF PROCEEDS. The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds herefore have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                  (l) SOLE OWNER. Countrywide is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement;

                  (m) TITLE INSURANCE. Each Mortgage Loan that is a First Lien Mortgage Loan and each Mortgage Loan that is a Second Lien Mortgage Loan with an original principal balance greater than $100,000, in either case, is covered by a lender's title insurance policy acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i), (ii) and (iii) above) Countrywide, its successors and assigns as to the first or second priority lien of the Mortgage, as applicable. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. With respect to any Adjustable Rate Mortgage Loan, such title insurance policy insures against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage Note providing for adjustment of the Mortgage Interest Rate and Monthly Payment. Countrywide is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (n) NO DEFAULT. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Countrywide has not waived any default, breach, violation or event of acceleration, and with respect to any Second Lien Mortgage Loan, Countrywide has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

                  (o) NO MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  (p) ORIGINATION, SERVICING AND COLLECTION PRACTICES. The origination, servicing and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

                  (q) NO CONDEMNATION OR DAMAGE. The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

                  (r) CUSTOMARY AND ENFORCEABLE PROVISIONS. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including
(a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure;

                  (s) COLLATERAL. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

                  (t) APPRAISAL. Unless the Mortgage Loan was underwritten pursuant to one of Countrywide's streamline documentation programs, the Credit File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency. All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

                  (u) TRUSTEE FOR DEED OF TRUST. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (v) PRIVATE MORTGAGE INSURANCE, FHA INSURANCE AND VA GUARANTEES. Each Mortgage Loan, except a Second Lien Mortgage Loan or a Mortgage Loan underwritten in accordance with sub-prime credit underwriting guidelines (as any such Mortgage Loans may be identified in the Mortgage Loan Schedule), with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy, which insures that portion of the Mortgage Loan over seventy-five percent (75%) of the Appraised Value of the related Mortgaged Property. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest Rate for the Mortgage Loan. Each Government Mortgage Loan either has, or will have in due course, a valid and enforceable MIC or LGC, as applicable and, in each case, all premiums due thereunder have been paid;

                  (w) LAWFULLY OCCUPIED. At origination, to the best of Countrywide's knowledge as of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities;

                  (x) ASSIGNMENT OF MORTGAGE. Except for the absence of recording information, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The original Mortgage was or is being recorded and, unless the Mortgage Loan is subject to the MERS System, all subsequent assignments of the original Mortgage (other than the assignment to Purchaser) have been recorded in the appropriate jurisdiction wherein such recordation is necessary to perfect the lien thereof against creditors of Countrywide, or is in the process of being recorded;

                  (y) CONSOLIDATION OF FUTURE ADVANCES. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  (z) FORM OF MORTGAGE NOTE AND MORTGAGE. The Mortgage Note and Mortgage are on forms acceptable to an Agency;

                  (aa) SECTION 32 LOANS. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA"), (b) a "high cost" mortgage loan, "high risk" mortgage loan; "covered" mortgage loan or "predatory" mortgage loan or a similarly classified mortgage loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and /or fees, no matter how defined, under any federal, state or local law or ordinance, including, without limitation, Section 6-L of the New York Banking Law or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act or any other statute or regulation providing assignee liability to holders of such mortgage loans;

                  (bb) ORIGINATOR SUPERVISION. The Mortgage Loan was originated by Countrywide or by a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

                  (cc) FORECLOSURE; BANKRUPTCY. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. Countrywide has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

                  (dd) PAYMENT SOURCE; BUYDOWN. No Mortgage contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (ee) CONSTRUCTION; EXCHANGE. No Mortgage Loan was made solely in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

                  (ff) INVESTMENT. Countrywide has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor, or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially and adversely affect the value of the Mortgage Loan.

                  (gg) ACCRUAL METHOD. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months; and

                  (hh) LENDING PRACTICES. No predatory, abusive or deceptive lending practices, including, but not limited to, the extension of credit to the Mortgagor without regard for the Mortgagor's ability to repay the Mortgage Loan and the extension of credit to the Mortgagor which has no apparent benefit to the Mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan;

                  (ii) PREPAYMENT CHARGES. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

                  (jj) NO ADVERSE SELECTION. The Mortgage Loans were not selected from the outstanding one to four-family mortgage loans in Countrywide's portfolio at the related Closing Date as to which the representations and warranties set forth in this Agreement could be made in a manner so as to affect adversely the interests of the Purchaser;

                  (kk) DUE ON SALE. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

                  (ll) LEGAL CAPACITY. To the best of Countrywide's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

                  (mm) DOING BUSINESS. Countrywide is, and to the best of Countrywide's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, hereof or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                  (nn) INTEREST RATES; AMORTIZATION. Except for a Mortgage Loan, the Monthly Payment of which consists of interest only for a specified period of time (and which Mortgage Loan is identified on the Mortgage Loan Schedule), principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan other than an interest-only Mortgage Loan or Balloon Mortgage Loan, the Mortgage
Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, is changed on each Adjustment Date and is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and, following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan. With respect to each Balloon Mortgage Loan, the Mortgage Note requires Monthly Payments sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate but requires a final Monthly Payment which is substantially greater than the penultimate Monthly Payment and sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan on the Due Date of such final Monthly Payment;

                  (oo) UNDERWRITING STANDARDS. The Mortgage Loan was underwritten in accordance with the underwriting standards of Countrywide in effect at the time the Mortgage Loan was originated;

                  (pp) DISCLOSURES. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

                  (qq) NO FRAUD. No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of Countrywide or, to the best of Countrywide's knowledge, any other person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                  (rr) CONDOMINIUMS; PLANNED UNIT DEVELOPMENTS. If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA and FHLMC;

                  (ss) NO CREDIT LIFE. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as a condition to closing such Mortgage Loan;

                  (tt) DISCLOSURE OF FEES AND CHARGES. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of a Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

                  (uu) COMPLIANCE WITH CONSUMER CREDIT STATUTES. The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

                  (vv) NO COOPS, COMMERCIAL PROPERTY OR MOBILE HOMES. No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property, and no Mortgage Loan is a manufactured or mobile home;

                  (ww) FAIR CREDIT REPORTING. Countrywide has fully furnished and will continue to furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations (the "FCRA"), accurate and complete information (i.e., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, and will fully furnish, in accordance with the FCRA, accurate and complete information (i.e., favorable and unfavorable) on its mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

                  (xx) PRIVACY. With regard to each Mortgagor, Countrywide shall at all times comply with all laws and regulations regarding use, disclosure and safeguarding of any and all customer information, including without limitation the Gramm Leach Bliley Act, the Fair Credit Reporting Act and Regulation P. Countrywide has implemented or will implement appropriate measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 12 CFR Part 30 Appendix B, and has been and continues to be engaged in reviewing its information security program, training of staff, and testing of controls, systems and procedures as required by those guidelines;

                  (yy) ANTI-MONEY LAUNDERING LAWS. Countrywide has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Countrywide has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

                  (zz) OFAC. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224, an no Mortgagor is subject to the provisions of such Executive Order;

                  (aaa) MOM LOANS; ASSIGNMENTS. With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

                  (bbb) MOM LOANS; NO NOTICES OF LIENS. With respect to each MOM Loan, Countrywide has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

                  (ccc) The Mortgage Note (or lost note affidavit with market standard indemnification), the Mortgage, the assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan have been delivered to the Purchaser all in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, Countrywide is in possession of a complete Credit File except for such documents as have been delivered to the Purchaser or as otherwise permitted under this Agreement. No more than 2% of the related Mortgage Loan Package may consist of lost note affidavits in lieu of Mortgage Notes; and

                  (ddd) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, Countrywide was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that Countrywide or one of its affiliates retains record title, Countrywide or such affiliate shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising or facilitating the servicing of each Mortgage Loan.

                                    EXHIBIT B

    REPRESENTATION AND WARRANTIES WITH RESPECT TO THE QUICKEN MORTGAGE LOANS

         Except for "Mortgage Loans", which shall mean the Quicken Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit C shall have the meanings ascribed to them in the Quicken Servicing Agreement.

                  (a) The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

                  (b) The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

                  (c) All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

                  (d) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

                  (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office or registered with the MERS System if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser or its designee; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser or its designee and the terms of which are reflected in the related Mortgage Loan Schedule;

                  (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

                  (g) All buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of FNMA or FHLMC. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with;

                  (i) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

                  (j) The Mortgage is a valid, existing and enforceable first or second (as indicated on the Mortgage Loan Schedule) lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) to the extent the Mortgage Loan is a second lien Mortgage Loan, the related first lien on the Mortgaged Property; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second (as indicated on the Mortgage Loan Schedule) lien and first or second (as indicated on the Mortgage Loan Schedule) priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

                  (k) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy;

                  (l) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

                  (m) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

                  (n) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                  (o) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in material compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located (or were otherwise exempt from such requirements under applicable law);

                  (p) The Mortgage Loan is covered by an American Land Title Association ("ALTA") lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b) above) the Seller, its successors and assigns as to the first or second (as indicated on the Mortgage Loan Schedule) priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (q) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration. With respect to each second lien mortgage loan (i) the first lien mortgage loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage;

                  (r) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  (s) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  (t) As of the origination of the Mortgage Loan, no improvement located on the Mortgaged Property was in violation of any applicable zoning or subdivision laws or ordinances;

                  (u) The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act;

                  (v) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, other than with respect to a Balloon Mortgage Loan, in the case of a Fixed Rate Mortgage Loans, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Confirmation. With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remained unpaid principal balance of the Balloon Mortgage Loan as of the Due Date of such monthly payment. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

                  (w) The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

                  (x) The Mortgaged Property is in good repair and is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

                  (y) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

                  (z) The Mortgage Loan was underwritten in accordance with the underwriting standards of the Seller in effect at the time the Mortgage Loan was originated which underwriting standards satisfy the standards of FNMA or FHLMC; and the Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC;

                  (aa) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

                  (bb) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of FNMA or FHLMC, was on appraisal form 1004 or form 2055 with an interior inspection with respect to each first lien Mortgage Loan, and on appraisal form 704, 2065 or 2055 with an exterior inspection with respect to each second lien Mortgage Loan, and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of

FNMA or FHLMC. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

                  (cc) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (dd) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (ee) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

                  (ff) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

                  (gg) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

                  (hh) No Mortgage Loan had an LTV or a CLTV at origination in excess of 100%. Each Mortgage Loan with an LTV or CLTV at origination in excess of 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

                  (ii) The Mortgaged Property is, to the best of the Seller's knowledge, lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

                  (jj) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                  (kk) For each Mortgage Loan that is not a MOM Loan, the Assignment of Mortgage is in recordable form except for the name of the assignee which is blank and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The original Mortgage was or is being recorded and, unless the Mortgage Loan is subject to the MERS System, all subsequent assignments of the original Mortgage (other than the assignment to Purchaser) have been recorded in the appropriate jurisdiction wherein such recordation is necessary to perfect the lien thereof against creditors of Seller, or is in the process of being recorded.

                  (ll) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  (mm) Unless otherwise set forth on the related Mortgage Loan Schedule, no Mortgage Loan has a balloon payment feature;

                  (nn) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA or FHLMC;

                  (oo) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

                  (pp) Interest on each Mortgage Loan is calculated on the basis of a 360 day year consisting of twelve 30 day months;

                  (qq) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

                  (rr) Seller shall, at its own expense, cause each Mortgage Loan to be covered by a Tax Service Contract which is assignable to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

                  (ss) Each Mortgage Loan is covered by a Flood Zone Service Contract which is assignable to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

                  (tt) No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA"), (b) a "high cost" mortgage loan, "covered" mortgage loan or "predatory" mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or
(d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor's LEVELS(R) Glossary Revised, Appendix E);

                  (uu) No predatory or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the FNMA Guides;

                  (vv) The debt-to-income ratio of the related Mortgagor was not greater than 60% at the origination of the related Mortgage Loan;

                  (ww) No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (xx) The Mortgage Loans were not selected from the outstanding one to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in this Agreement could be made in a manner so as to affect adversely the interests of the Purchaser;

                  (yy) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

                  (zz) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming (to the extent that the related Mortgaged Property is located in such state), has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

                  (aaa)    The information set forth in the Prepayment Charge
Schedule is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable under applicable federal and state law;

                  (bbb) The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

                  (ccc) No Mortgage Loan is secured by cooperative housing, commercial property, mobile homes, manufactured housing or mixed use property;

                  (ddd) Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge. For any Mortgage Loan originated prior to October 1, 2002 that is subject to a Prepayment Charge, such Prepayment Charge does not extend beyond five years after the date of origination. For any Mortgage Loan originated on or following October 1, 2002 that is subject to a Prepayment Charge, such Prepayment Charge does not extend beyond three years after the date of origination. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a rate or fee reduction,
(ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, (v) for Mortgage Loans originated on or after September 1, 2004, the duration of the Prepayment Period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

                  (eee) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC

Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations;

                  (fff) No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or
(y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor's principal dwelling. No Mortgage Loan is a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act") or the New York Banking Law 6-1. Each Mortgage Loan that is a "Home Loan" under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

                  (ggg) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration;

                  (hhh) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

                  (iii) With respect to each Mortgage Loan, the Seller has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and the Seller for each Loan will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

                  (jjj) All points and fees related to each Mortgage Loan were disclosed in writing to the related Borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no related Borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

                  (kkk) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

                  (lll) The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

                  (mmm) No Mortgage Loan is a "High Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective October 16, 2003 (Act 1340 or 2003);

                  (nnn) No Mortgage Loan is a "High Cost Home Loan" as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

                  (ooo) No Mortgage Loan secured by property located in the State of Nevada is a "home loan" as defined in the Nevada Assembly Bill No. 284;

                  (ppp) No Mortgage Loan is a "manufactured housing loan" or "home improvement home loan" pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a "High-Cost Home Loan" or a refinanced "Covered Home Loan," in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

                  (qqq) Each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

                  (rrr) No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

                  (sss) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

                  (ttt) No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

                  (uuu) No Mortgage Loan originated in the City of Los Angeles is subject to the City of Los Angeles California Ordinance 175008 as a "home loan";

                  (vvv) No Mortgage Loan originated in the City of Oakland is subject to the City of Oakland, California Ordinance 12361 as a "home loan";

                  (www) No Mortgage Loan is a "High-Cost Home Loan" as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

                  (xxx) No Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 5, 2004 (Mass. Ann. Laws Ch. 183C);

                  (yyy) With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by Mortgaged Property in the State of Illinois which has a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan.

                  (zzz) With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

                  (aaaa) With respect to each MERS Mortgage Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

                  (bbbb) No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction, and with respect to any Mortgage Loan originated on or after August 1, 2004, neither the Mortgage nor the Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the origination of the Mortgage Loan;

                  (cccc) Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Pass-Through Transfer without unreasonable credit enhancement;

                  (dddd) With respect to each Mortgage Loan, (i) if the related first lien provides for negative amortization, the CLTV was calculated at the maximum principal balance of such first lien that could result upon application of such negative amortization feature, and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

                  (eeee) Each Imaged Document represents a true, complete, and correct copy of the Original Document in all respects, including, but not limited to, all signatures conforming with signatures contained in the Original Document, no information having been added or deleted, and no Imaged Document having been manipulated or altered in any manner. Each Imaged Document is clear and legible, including, but not limited to, accurate reproductions of photographs. No Original Documents have been or will be altered in any manner;

                  (ffff) The destruction of any Original Document or the inability of the Seller to produce a copy of such Original Document upon request shall not cause (i) any delay in the enforcement of the Mortgage Loan, (ii) any inability to collect all amounts due under the Mortgage Loan, including without limitation, in connection with a foreclosure or other sale of the Mortgaged Property, (iii) private institutional investors to regard the Mortgage Loan as an unacceptable investment or adversely affect the value or marketability of the Mortgage Loan, or

(iv) any claims from holders of mortgage-backed securities collateralized by the Mortgage Loan.; and

                  (gggg) With respect to each Mortgage Loan that is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property (a "Ground Lease") and not by a fee interest in such Mortgaged Property:

                           (i) The Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease;

                           (ii) The Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise;

                           (iii) The Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder;

                           (iv) The lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

                           (v) The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least ten years;

                           (vi) The Ground Lease or a memorandum thereof has been recorded and by its terms permits the leasehold estate to be mortgaged. The Ground Lease grants any leasehold mortgagee standard protection necessary to protect the security of a leasehold mortgagee;

                           (vii) The Ground Lease does not contain any default provisions that could give rise to forfeiture or termination of the Ground Lease except for the non-payment of the Ground Lease rents;

                           (viii) The execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease;

                           (ix) The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor;

                           (x) The Mortgagor has not commenced any action or given or received any notice for the purpose of terminating the Ground Lease;

                           (xi) No lessor, as debtor in possession or by a trustee for such lessor has give any notice of, and the Mortgagor has not consented to, any attempt to transfer the related Mortgaged Property free and clear of such Ground Lease under section 363(f) of the Bankruptcy Code; and

                           (xii) No lessor is subject to any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding and no Mortgaged Property is an asset in any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding."

                                    EXHIBIT C

  REPRESENTATION AND WARRANTIES WITH RESPECT TO THE MORTGAGE IT MORTGAGE LOANS

         Except for "Mortgage Loans", which shall mean the MortgegeIT Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit C shall have the meanings ascribed to them in the MortgageIT Servicing Agreement.

                  (a) The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

                  (b) The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

                  (c) All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

                  (d) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

                  (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office or registered with the MERS System if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser or its designee; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser or its designee and the terms of which are reflected in the related Mortgage Loan Schedule;

                  (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

                  (g) All buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of FNMA or FHLMC. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with;

                  (i) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

                  (j) The Mortgage is a valid, existing and enforceable first or second (as indicated on the Mortgage Loan Schedule) lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) to the extent the Mortgage Loan is a second lien Mortgage Loan, the related first lien on the Mortgaged Property; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second (as indicated on the Mortgage Loan Schedule) lien and first or second (as indicated on the Mortgage Loan Schedule) priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

                  (k) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy;

                  (l) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

                  (m) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

                  (n) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                  (o) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in material compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located (or were otherwise exempt from such requirements under applicable law);

                  (p) The Mortgage Loan is covered by an American Land Title Association ("ALTA") lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b) above) the Seller, its successors and assigns as to the first or second (as indicated on the Mortgage Loan Schedule) priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (q) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration. With respect to each second lien mortgage loan (i) the first lien mortgage loan is in full force and effect, (ii) to the best of Seller's knowledge, there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage;

                  (r) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  (s) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  (t) As of the origination of the Mortgage Loan, no improvement located on the Mortgaged Property was in violation of any applicable zoning or subdivision laws or ordinances;

                  (u) The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act;

                  (v) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, other than with respect to a Balloon Mortgage Loan, in the case of a Fixed Rate Mortgage Loans, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Confirmation. With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final

Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remained unpaid principal balance of the Balloon Mortgage Loan as of the Due Date of such monthly payment. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

                  (w) The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

                  (x) The Mortgaged Property is in good repair and is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

                  (y) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

                  (z) The Mortgage Loan was underwritten in accordance with the underwriting standards of the Seller in effect at the time the Mortgage Loan was originated, which underwriting standards satisfy the standards of FNMA or FHLMC; and the Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC;

                  (aa) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

                  (bb) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of FNMA or FHLMC, was on appraisal form 1004 or form 2055 with an interior inspection with respect to each first lien Mortgage Loan, and on appraisal form 704, 2065 or 2055 with an exterior inspection with respect to each second lien Mortgage Loan, and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

                  (cc) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (dd) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (ee) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

                  (ff) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

                  (gg) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

                  (hh) No Mortgage Loan had an LTV or a CLTV at origination in excess of 100%. Each Mortgage Loan with an LTV or CLTV at origination in excess of 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

                  (ii) The Mortgaged Property is, to the best of the Seller's knowledge, lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

                  (jj) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Mortgagor, the Seller, or to the best of Seller's knowledge, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                  (kk) For each Mortgage Loan that is not a MOM Loan, the Assignment of Mortgage is in recordable form except for the name of the assignee which is blank and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The original Mortgage was or is being recorded and, unless the Mortgage Loan is subject to the MERS System, all subsequent assignments of the original Mortgage (other than the assignment to Purchaser) have been recorded in the appropriate jurisdiction wherein such recordation is necessary to perfect the lien thereof against creditors of Seller, or is in the process of being recorded.

                  (ll) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  (mm) Unless otherwise set forth on the related Mortgage Loan Schedule, no Mortgage Loan has a balloon payment feature;

                  (nn) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA or FHLMC;

                  (oo) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

                  (pp) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                  (qq) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

                  (rr) Seller shall, at its own expense, cause each Mortgage Loan to be covered by a Tax Service Contract which is assignable to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

                  (ss) Each Mortgage Loan is covered by a Flood Zone Service Contract which is assignable to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

                  (tt) No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA"), (b) a "high cost" mortgage loan, "covered" mortgage loan or "predatory" mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or
(d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor's LEVELS(R) Glossary Revised, Appendix E);

                  (uu) No predatory or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the FNMA Guides;

                  (vv) Not more than one percent (1%) of the Mortgage Loans purchased on the related Closing Date, measured by the aggregate Stated Principal Balance of such Mortgage Loans as of the related Cut-off Date, include a Mortgage Note for which a lost note affidavit with indemnification has been delivered;

                  (ww) No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (xx) The Mortgage Loans were not selected from the outstanding one to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in this Agreement could be made in a manner so as to affect adversely the interests of the Purchaser;

                  (yy) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the

Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

                  (zz) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming (to the extent that the related Mortgaged Property is located in such state), has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

                  (aaa)    The information set forth in the Prepayment Charge
Schedule is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable under applicable federal and state law;

                  (bbb) The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

                  (ccc) No Mortgage Loan is secured by cooperative housing, commercial property, mobile homes, manufactured housing or mixed use property;

                  (ddd) Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge. For any Mortgage Loan originated prior to October 1, 2002 that is subject to a Prepayment Charge, such Prepayment Charge does not extend beyond five years after the date of origination. For any Mortgage Loan originated on or following October 1, 2002 that is subject to a Prepayment Charge, such Prepayment Charge does not extend beyond three years after the date of origination. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a rate or fee reduction,
(ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, (iv) for Mortgage Loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

                  (eee) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable

Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations;

                  (fff) No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or
(y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor's principal dwelling. No Mortgage Loan is a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act") or the New York Banking Law 6-1. Each Mortgage Loan that is a "Home Loan" under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

                  (ggg) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration;

                  (hhh) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

                  (iii) With respect to each Mortgage Loan, the Seller has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and the Seller for each Loan will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

                  (jjj) All points and fees related to each Mortgage Loan were disclosed in writing to the related Borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no related Borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

                  (kkk) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

                  (lll) The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

                  (mmm) No Mortgage Loan is a "High Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective October 16, 2003 (Act 1340 or 2003);

                  (nnn) No Mortgage Loan is a "High Cost Home Loan" as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

                  (ooo) No Mortgage Loan secured by property located in the State of Nevada is a "home loan" as defined in the Nevada Assembly Bill No. 284;

                  (ppp) No Mortgage Loan is a "manufactured housing loan" or "home improvement home loan" pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a "High-Cost Home Loan" or a refinanced "Covered Home Loan," in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

                  (qqq) Each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

                  (rrr) No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

                  (sss) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

                  (ttt) No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

                  (uuu) No Mortgage Loan originated in the City of Los Angeles is subject to the City of Los Angeles California Ordinance 175008 as a "home loan";

                  (vvv) No Mortgage Loan originated in the City of Oakland is subject to the City of Oakland, California Ordinance 12361 as a "home loan";

                  (www) No Mortgage Loan is a "High-Cost Home Loan" as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

                  (xxx) No Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

                  (yyy) With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by Mortgaged Property in the State of Illinois which has a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan.

                  (zzz) With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

                  (aaaa) With respect to each MERS Mortgage Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

                  (bbbb) No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction, and with respect to any Mortgage Loan originated on or after August 1, 2004, neither the Mortgage nor the Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the origination of the Mortgage Loan;

                  (cccc)   Reserved;

                  (dddd) With respect to each Mortgage Loan, (i) if the related first lien provides for negative amortization, the CLTV was calculated at the maximum principal balance of such first lien that could result upon application of such negative amortization feature, and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

                  (eeee)   Reserved;

                  (ffff)   Reserved;

                  (gggg) With respect to each Mortgage Loan that is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property (a "Ground Lease") and not by a fee interest in such Mortgaged Property:

                           (i) The Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease;

                           (ii) The Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise;

                           (iii) The Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder;

                           (iv) The lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

                           (v) The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least ten years;

                           (vi) The Ground Lease or a memorandum thereof has been recorded and by its terms permits the leasehold estate to be mortgaged. The Ground Lease grants any leasehold mortgagee standard protection necessary to protect the security of a leasehold mortgagee;

                           (vii) The Ground Lease does not contain any default provisions that could give rise to forfeiture or termination of the Ground Lease except for the non-payment of the Ground Lease rents;

                           (viii) The execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease;

                           (ix) The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor;

                           (x) The Mortgagor has not commenced any action or given or received any notice for the purpose of terminating the Ground Lease;

                           (xi) No lessor, as debtor in possession or by a trustee for such lessor has give any notice of, and the Mortgagor has not consented to, any attempt to transfer the related Mortgaged Property free and clear of such Ground Lease under section 363(f) of the Bankruptcy Code; and

                           (xii) No lessor is subject to any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding and no Mortgaged Property is an asset in any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding.

                           (xiii) No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years; and

                           (xiv) No Mortgage Loan is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Mortgage Loan or interest in the Mortgage Loan to Fannie Mae, the terms of the arbitration are null and void. The Seller hereby covenants that the Seller or the servicer of the Mortgage Loan, as applicable, will notify the Mortgagor in writing within 60 days of the sale or transfer of the Mortgage Loan to Fannie Mae that the terms of the arbitration are null and void.

                                    EXHIBIT D

     REPRESENTATION AND WARRANTIES WITH RESPECT TO THE WELLS MORTGAGE LOANS

         Except for "Mortgage Loans", which shall mean the Wells Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit D shall have the meanings ascribed to them in the Wells Servicing Agreement.

         (a)      MORTGAGE LOANS AS DESCRIBED.

                  The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A and the information contained on the electronic Data File attached hereto as Exhibit A-1, delivered to the Purchaser is true and correct;

         (b)      PAYMENTS CURRENT.

                  All payments required to be made up to the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the Closing Date;

         (c)      NO OUTSTANDING CHARGES.

                  There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

         (d)      ORIGINAL TERMS UNMODIFIED.

                  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded or registered with the MERS System, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

         (e)      NO DEFENSES.

                  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (f)      NO SATISFACTION OF MORTGAGE.

                  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

         (g)      VALIDITY OF MORTGAGE DOCUMENTS.

                  The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

                  With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

         (h)      NO FRAUD.

                  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or the Mortgagor, or to the best of the Company's knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

         (i)      COMPLIANCE WITH APPLICABLE LAWS.

                  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (j)      LOCATION AND TYPE OF MORTGAGED PROPERTY.

                  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or a Cooperative, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae requirements regarding such dwellings, and no residence or dwelling is a leasehold, mobile home or a manufactured dwelling. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae eligibility requirements or is located in a condominium or planned unit development project which has received Fannie Mae project approval and the representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

         (k)      VALID FIRST LIEN.

                  The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (1) the lien of current real property taxes and assessments not yet due and payable;

                  (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and
                           (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

                  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.

                  With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

         (l)      FULL DISBURSEMENT OF PROCEEDS.

                  The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (m)      CONSOLIDATION OF FUTURE ADVANCES.

                  Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the Cut-off Date;

         (n)      OWNERSHIP.

                  The Company is the sole owner of record and holder of the Mortgage Loans and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

         (o)      ORIGINATION/DOING BUSINESS.

                  The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

         (p)      LTV, PMI POLICY.

                  No Mortgage Loan has a LTV greater than 95%. If the original LTV of the Mortgage Loan was greater than 80%, the excess over 78% is and will be insured as to payment defaults by a PMI Policy until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC ss.4901, et seq. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

         (q)      TITLE INSURANCE.

                  The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1),
                  (2) and (3) of Paragraph (k) of this Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy includes no exceptions regarding ingress, egress or encroachments that impact the value or the marketability of the Mortgaged Property. The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (r)      NO DEFAULTS.

                  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

         (s)      NO MECHANICS' LIENS.

                  There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

         (t)      LOCATION OF IMPROVEMENTS; NO ENCROACHMENTS.

                  Except as insured against by the title insurance policy referenced in Paragraph (q) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

         (u)      PAYMENT TERMS.

                  The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. As to each Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan. Each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. As to each Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization;

         (v)      CUSTOMARY PROVISIONS.

                  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (w)      OCCUPANCY OF THE MORTGAGED PROPERTY.

                  As of the date of origination, the Mortgaged Property was in good repair and was lawfully occupied under applicable law;

         (x)      NO ADDITIONAL COLLATERAL.

                  The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (k) above;

         (y)      DEEDS OF TRUST.

                  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

         (z)      ACCEPTABLE INVESTMENT.

                  The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

         (aa)     TRANSFER OF MORTGAGE LOANS.

                  If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

         (bb)     MORTGAGED PROPERTY UNDAMAGED.

                  The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

         (cc)     COLLECTION PRACTICES; ESCROW DEPOSITS.

                  The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

         (dd)     NO CONDEMNATION.

                  There is no proceeding pending or to the best of the Company's knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

         (ee)     THE APPRAISAL.

                  The Mortgage Loan Documents include an appraisal, with the exception of any Time$aver(R) Mortgage Loan (which at the original origination were on form 1004 or form 2055 with interior inspections), of the related Mortgaged Property. The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

         (ff)     INSURANCE.

                  The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

         (gg)     SERVICEMEMBERS CIVIL RELIEF ACT.

                  The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

         (hh)     NO BALLOON PAYMENTS, GRADUATED PAYMENTS OR CONTINGENT
                  INTERESTS.

                  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. No Mortgage Loan has a balloon payment feature;

         (ii)     NO CONSTRUCTION LOANS.

                  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

         (jj)     UNDERWRITING.

                  Each Mortgage Loan was underwritten in accordance with the underwriting guidelines of the Company; and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

         (kk)     BUYDOWN MORTGAGE LOANS.

         With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

                  (i) On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.

                           The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan. The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. The Buydown Mortgage Loan satisfies the requirements of Fannie Mae guidelines;

                  (ii) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

                  (iii) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

                  (iv) As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae and Freddie Mac regarding buydown agreements;

         (ll)     COOPERATIVE LOANS.

                  With Respect to Each Cooperative Loan:
                  --------------------------------------

                  (i) The Cooperative Shares are held by a person as a tenant-stockholder in a Cooperative. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same. The Proprietary Lease term expires no less than five years after the Mortgage Loan term or such other term acceptable to Fannie Mae or Freddie Mac;

                  (ii) A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative is located;

                  (iii) (a) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple or under a leasehold that complies with the requirements of the Fannie Mae Guidelines; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

                  (iv) The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

                  (v)      Each Stock Power (i) has all signatures guaranteed or
                           (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan.

         (mm)     HOEPA.

                  No Mortgage Loan is classified as a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, as amended, and no Mortgage Loan is considered a "high cost home," "threshold," "covered" (excluding home loans defined as "covered home loans" pursuant to the New Jersey Home Ownership Security Act of 2002), or "high risk home" loan under any other applicable state, federal or local law;

         (nn)     ANTI-MONEY LAUNDERING LAWS.

                  The Company has complied with all applicable anti-money laundering laws and regulations, (the "Anti-Money Laundering Laws"), and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws;

         (oo)     BANKRUPTCY.

                  No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding as of the date the Mortgage Loan was closed and the proceeds of the Mortgage Loan were distributed;

         (pp)     DUE ON SALE.

                  The Mortgage or Mortgage Note contains an enforceable provision, to the extent not prohibited by federal law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Company to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Company reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser;

         (qq)     CREDIT REPORTING.

                  With respect to each Mortgage Loan, the Company has furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations;

         (rr)     DELIVERY OF MORTGAGE FILES.

                  The Mortgage Loan Documents required to be delivered by the Company have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian or for such documents where the originals of which have been sent for recordation;

         (ss)     SINGLE PREMIUM CREDIT LIFE INSURANCE.

                  No Mortgagor has been offered or required to purchase single premium credit insurance in connection with the origination of the Mortgage Loan;

         (tt)     PAYMENT IN FULL.

                  The Company had no knowledge, at the time of origination of the Mortgage Loan, of any fact that should have led it to expect that such Mortgage Loan would not be paid in full when due; and

         (uu)     MERS MORTGAGE LOANS.

                  With respect to each MERS Mortgage Loan, a MIN has been assigned to the Mortgage Loan, the MIN appears on the Mortgage or related Assignment of Mortgage to MERS, the Mortgage or the related Assignment of Mortgage to MERS has been duly and properly recorded on MERS, and the transfer to the Purchaser has been properly reflected in the MERS System pursuant to the Purchaser's registration instructions.

                                    EXHIBIT E
                                    ---------

                               REQUEST FOR RELEASE

         TO:      U.S. Bank National Association
                  Corporate Trust Services
                  One Federal Street, Third Floor
                  Boston, MA 02110

                  Re: Pooling and Servicing Agreement dated as of March 1, 2005, among Citigroup Mortgage Loan Trust Inc., as Depositor, CitiMortgage, Inc. as master servicer and trust administrator and U.S. Bank National Association as Trustee
                           ---------------------------------------------


                  In connection with the administration of the Mortgage Loans held by you as Trustee for the Owner pursuant to the above-captioned Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
Mortgagor Name, Address & Zip Code:



Reason for Requesting Documents (check one):

______________    1.       Mortgage Paid in Full

______________    2.       Foreclosure

______________    3.       Substitution

______________    4.       Other Liquidation (Repurchases, etc.)

______________    5.       Nonliquidation

Reason:______________________________________________

Address to which Trustee should
Deliver the Custodian's Mortgage File:

                           [____________]
                           [____________]

                                           By:  ________________________________
                                                      (authorized signer)

Issuer:_____________________________

                                      Address:  ________________________________


Date: ______________________________            ________________________________

Trustee

U.S. BANK NATIONAL ASSOCIATION

Please acknowledge the execution of the above request by your signature and date below:

____________________________________
Signature                                                    Date

Documents returned to Trustee:

____________________________________
Trustee                                                      Date

                                   EXHIBIT F-1
                                   -----------

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                     [Date]
                         U.S. Bank National Association
                            Corporate Trust Services
                         One Federal Street, Third Floor
                                Boston, MA 02110
                         ATTENTION: CMLTI, SERIES 2005-1

         Re: Citigroup Mortgage Loan Trust, Series 2005-1, Mortgage Pass-Through Certificates, Class , representing a % Class Percentage Interest
                  ---------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of [___], among Citigroup Mortgage Loan Trust Inc. as Depositor, CitiMortgage, Inc. as trust administrator and master servicer and U.S. Bank National Association as Trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.



                                     F-1-1

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                               Very truly yours,


                                               [Transferor]


                                               By:___________________________
                                               Name:
                                               Title:



                                     F-1-2

                    FORM OF TRANSFEREE REPRESENTATION LETTER

                                     [Date]

                         U.S. Bank National Association
                            Corporate Trust Services
                         One Federal Street, Third Floor
                                Boston, MA 02110
                         ATTENTION: CMLTI, SERIES 2005-1

         Re: Citigroup Mortgage Loan Trust, Series 2005-1, Mortgage Pass-Through Certificates, Class , representing a % Percentage Interest
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of Setpember 1, 2005, among Citigroup Mortgage Loan Trust Inc. as Depositor, CitiMortgage, Inc. as master servicer and trust administrator and U.S. Bank National Association as Trustee, pursuant to which the Certificates were issued.

                                            [TRANSFEREE]


                                            By:_______________________________
                                                Name:
                                                Title:



                                     F-1-3

                              ANNEX 1 TO EXHIBIT F
                              --------------------
            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and U.S. Bank National Association, as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

         2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

---------------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.



                                     F-1-4

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee,
                  (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer,
                  (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___       ___     Will the Transferee be purchasing the Certificates only for
Yes       No      the Transferee's own account?



                                     F-1-5

         6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                         ______________________________________
                                         Print Name of Transferee


                                         By:___________________________________
                                            Name:
                                            Title:



                                     F-1-6

                              ANNEX 2 TO EXHIBIT F
                              --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and U.S. Bank National Association, as Trustee, with respect to the mortgage pass- through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.



                                     F-1-7

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                         Dated:

                                         ______________________________________
                                         Print Name of Transferee or Advisor

                                         By:____________________________________
                                         Name:
                                         Title:


                                         IF AN ADVISER:

                                         ______________________________________
                                         Print Name of Transferee



                                     F-1-8

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    ----------------------------------------

       The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

1.       I am an executive officer of the Purchaser.

2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

                                     Name of Purchaser

                                     ______________________________________

                                     By:___________________________________
                                        Name:
                                        Title:


                                     Date of this certificate:

                                     Date of information provided in paragraph 3




                                     F-1-9

                                   EXHIBIT F-2
                                   -----------



                 FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

STATE OF __________  )

COUNTY OF _________  )

                   __________________________, being duly sworn, deposes,
represents and warrants as follows:

                   1. I am a ______________________ of
____________________________ (the "Owner") a corporation duly organized and existing under the laws of ______________, the record owner of Citigroup Mortgage Loan Trust, Series 2005-1, Mortgage Pass-Through Certificates, Class R Certificates, (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

                   2. The Owner (i) is and will be a "Permitted Transferee" as of ____________, 20__ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                   3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual




                                     F-2-1
interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

                   4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                   5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                   6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

                   7. The Owner's taxpayer identification number is
_________________.

                   8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                   9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

                   10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

                   11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

                   12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                   13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay



                                     F-2-2
any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.



                                     F-2-3

                   IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

                                         [OWNER]

                                         By:__________________________
                                         Name:
                                         Title: [Vice] President

ATTEST:

By:_________________________________
Name:
Title:            [Assistant] Secretary

                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                   Subscribed and sworn before me this ____ day of __________, 20___.

                                         ____________________________
                                                Notary Public

                                         County of __________________
                                         State of ___________________

                                         My Commission expires:




                                     F-2-4

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK          )

COUNTY OF NEW YORK         )

                   __________________________, being duly sworn, deposes,
represents and warrants as follows:

                   1. I am a ____________________ of
____________________________ (the "Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

                   2. The Owner is not transferring the Class R Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

                   3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                   4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

                   5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                   6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.




                                     F-2-5

                   IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

                                         [OWNER]

                                         By:___________________________
                                         Name:
                                         Title: [Vice] President

ATTEST:

By:______________________________
Name:
Title:   [Assistant] Secretary

                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                   Subscribed and sworn before me this ____ day of __________, 20___.

                                         ____________________________
                                                Notary Public

                                         County of __________________
                                         State of ___________________

                                         My Commission expires:




                                     F-2-6

                                    EXHIBIT G
                                    ---------

            FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                     [Date]

                         U.S. Bank National Association
                            Corporate Trust Services
                         One Federal Street, Third Floor
                                Boston, MA 02110
                         Attention: CMLTI, Series 2005-1

Re:      Citigroup Mortgage Loan Trust, Series 2005-1, Mortgage
         Pass-Through Certificates, Class ___
         ------------------------------------

Dear Sirs:

         _______________________ (the "Transferee") intends to acquire from
_____________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of Citigroup Mortgage Loan Trust, Series 2005-1, Mortgage Pass-Through Certificates, Class [B-4] [B-5] [B-6] [R] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of [___], among Citigroup Mortgage Loan Trust Inc. as depositor (the "Depositor"), CitiMortgage, Inc. as master servicer (the"Master Servicer") and trust administrator and U.S. Bank National Association as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that:

         The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101.

                                         Very truly yours,

                                         __________________________________

                                         By:____________________________
                                            Name:
                                            Title:

                                    EXHIBIT H
                                    ---------

                      FORM OF MASTER SERVICER CERTIFICATION

         Re: Citigroup Mortgage Loan Trust, Series 2005-1 Mortgage Pass-Through Certificates, Series 2005-1
                  ----------------------------------------

                  I, [identify the certifying individual], certify that:

                   1. I have reviewed the information required to be provided to the Trustee by the Master Servicer pursuant to the Pooling and Servicing Agreement (the "Servicing Information");

                  2. Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the Servicing Information required to be provided to the Trustee by the Master Servicer has been provided as required under the Pooling and Servicing Agreement;

                  4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed by written notice to the Trustee or in the annual compliance statement or certified public accountant's report required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Master Servicer has, for the period covered by the Form 10-K Annual Report, fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. The Master Servicer has disclosed to its certified public accountants and the Depositor all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated [___] (the "Pooling and Servicing Agreement"), among the Depositor as depositor, CitiMortgage, Inc. as master servicer and trust administrator and U.S. Bank National Association as trustee.

                                         CITIMORTGAGE, INC.



                                         By:____________________________
                                         Name:
                                         Title:
                                         Date:

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                                [FILED BY PAPER]




                                  Schedule 3-1